Filed Pursuant to Rule 424(b)(5)
Registration No: 333-283969

Prospectus Supplement to Prospectus Dated February 26, 2025

The Toronto-Dominion Bank

Senior Medium-Term Notes, Series F

Senior Medium-Term Notes, Series G

Senior Medium-Term Notes, Series H

General Terms

The Toronto-Dominion Bank (the “Issuer”) may from time to time offer and sell Senior Medium-Term Notes, Series F, which may be bail-inable notes (as defined herein), Senior Medium-Term Notes, Series G, which may be bail-inable notes and Senior Medium-Term Notes, Series H, which are structured notes (as defined herein) and will not be bail-inable notes, with various terms (the “notes”), including the following:

•   fixed interest rate, including zero-coupon, or floating interest rate, or a combination of both; a floating interest rate may be based on:

•   commercial paper rate

•   U.S. prime rate

•   EURIBOR

•   SOFR

•   Treasury rate

•   CMT rate

•   CD rate

•   CMS rate

•   federal funds rate

•   CPI rate

•   any other rate specified in the applicable pricing supplement

•   ranked as senior indebtedness of The Toronto-Dominion Bank

•   book-entry form only through The Depository Trust Company

•   redemption at the option of The Toronto-Dominion Bank or the option of the holder

•   interest on notes paid monthly, quarterly, semi-annually or annually

•   minimum denominations of US$1,000 and integral multiples of US$1,000 in excess thereof unless otherwise set forth in the applicable pricing supplement

•   denominated in U.S. dollars unless otherwise set forth in the applicable pricing supplement

•   settlement in immediately available funds

•   may be issued with original issue discount

•   terms that differ from those discussed herein, as specified in the applicable pricing supplement

The accompanying prospectus dated February 26, 2025 and this prospectus supplement describe terms of different kinds of notes and the terms that may apply generally to the notes, including any notes you purchase. A separate pricing supplement will describe specific terms of the notes being offered, including any changes to the terms specified herein (the “applicable pricing supplement”). If the terms described in the applicable pricing supplement are inconsistent with those described in this prospectus supplement and/or in the accompanying prospectus, the following hierarchy will govern: first, the applicable pricing supplement; second, this prospectus supplement; and last, the accompanying prospectus.

See “Risk Factors” beginning on page S-4 to read about factors you should consider before investing in any notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The notes will not constitute deposits insured under the Canada Deposit Insurance Corporation Act (the “CDIC Act”) or by the United States Federal Deposit Insurance Corporation or any other Canadian or United States governmental agency or instrumentality.

Notes that are bail-inable notes (as defined herein) are subject to conversion in whole or in part—by means of a transaction or series of transactions and in one or more steps—into common shares of the issuer or any of its affiliates under subsection 39.2(2.3) of the CDIC Act and to variation or extinguishment in consequence, and subject to the application of the laws of the Province of Ontario and the federal laws of Canada applicable therein in respect of the operation of the CDIC Act with respect to the bail-inable notes. Whether or not your notes will be bail-inable notes will be specified in the applicable pricing supplement.

The Toronto-Dominion Bank may sell the notes directly or through one or more agents or dealers, including the agents referred to in “Supplemental Plan of Distribution (Conflicts of Interest).” The agents are not required to sell any particular amount of the notes.

The notes will not be listed on any securities exchange unless otherwise specified in the applicable pricing supplement.

The Toronto-Dominion Bank may use this prospectus supplement in the initial sale of any notes. In addition, this prospectus supplement may be used by certain of our affiliates in connection with offers and sales of the notes in market-making transactions. In market-making transactions, our affiliates may resell notes they acquire from other holders, after the original offering and sale of the note. Resales of this kind may occur in the open market or may be privately negotiated, at prevailing market prices at the time of the resale or at related or negotiated prices. In these transactions, our affiliates may act as principal or as agent, including as agent for the counterparty in a transaction in which our affiliates act as principal. Our affiliates may receive compensation in the form of discounts and commissions including from both counterparties in some cases.

Arranger
TD Securities

The date of this prospectus supplement is February 26, 2025.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus provide you with a general description of the notes we may offer hereunder. Each time we issue and sell notes we will provide a pricing supplement containing specific information about the terms of the notes being offered. Each pricing supplement may include a discussion of any risk factors or other special considerations that apply to those notes. The pricing supplement may also add, update or change the information in this prospectus supplement. If the terms described in the applicable pricing supplement are inconsistent with those described in this prospectus supplement and/or in the accompanying prospectus, the following hierarchy will govern: first, the applicable pricing supplement; second, this prospectus supplement; and last, the accompanying prospectus.

In this prospectus supplement, unless the context otherwise indicates, the “Bank,” “TD,” “we,” “us” or “our” means The Toronto-Dominion Bank and its subsidiaries.

SUMMARY

The information in this “Summary” section is qualified by the more detailed information set forth in this prospectus supplement and the accompanying prospectus, as well as the applicable pricing supplement. If the terms described in the applicable pricing supplement are inconsistent with those described in this prospectus supplement and/or in the accompanying prospectus, the following hierarchy will govern: first, the applicable pricing supplement; second, this prospectus supplement; and last, the accompanying prospectus.

Issuer:	The Toronto-Dominion Bank (“TD”).

Interest Payment Dates:	The date or dates specified in the applicable pricing supplement. The applicable pricing supplement may specify that the interest dates are monthly, quarterly, semi-annually, annually or at other specified intervals, or that interest will be paid only at maturity.

Interest Payable:

Unless we specify otherwise in the applicable pricing supplement, the notes will bear interest at:

•   a fixed rate, which may be zero-coupon;

•   a floating rate; or

•   a combination of both fixed and floating rates.

Payment at Maturity:	Unless otherwise specified in the applicable pricing supplement, you will receive the principal amount of your notes plus any accrued and unpaid interest on the maturity date.

Redemption:	If the applicable pricing supplement specifies that the notes are “redeemable,” we may redeem the notes at a price specified in the applicable pricing supplement plus accrued and unpaid interest to the redemption date, or as otherwise specified in the applicable pricing supplement, on any payment date on or after the date or dates specified in the applicable pricing supplement. In the event that a redemption (for any reason) of the notes would lead to a breach of TD’s Total Loss Absorbing Capacity (“TLAC”) requirements, such redemption would be subject to the prior approval of the Superintendent of Financial Institutions (Canada) (the “Superintendent”). See “Canadian Bank Resolution Powers—TLAC Guideline” in the accompanying prospectus.

Put Option:	You will only have the right to require us to repurchase your notes prior to maturity if so specified in the applicable pricing supplement. Any notes that contain a right of holders to require us to repurchase those notes prior to maturity will not be TLAC eligible.

Clearance and Settlement:	Unless we specify otherwise in the applicable pricing supplement, through The Depository Trust Company (“DTC”) (including through its indirect participants Euroclear and Clearstream as described under “Ownership, Book-Entry Procedures and Settlement” in the accompanying prospectus).

Listing:	The notes will not be listed on any securities exchange unless otherwise specified in the applicable pricing supplement.

Calculation Agent:	Unless we specify otherwise in the applicable pricing supplement, The Bank of New York Mellon will act as the calculation agent for the Senior Medium-Term Notes, Series F, and TD will act as the calculation agent for the Senior Medium-Term Notes, Series G and Senior Medium-Term Notes, Series H. We may appoint a different calculation agent, which can be TD or an affiliate of TD, after the issue date without your consent or notice to you.

Bail-inable Notes:	Holders and beneficial owners of notes (other than “structured notes” (as defined herein)) having an initial or amended term to maturity (including explicit or embedded options) greater than 400 days that are issued on or after September 23, 2018 (the “bail-inable notes”) are bound, in respect of those bail-inable notes, by the CDIC Act, including the conversion of such bail-inable notes into common shares of TD or any of its affiliates under subsection 39.2(2.3) of the CDIC Act and the variation or extinguishment of the bail-inable notes in consequence, and subject to the application of the laws of the Province of Ontario and the federal laws of Canada applicable therein in respect of the operation of the CDIC Act with respect to those bail-inable notes. See “Risk Factors—Risks Relating to the Notes in General” in this prospectus supplement and “Description of the Debt Securities—Special Provisions Related to Bail-inable Debt Securities” and “Canadian Bank Resolution Powers” in the accompanying prospectus.

Whether or not your notes will be bail-inable notes will be specified in the applicable pricing supplement.

Structured Notes:	A structured note, with certain exceptions, is a debt obligation that (a) specifies that the obligation’s stated term to maturity or a payment to be made by TD, is determined in whole or in part by reference to an index or reference point (such as the value of an asset or market price of a security) or (b) contains any other type of embedded derivative or similar feature, as defined in the Bank Recapitalization (Bail-in) Conversion Regulations (SOR/2018-57).

Conflicts of Interest:	TD Securities (USA) LLC is a member of Financial Industry Regulatory Authority, Inc. (“FINRA”) and an affiliate of TD and, as such, has a “conflict of interest” within the meaning of FINRA Rule 5121 in any offer or sale of the notes by TD Securities (USA) LLC. In addition, TD will receive the net proceeds from any initial public offering of the notes, thus creating an additional conflict of interest within the meaning of FINRA Rule 5121. Consequently, any such offering will be conducted in compliance with the provisions of FINRA Rule 5121. Neither TD Securities (USA) LLC nor any other FINRA member participating in an offering of the notes that has a conflict of interest will confirm initial sales to any discretionary accounts over which it has authority without the prior specific written approval of the customer.

RISK FACTORS

An investment in the notes is subject to the risks described below, as well as the risks described in the applicable pricing supplement and under “Risk Factors” in the accompanying prospectus. You should carefully consider whether the notes are suited to your particular circumstances. This prospectus supplement should be read together with the accompanying prospectus and the applicable pricing supplement. The information in the accompanying prospectus is supplemented by, and to the extent inconsistent therewith replaced and superseded by, the information in this prospectus supplement and the applicable pricing supplement. This section describes the most significant risks relating to the terms of the notes. We urge you to read the following information about these risks, together with the other information in this prospectus supplement and the accompanying prospectus and the applicable pricing supplement, before investing in the notes.

Risks Relating to the Notes in General

An Investment in the Notes Is Subject to Our Credit Risk, and Changes in Our Credit Ratings Are Expected to Affect the Market Value of the Notes.

An investment in any of the notes issued under our senior medium-term note program, which are TD’s senior unsecured debt securities, is subject to our credit risk. As a result, your receipt of each interest payment, if any, and the amount due on the maturity date is dependent upon TD’s ability to repay its obligations as of each payment date. Accordingly, if TD becomes unable to meet its financial obligations as they become due, you may not receive any amounts due under the terms of the notes. The existence of a trading market for, and the market value of, any of the notes may be impacted by market perception of our creditworthiness. If market perception of our creditworthiness were to decline for any reason, the market value of your notes, and availability of the trading markets generally, may be adversely affected. No assurance can be given as to what our financial condition will be at any time during the term of the notes, or at maturity.

The Interest Rate of Certain Types of Notes Is Not Certain for One or More Interest Periods, and May Be Equal to or Less Than 0.0%.

Except for any interest periods (as defined herein) in which your notes will bear interest at a fixed rate, the interest rate for one or more interest periods during the term of the notes will not be known on the pricing date of your notes.

Depending on the terms set forth in the applicable pricing supplement, it is possible that the applicable interest rate for one or more interest periods may be equal to or less than 0%, or if the rate is above 0%, it may be substantially less than the rate of interest that we would pay on fixed-rate debt securities with a comparable term. You should carefully read the terms of the notes that will be set forth in the applicable pricing supplement and the information in this prospectus supplement in order to determine the extent to which the interest rate on your notes during any period may be so limited.

Even if your yield on the notes is positive, and even if your notes have a specified fixed rate of interest for one or more interest periods, the return on your investment may not compensate you for the opportunity cost when you take into account factors, such as inflation, that affect the time value of money.

There May Not Be an Active Trading Market for the Notes—Sales in the Secondary Market May Result in Significant Losses.

There may be little or no secondary market for the notes. The notes will not be listed on any securities exchange. TD Securities (USA) LLC and other affiliates of TD may make a market for the notes; however, they are not required to do so. TD Securities (USA) LLC or any other affiliate of TD may stop any market-making activities at any time. Even if a secondary market for the notes develops, it may not provide significant liquidity or trade at prices advantageous to you. For some notes, we expect that transaction costs in any secondary market would be high. As a result, the difference between bid and ask prices for your notes in any secondary market could be substantial.

If you sell your notes before maturity, you may have to do so at a substantial discount from the issue price, and as a result, you may suffer substantial losses.

For Certain Types of Notes, the Interest Rate Payable During the Initial Interest Period May Not Be Indicative of the Interest Rate Payable During Subsequent Interest Periods.

The interest rate of certain notes that we may offer may be based on a different rate during the initial interest period than in subsequent interest periods. In particular, during the interest period(s) where a fixed rate of interest (or other financial measure) applies, this fixed rate of interest (or other financial measure) may be higher than the floating rate of interest (or other financial measure) that will be applicable during subsequent interest period(s). As noted above, the interest rate during the interest period where a floating rate of interest is applicable is uncertain and could be equal to or less than 0.0%.

The Interest Rate on the Notes Will Be Limited if the Notes have a Maximum Interest Rate.

If the applicable pricing supplement specifies that your notes have a maximum interest rate, the interest rate payable on your notes during any period will be limited to the maximum rate specified in the applicable pricing supplement. Therefore, the return you receive during any interest period may be less than what you would have received had you invested in a security that was not subject to a maximum interest rate.

The Notes are Structurally Subordinated to the Liabilities of Our Subsidiaries.

In the case of the insolvency of TD, the Bank Act (Canada) provides that priorities among payments of deposit liabilities of TD, payments in respect of debt securities and payments of all other liabilities are to be determined in accordance with the laws governing priorities and, where applicable, by the terms of the indebtedness and liabilities. Because we have subsidiaries, our right to participate in any distribution of the assets of our banking or non-banking subsidiaries, upon a subsidiary’s dissolution, winding-up, liquidation or reorganization or otherwise, and thus your ability to benefit indirectly from such distribution, is subject to the prior claims of creditors of that subsidiary, except to the extent that we may be a creditor of that subsidiary and our claims are recognized. In addition, there are regulatory and other legal limitations on the extent to which some of our subsidiaries may extend credit, pay dividends or otherwise supply funds to, or engage in transactions with, us or some of our other subsidiaries. Accordingly, the notes will be structurally subordinated to all existing and future liabilities of our subsidiaries, and holders of notes should look only to our assets for payments on the notes.

Trading Activities by TD or its Affiliates May Adversely Affect the Market Value of the Notes.

We or one or more affiliates may hedge our obligations under the notes by purchasing securities, futures, options or other derivative instruments with returns linked or related to changes in the level of the interest rate basis, and we may adjust these hedges by, among other things, purchasing or selling securities, futures, options or other derivative instruments at any time. It is possible that we or one or more of our affiliates could receive substantial returns from these hedging activities while the market value of the notes declines. We or one or more of our affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the performance of the applicable interest rate basis.

These trading activities may present a conflict between the holders’ interest in the notes and the interests we and our affiliates will have in our or their proprietary accounts, in facilitating transactions, including options and other derivatives transactions, for our or their customers’ accounts and in accounts under our or their management. These trading activities could be adverse to the interests of the holders of the notes.

Historical Levels of an Interest Rate Basis Should Not Be Taken as an Indication of the Future Levels of Such Rate.

The historical performance of an interest rate basis, which may be included in the applicable pricing supplement, should not be taken as an indication of the future performance of the interest rate basis during the term of the notes. Changes in the level of the interest rate basis will affect the trading price of the notes, but it is impossible to predict whether the level of the interest rate basis will rise or fall.

There Are Potential Conflicts of Interest Between You and the Calculation Agent.

The calculation agent will, among other things, decide the amount of your payment for any interest payment date on the notes. Unless we specify otherwise in the applicable pricing supplement, The Bank of New York Mellon will act as the calculation agent for the Senior Medium-Term Notes, Series F, and TD will act as the calculation agent for the Senior Medium-Term Notes, Series G and Senior Medium-Term Notes, Series H. We may appoint a different calculation agent, which can be TD or an affiliate of TD, after the issue date without your consent or notice to you. For additional information as to the calculation agent’s role, see “Description of the Notes We May Offer—Interest—Interest Rates—Floating Rate Notes—Calculation of Interest.” The calculation agent will exercise its judgment when performing its functions and may take into consideration TD’s ability to unwind any related hedges. Since this discretion by the calculation agent may affect payments on the notes, the calculation agent may have a conflict of interest if it needs to make any such decision. Additionally, for floating rate notes linked to certain floating rates, TD or its designee may have the discretion to replace the applicable floating rate following the occurrence of certain events and make other changes to the terms of the affected notes, such as the spread, if any, as discussed elsewhere herein.

Significant Aspects of the U.S. Tax Treatment of the Notes May Be Uncertain.

The U.S. tax treatment of the notes may be uncertain. For instance, although we intend to treat the bail-inable notes as debt for U.S. federal income tax purposes, there is no authority that directly addresses the U.S. federal income tax treatment of instruments such as the bail-inable notes that provide for a bail-in conversion under certain circumstances. You should consult your own tax advisor regarding the appropriate characterization of the bail-inable notes for U.S. federal income tax purposes, and the U.S. federal income and other tax consequences of any bail-in conversion.

In addition, because the tax disclosure in the accompanying prospectus has been prepared without regard to any particular offering of notes, the tax disclosure does not take into account the terms of any particular note. The U.S. federal income tax consequences of a note with terms that are not consistent with the assumptions made in the section entitled “Tax Consequences—United States Taxation” in the accompanying prospectus may be significantly different from the anticipated tax treatment discussed therein. You should therefore not rely on the disclosure in the accompanying prospectus under “Tax Consequences—United States Taxation” with regard to an investment in any particular note because it does not take into account the terms of any particular note or the tax consequences of investing in or holding any particular note. There may also be other features or terms of any specific offering of notes that will cause the tax section in the accompanying prospectus to be inapplicable to any specific offering of notes. The applicable pricing supplement will generally discuss U.S. federal income tax consequences applicable to specific offerings of notes that differ from the consequences discussed in the accompanying prospectus under “Tax Consequences—United States Taxation.”

Please read carefully any tax consequences specified in the applicable pricing supplement and the section entitled “Tax Consequences—United States Taxation” in the accompanying prospectus. You should consult your tax advisor about your own tax situation.

U.S. Taxpayers Generally Will Be Required to Pay Taxes on Notes That Are Issued with Original Issue Discount.

If the notes are treated as issued with original issue discount for U.S. federal income tax purposes and the beneficial owner is a U.S. individual or taxable entity, that beneficial owner generally will be required to accrue interest on the notes and pay tax accordingly, even though such beneficial owners may not receive any payments from us attributable to such income until maturity.

Please read carefully any tax consequences specified in the applicable pricing supplement and the section entitled “Tax Consequences—United States Taxation” in the accompanying prospectus. You should consult your tax advisor about your own tax situation.

Non-U.S. Investors May Be Subject to Certain Additional Risks.

Unless otherwise specified in the applicable pricing supplement, the notes will be denominated in U.S. dollars. If you are a non-U.S. investor who purchases the notes with a currency other than U.S. dollars, changes in rates of exchange may have an adverse effect on the value, price or returns of your investment.

A downgrade, suspension or withdrawal of the rating assigned by any rating agency to the Notes could cause the liquidity or market value of the Notes to decline, and adverse changes in the Bank’s credit ratings could have a material adverse effect on the Bank’s liquidity, cash flows, and financial results and condition.

Our senior medium-term note offerings are rated by nationally recognized statistical ratings organizations and may in the future be rated by additional rating agencies. However, we are under no obligation to ensure the Notes are rated by any rating agency and any rating initially assigned to the Notes may be lowered or withdrawn entirely by a rating agency if, in that rating agency’s judgment, circumstances relating to the basis of the rating, such as adverse changes to the Bank’s business, so warrant. If we determine to no longer maintain one or more ratings, or if any rating agency lowers or withdraws its rating, such event could reduce the liquidity or market value of the Notes.

In addition to ratings assigned by any hired rating agencies, rating agencies not hired by us to rate the Notes may assign unsolicited ratings. If any non-hired rating agency assigns an unsolicited rating to the Notes, there can be no assurance that such rating will not differ from, or be lower than, the ratings provided by a hired rating agency. The decision to decline a rating assigned by a hired rating agency, the delayed publication of such rating or the assignment of a non-solicited rating by a rating agency not hired by us could adversely affect the market value and liquidity of the Notes.

The credit ratings and outlooks provided by rating agencies reflect their views and are subject to change from time to time, based on a number of factors, including our financial strength, capital adequacy, competitive position, asset quality, business mix, corporate governance and risk management, the level and quality of our earnings and liquidity, as well as factors not entirely within our control, including the methodologies used by rating agencies and conditions affecting the overall financial services industry. Our borrowing costs and ability to obtain funding are influenced by our credit ratings. Reductions in one or more of our credit ratings could adversely affect our ability to borrow funds and raise the costs of our borrowings substantially and could cause creditors and business counterparties to raise collateral requirements or take other actions that could adversely affect our ability to raise funding. In addition to credit ratings, our borrowing costs are affected by various other external factors, including market volatility and concerns or perceptions about the financial services industry generally. There can be no assurance that we will maintain our credit ratings and outlooks and that credit ratings downgrades in the future would not have a material adverse effect on our ability to borrow funds and borrowing costs. Some of our credit ratings were downgraded following the global resolution of the investigations into our U.S. Bank Secrecy Act/Anti-Money Laundering Program, and our credit ratings and outlooks could be further downgraded if the rating agencies consider that the impact of such global resolution is more negative or sustained than they expected, including if we fail to meet the requirements imposed by its regulators or if the non-monetary penalties weaken our U.S. franchise. Downgrades in our credit ratings also may trigger additional collateral or funding obligations which, depending on the severity of the downgrade, could have a material adverse effect on our liquidity, including as a result of credit-related contingent features in certain of our derivative contracts.

Risks Relating to Floating Rate Notes

You Must Rely on Your Own Evaluation of the Merits of an Investment Linked to the Applicable Interest Rate Basis.

In the ordinary course of their business, we or our affiliates may have expressed views on expected movements in any interest rate basis, and may do so in the future. These views or reports may be communicated to our clients and clients of our affiliates. However, these views are subject to change from time to time. Moreover, other professionals who transact business in markets relating to any interest rate basis may at any time have significantly different views from those of us and our affiliates. For these reasons, you are encouraged to derive information concerning any applicable interest rate basis from multiple sources, and you should not rely on views expressed by us or our affiliates.

The Method Used by the Publisher of an Interest Rate Basis May Change in the Future.

The publisher of one or more of the interest rates basis for your notes may change the manner in which an interest rate basis is calculated. Any such changes could occur after the issue date of your notes, and may decrease the amounts of the payments that you receive on the notes. For example, in 2021 the United Kingdom Financial Conduct Authority (the “FCA”) announced that all London Inter-Bank Offered Rate (“LIBOR”) settings would either cease to be provided by any administrator or no longer be representative immediately after (i) December 31, 2021, in the case of the 1-week and 2-month US dollar settings and (ii) June 30, 2023, in the case of the remaining US dollar settings. Unless otherwise set forth in the applicable pricing supplement, we will not have any obligation to compensate you for any reductions of this kind.

The CPI May Change Unpredictably Due to Changes in Consumer Prices or to the Method by which the Bureau of Labor Statistics (“BLS”) Calculates the CPI.

Market prices of the consumer items underlying the CPI may fluctuate based on numerous factors, including: changes in supply and demand relationships; weather; agriculture; trade; fiscal, monetary, and exchange control programs; domestic and foreign political and economic events and policies; disease; technological developments; and changes in interest rates. Additionally, the method by which BLS calculates the CPI is subject to change. BLS monitors changing buying habits on an annual basis and, based on census data every ten years, monitors to ensure its geographic sample accurately reflects the current population distribution and other demographic factors. In addition, as a matter of policy, BLS continually researches improved statistical methods. Thus, even between major revisions, changes to the calculation of the CPI are made. Therefore, if the interest rate on your notes is linked to the CPI, any such changes in consumer prices or the calculation of the CPI could result in lower interest payments during the applicable interest period(s), and in turn reduce the market value of the notes.

Floating Rates of Interest are Uncertain and May Be Equal to or Less Than 0.0%.

If your notes are floating rate notes, no interest will accrue on the notes with respect to any interest period for which the applicable floating rate specified in the applicable pricing supplement is zero on the related interest reset date. Floating interest rates, by their very nature, fluctuate, and may be equal to or less than 0.0%. Also, in certain economic environments, floating rates of interest may be less than fixed rates of interest for instruments with a similar credit quality and term. As a result, the return you receive on your notes may be less than that of a fixed rate security issued for a similar term.

An Index to Which a Note Is Linked Could Be Changed or Become Unavailable

Some indices sponsored by us or our affiliates or third parties may consist of or refer to several or many different securities, commodities or currencies or other instruments or measures. The sponsor of such an index typically reserves the right to alter the composition of the index and the manner in which the value or level of the index is calculated. An alteration may result in a decrease in the value of or return on an indexed note that is linked to the index. The indices for our indexed notes may include published indices of this kind or customized indices developed by us or our affiliates in connection with particular issues of indexed notes.

A published index may become unavailable, or a customized index may become impossible to calculate in the normal manner, due to events such as war, natural disasters, cessation of publication of the index, a suspension or disruption of trading in one or more securities, commodities or currencies or other instruments or measures on which the index is based or any other market disruption event described in the relevant pricing supplement or product supplement. If an index becomes unavailable or impossible to calculate in the normal manner, the terms of a particular indexed note may allow us to delay determining the amount payable as principal or premium or interest on an indexed note, or we may use an alternative method to determine the value of the unavailable index. Alternative methods of valuation are generally intended to produce a value similar to the value resulting from reference to the relevant index. However, it is unlikely that any alternative method of valuation we use will produce a value identical to the value that the actual index would have produced. If we use an alternative method of valuation for a note linked to an index of this kind, the value of the note, or the rate of return on it, may be lower than it otherwise would be.

Some indexed notes are linked to indices that are not commonly used or that have been developed only recently. The lack of a trading history may make it difficult to anticipate the volatility or other risks associated with an indexed note of this kind. In addition, trading in these indices or their underlying stocks, commodities or currencies or other instruments or measures, or options or futures contracts on these stocks, commodities or currencies or other instruments or measures, may be limited, which could increase their volatility and decrease the value of the related indexed notes or the rates of return on them.

Changes or Uncertainty in Respect of EURIBOR May Affect the Value of the Return of the Notes, Including Where EURIBOR May Not Be Available

The European Money Markets Institute (formerly Euribor-EBF) has continued in its role as administrator of the Euro Interbank Offered Rate (“EURIBOR”), but has also undertaken a number of reforms in relation to its governance and technical framework since January 2013 pursuant to recommendations by the European Securities and Markets Authority and the European Banking Authority.

It is not possible to predict any changes in the methods pursuant to which the EURIBOR rates are determined, or any other reforms to EURIBOR or any other relevant benchmarks that will be enacted in the European Union (the “EU”) and elsewhere, each of which may adversely affect the trading market for securities based on EURIBOR or any other relevant benchmark, including any notes that bear interest at rates based on EURIBOR, and may cause such benchmarks to perform differently than in the past, or cease to exist. In addition, any legal or regulatory changes made by the European Money Markets Institute, the European Commission or any other successor governance or oversight body, or future changes adopted by such body, in the method pursuant to which the EURIBOR or any other relevant benchmarks are determined, may result in, among other things, a sudden or prolonged increase or decrease in the reported benchmark, a delay in the publication of any such benchmark rates, trigger changes in the rules or methodologies in certain benchmarks discouraging market participants from continuing to administer or to participate in certain benchmarks and, in certain situations, could result in a benchmark rate no longer being determined and published. Accordingly, in respect of a note referencing EURIBOR or any other relevant benchmark, such proposals for reform and changes in applicable regulation could have a material adverse effect on the trading market for, the value of and return on such a note (including potential rates of interest thereon).

Based on the foregoing, investors in the notes should be aware that:

(a)

any of the reforms or pressures described above or any other changes to the relevant benchmark could affect the level of the published rate, including to cause it to be lower and/or more volatile than it would otherwise be; and

(b)

if EURIBOR is discontinued or becomes non-representative prior to the maturity of certain EURIBOR notes, then the rate of interest on such notes will be determined by the fallback provisions provided for under “Description of the Notes We May Offer — Interest Rates — EURIBOR Notes” herein. Such provisions may not operate as intended depending on market circumstances and the availability of rates information at the relevant time. This may result, to the extent that other fallback provisions provided for in this prospectus supplement are not applicable, in the effective application of a fixed rate based on the EURIBOR rate that applied in the last period for which the EURIBOR rate was available.

The Composition and Characteristics of SOFR Are Not the Same as Those of U.S. Dollar LIBOR, and SOFR is Not Expected to Be a Comparable Replacement for U.S. Dollar LIBOR.

The Federal Reserve Bank of New York (the “FRBNY”) began to publish the Secured Overnight Financing Rate (“SOFR”) in April 2018 and began publishing the SOFR Index on March 2, 2020. Similarly, the CMS rate, or U.S. Dollar SOFR ICE swap rate, was first published by the ICE Benchmark Administration (“IBA”) in November 2021. However, the composition and characteristics of SOFR are not the same as those of U.S. dollar LIBOR. For example, SOFR is a secured overnight rate, while U.S. dollar LIBOR is an unsecured rate that represents interbank funding over different maturities. In addition, because SOFR is a transaction-based rate, it is backward-looking, whereas U.S. dollar LIBOR is forward-looking. Because of these and other differences, there can be no assurance that SOFR will perform in the same way as U.S. dollar LIBOR would have done at any time, and there is no guarantee that it is a comparable substitute for U.S. dollar LIBOR.

SOFR Has a Limited History, and the Future Performance of SOFR Cannot Be Predicted Based on Historical Performance.

The publication of SOFR began in April 2018, and, therefore, it has a limited history. The future performance of SOFR cannot be predicted based on the limited historical performance. Levels of SOFR following the occurrence of a Benchmark Transition Event and related Benchmark Replacement Date (each, as defined herein) may bear little or no relation to the historical data. Prior observed patterns, if any, in the behavior of market variables and their relation to SOFR, such as correlations, may change in the future. The future performance of SOFR is impossible to predict and therefore no future performance of SOFR may be inferred from any of the historical data. Historical performance data are not indicative of, and have no bearing on, the potential performance of SOFR. There can be no assurance that SOFR or Compounded SOFR (as defined herein) will be positive.

SOFR May Be More Volatile Than Other Benchmark or Market Rates.

Since the initial publication of SOFR, daily changes in the rate have, on occasion, been more volatile than daily changes in other benchmark or market rates, such as three-month U.S. dollar LIBOR, during corresponding periods, and SOFR may bear little or no relation to the historical actual or historical indicative data. The volatility of SOFR has reflected the underlying volatility of the overnight U.S. Treasury repo market. The FRBNY has at times conducted operations in the overnight U.S. Treasury repo market in order to help maintain the federal funds rate within a target range. There can be no assurance that the FRBNY will continue to conduct such operations in the future, and the duration and extent of any such operations is inherently uncertain. The effect of any such operations, or of the cessation of such operations to the extent they are commenced, is uncertain and could be materially adverse to investors in a note linked to the Compounded SOFR index rate or SOFR index. Although changes in Compounded SOFR (as defined herein) generally are not expected to be as volatile as changes in daily levels of SOFR, the return on and value of the notes may fluctuate more than floating rate securities that are linked to less volatile rates.

Any Failure of SOFR to Gain Market Acceptance Could Adversely Affect the Notes.

According to the ARRC, SOFR was developed for use in certain U.S. dollar derivatives and other financial contracts as an alternative to U.S. dollar LIBOR in part because it is considered a good representation of general funding conditions in the overnight Treasury repurchase agreement market. However, as a rate based on transactions secured by Treasury securities, it does not measure bank-specific credit risk and, as a result, is less likely to correlate with the unsecured short-term funding costs of banks. This may mean that market participants would not consider SOFR a suitable replacement or successor for all of the purposes for which U.S. dollar LIBOR historically has been used (including, without limitation, as a representation of the unsecured short-term funding costs of banks), which may, in turn, lessen market acceptance of SOFR. Any failure of SOFR to gain market acceptance could adversely affect the return on and value of the notes and the price at which investors can sell the notes in the secondary market.

In addition, if SOFR does not prove to be widely used as a benchmark in securities that are similar or comparable to your SOFR-linked notes, the trading price of the notes may be lower than those of securities that are linked to rates that are more widely used. Similarly, market terms for floating-rate debt securities linked to SOFR, such as the spread over the base rate reflected in interest rate provisions or the manner of compounding the base rate, may evolve over time, and trading prices of the notes may be lower than those of later-issued SOFR-based debt securities as a result. Investors in a note linked to SOFR may not be able to sell such notes at all or may not be able to sell such notes at prices that will provide them with a yield comparable to similar investments that have a developed secondary market and may consequently suffer from increased pricing volatility and market risk.

For notes with an interest rate based on Compounded SOFR (as defined herein), which is calculated using the specific formula described under “Description of the Notes We May Offer—Interest Rates—SOFR Notes”, the interest rate will not be based on the SOFR rate published on or in respect of a particular date during such interest period or an arithmetic average of SOFR rates during such period. For this and other reasons, the interest rate on such notes during any interest period will not be the same as the interest rate on other SOFR-linked investments that use an alternative basis to determine the applicable interest rate. Further, if the SOFR rate in respect of a particular date during an interest period is negative, its contribution to Compounded SOFR (as defined herein) will be less than one, resulting in a reduction to Compounded SOFR (as defined herein) used to calculate the interest payable on the notes on the Interest Payment Date (as defined herein) for such interest period.

In addition, limited market precedent exists for securities that use SOFR as the interest rate and the method for calculating an interest rate based upon SOFR in those precedents varies. Accordingly, the specific formula for the Compounded SOFR (as defined herein) rate used in the notes may not be widely adopted by other market participants, if at all and Compounded SOFR in applicable notes may differ from the compounded SOFR used in other seemingly comparable notes. If the bond market adopts a different calculation method, that could adversely affect the market value of the notes. Furthermore, the manner of adoption or application of reference rates based on the SOFR in the bond market may differ materially compared with the application and adoption of the SOFR in other markets, such as the derivatives and loan markets. Investors should carefully consider how any potential inconsistencies between the adoption of reference rates based on the SOFR across these markets may impact any hedging or other financial arrangements which they may put in place in connection with any acquisition, holding or disposal of the SOFR-linked notes.

Market terms for securities that are linked to SOFR, including, but not limited to, the spread over the reference rate reflected in the interest rate provisions, may evolve over time, and as a result, trading prices of the notes may be lower than those of later-issued securities that are based on SOFR. Investors in the notes may not be able to sell the notes at all or may not be able to sell the notes at prices that will provide them with a yield comparable to similar investments that have a developed secondary market, and may consequently suffer from increased pricing volatility and market risk.

Compounded SOFR with Respect to a Particular Interest Period Will Only Be Capable of Being Determined Near the End of the Relevant Interest Period.

The level of Compounded SOFR (as defined herein) applicable to a particular interest period and, therefore, the amount of interest payable with respect to such interest period will be determined on the Interest Payment Determination Date (as defined in the applicable pricing supplement) for such interest period. Because each such date is near the end of such interest period, you will not know the amount of interest payable with respect to a particular interest period until shortly prior to the related Interest Payment Date and it may be difficult for you to reliably estimate the amount of interest that will be payable on each such Interest Payment Date. In addition, some investors may be unwilling or unable to trade the notes without changes to their information technology systems, both of which could adversely impact the liquidity and trading price of the notes.

Compounded SOFR for an Interest Period During a Floating Period May Not Reflect Any Subsequently Published Corrections to SOFR.

The FRBNY publishes SOFR each U.S. Government Securities Business Day at approximately 8:00 a.m. (New York time) for trades made on the immediately preceding U.S. Government Securities Business Day. After publication, if (i) the FRBNY discovers errors in the transaction data or calculation process or additional transaction data becomes available and (ii) such errors or additional data would change the published SOFR by at least one basis point (0.01%), subject to change based on periodic review by the FFRBNY, then the FRBNY will republish SOFR at approximately 2:30 p.m. (New York time) on that same day. The FRBNY will not revise published SOFR on any U.S. Government Securities Business Day after the original date of publication and, even if the FRBNY’s policy changes to permit revisions to SOFR after the initial publication date, such changes would not be reflected in the calculation agent’s determination of Compounded SOFR on a U.S. Government Securities Business Day under the notes because any such determination is made as of 3:00 p.m. (New York time) on each U.S. Government Securities Business Day without regard to any subsequently published revisions.

SOFR May Be Modified or Discontinued and the Notes May Bear Interest by Reference to a Rate Other Than Compounded SOFR, which Could Adversely Affect the Value of the Notes.

SOFR is a relatively new rate, and the FRBNY (or a successor), as administrator of SOFR, may make methodological or other changes that could change the value of SOFR, including changes related to the method by which SOFR is calculated, eligibility criteria applicable to the transactions used to calculate SOFR, or timing related to the publication of SOFR. In addition, SOFR is published by the FRBNY based on data received from a variety of sources, and we have no control over the methods of calculation, publication schedule, rate revision practices or availability of SOFR or the SOFR index. If the manner in which SOFR is calculated is changed, that change may result in a reduction of the amount of interest payable on the notes, which may adversely affect the trading prices of the notes. The administrator of SOFR may withdraw, modify, amend, suspend or discontinue the calculation or dissemination of SOFR in its sole discretion and without notice (in which case a fallback method of determining the interest rate on the notes as further described under “Description of the Notes We May Offer—Interest Rates—SOFR Notes” will apply) and has no obligation to consider the interests of investors in the notes in calculating, withdrawing, modifying, amending, suspending or discontinuing SOFR. For purposes of the formula used to calculate interest with respect to a series of notes, SOFR in respect of a particular date will not be adjusted for any modifications or amendments to SOFR data that the administrator of SOFR may publish after the interest rate on notes for that day has been determined in accordance with the terms and provisions set forth in this prospectus supplement and the applicable pricing supplement.

If we or our designee determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred in respect of SOFR, then the interest rate on the notes will no longer be determined by reference to SOFR, but instead will be determined by reference to a different rate, which will be a different benchmark than SOFR, plus a spread adjustment, which we refer to as a “Benchmark Replacement,” as further described under “Description of the Notes We May Offer—Interest Rates—SOFR Notes.”

If a particular Benchmark Replacement or Benchmark Replacement Adjustment (as defined herein) cannot be determined, then the next-available Benchmark Replacement or Benchmark Replacement Adjustment will apply. These replacement rates and adjustments may be selected, recommended or formulated by (i) the Relevant Governmental Body (as defined herein) (such as the ARRC), (ii) International Swaps and Derivatives Association, Inc. (“ISDA”) or (iii) in certain circumstances, us or our designee. In addition, the terms of the notes expressly authorize us or our designee to make Benchmark Replacement Conforming Changes (as defined herein) with respect to, among other things, changes to the spread (if any), the definition of “interest period”, the timing and frequency of determining rates and making payments of interest and other administrative matters. The determination of a Benchmark Replacement, the calculation of the interest rate on the notes by reference to a Benchmark Replacement (including the application of a Benchmark Replacement Adjustment), any implementation of Benchmark Replacement Conforming Changes and any other determinations, decisions or elections that may be made under the terms of the notes in connection with a Benchmark Transition Event, could adversely affect the value of the notes, the return on the notes and the price at which you can sell such notes.

In addition, (i) the composition and characteristics of the Benchmark Replacement will not be the same as those of SOFR, the Benchmark Replacement may not be the economic equivalent of SOFR, there can be no assurance that the Benchmark Replacement will perform in the same way as SOFR would have at any time and there is no guarantee that the Benchmark Replacement will be a comparable substitute for SOFR (each of which means that a Benchmark Transition Event could adversely affect the value of the notes, the return on the notes and the price at which you can sell the notes), (ii) any failure of the Benchmark Replacement to gain market acceptance could adversely affect the notes, (iii) the Benchmark Replacement may have a very limited history and the future performance of the Benchmark Replacement cannot be predicted based on historical performance, (iv) the secondary trading market for notes linked to the Benchmark Replacement may be limited and (v) the administrator of the Benchmark Replacement may make changes that could change the value of the Benchmark Replacement or discontinue the Benchmark Replacement and has no obligation to consider your interests in doing so.

There can be no guarantee that SOFR will not be modified or discontinued in a manner that is materially adverse to an investor in SOFR notes. If the manner in which SOFR is calculated is changed or if SOFR is discontinued, that change or discontinuance could reduce or otherwise negatively impact the amount of interest that accrues on a series of SOFR notes, which could adversely affect the return on, value of and market for such series of SOFR notes.

We or Our Designee Will Make Determinations with Respect to the Notes.

We or our designee will make certain determinations with respect to the notes as further described under “Description of the Notes We May Offer.” In addition, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, we or our designee will make certain determinations with respect to the notes in our or our designee’s sole discretion as further described under “Description of the Notes We May Offer—Interest Rates—SOFR Notes” and the preceding risk factor “—SOFR May Be Modified or Discontinued and the Notes May Bear Interest by Reference to a Rate Other Than Compounded SOFR, which Could Adversely Affect the Value of the Notes.”

Any of these determinations may adversely affect the value of the notes, the return on the notes and the price at which you can sell such notes. Moreover, certain determinations may require the exercise of discretion and the making of subjective judgments, such as with respect to Compounded SOFR (as defined herein) or the occurrence or non-occurrence of a Benchmark Transition Event and any Benchmark Replacement Conforming Changes or if an index is changed or becomes unavailable. These potentially subjective determinations may adversely affect the value of the notes, the return on the notes and the price at which you can sell such notes. For further information regarding these types of determinations, see “Description of the Notes We May Offer—Interest Rates—SOFR Notes.”

In no event shall the calculation agent be responsible for determining whether a Benchmark Transition Event and its related Benchmark Replacement Date have occurred or for determining any Alternative Rate or adjustments thereto, a Benchmark Replacement or any Benchmark Replacement Adjustment to any alternative benchmark or spread thereon, the business day convention, interest determination dates or any other relevant methodology for calculating any such substitute or successor benchmark. In connection with the foregoing, the calculation agent will be entitled to conclusively rely on any determinations made by us or our designee and will have no liability for such actions taken at the direction of us or our designee.

Risks Relating to Notes Denominated or Payable in or Linked to a Non-U.S. Dollar Currency

If you intend to invest in a non-U.S. dollar note—e.g., a note whose principal and/or interest is payable in a currency other than U.S. dollars or that may be settled by delivery of or reference to a non-U.S. dollar currency or property denominated in or otherwise linked to a non-U.S. dollar currency—you should consult your own financial, legal or other advisors as to the currency risks entailed by your investment, as well as the other risks (including tax) relating to such an investment. Notes of this kind may not be an appropriate investment for investors who are unsophisticated with respect to non-U.S. dollar currency transactions.

An Investment in a Non-U.S. Dollar Note Involves Currency-Related Risks.

An investment in a non-U.S. dollar note may entail significant risks that may not be associated with a similar investment in a note that is payable solely in U.S. dollars and where settlement value is not otherwise based on a non-U.S. dollar currency. These risks include the possibility of significant changes in rates of exchange between the U.S. dollar and the various non-U.S. dollar currencies or composite currencies and the possibility of the imposition or modification of foreign exchange controls or other conditions by the United States or other non-U.S. governments. These risks generally depend on factors over which we have no control, such as economic, military and political events and the supply of and demand for the relevant currencies in the global markets.

Changes in Currency Exchange Rates Can Be Volatile and Unpredictable.

Rates of exchange between the U.S. dollar and other currencies have been volatile, and this volatility may continue and perhaps spread to other currencies in the future. Fluctuations in currency exchange rates could adversely affect an investment in a note denominated in a specified currency other than U.S. dollars.

Depreciation of the specified currency against the U.S. dollar could result in a decrease in the U.S. market value of your note, including the principal payable at maturity. That in turn could cause the market value of the note to fall. Depreciation of the specified currency against the U.S. dollar could result in a loss to the investor on a U.S. dollar basis.

Government Policy Can Adversely Affect Foreign Currency Exchange Rates and an Investment in a Non-U.S. Dollar Note.

Foreign currency exchange rates can either float or be fixed by sovereign governments. From time to time, governments use a variety of techniques, such as intervention by a country’s central bank or imposition of regulatory controls or taxes, to affect the exchange rate of their currencies. Governments may also issue a new currency to replace an existing currency or alter the exchange rate or exchange characteristics by devaluation or revaluation of a currency. Thus, a special risk in purchasing non-U.S. dollar notes is that their yields or payouts could be significantly and unpredictably affected by governmental actions. Even in the absence of governmental action directly affecting currency exchange rates, political, military or economic developments in the country issuing the specified currency for a non-U.S. dollar note or elsewhere could lead to significant and sudden changes in the exchange rate between the U.S. dollar and the specified currency. These changes could affect the value of the note as participants in the global currency markets move to buy or sell the specified currency or U.S. dollars in reaction to these developments.

Governments have imposed from time to time and may in the future impose exchange controls or other conditions, including taxes, with respect to the exchange or transfer of a specified currency that could affect exchange rates as well as the availability of a specified currency for a note at its maturity or on any other payment date. In addition, the ability of a holder to move currency freely out of the country in which payment in the currency is received or to convert the currency at a freely determined market rate could be limited by governmental actions.

Information About Exchange Rates May Not Be Indicative of Future Performance.

If we issue a non-U.S. dollar note, we may include in the applicable pricing supplement a currency supplement that provides information about historical exchange rates for the relevant non-U.S. dollar currency or currencies. Any information about exchange rates that we may provide will be furnished as a matter of information only, and you should not regard the information as indicative of the range of, or trends in, fluctuations in currency exchange rates that may occur in the future. That rate will likely differ from the exchange rate used under the terms that apply to a particular note. In addition, the historical relationship between the U.S. dollar and the specified non-U.S. currency may not be an accurate proxy for the historical relationship between your own principal currency and that currency.

In a Lawsuit for Payment on a Non-U.S. Dollar Note, an Investor May Bear Foreign Currency Exchange Risk.

Other than with respect to certain terms of any bail-inable notes, the notes will be governed by the laws of the State of New York. Under Section 27 of the New York Judiciary Law, a state court in the State of New York rendering a judgment on a note denominated in a foreign currency other than U.S. dollars would be required to render the judgment in the specified currency; however, the judgment would be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment. Consequently, in a lawsuit for payment on a note denominated in a currency other than U.S. dollars, investors would bear currency exchange risk until judgment is entered, which could be a long time. You will therefore be exposed to currency risk with respect to both the U.S. dollar and, if applicable, the foreign currency.

In courts outside of New York, investors may not be able to obtain judgment in a specified currency other than U.S. dollars. For example, a judgment for money in an action based on a non-U.S. dollar note in many other U.S. federal or state courts ordinarily would be enforced in the United States only in U.S. dollars. The date used to determine the rate of conversion of the currency in which any particular note is denominated into U.S. dollars will depend upon various factors, including which court renders the judgment.

Non-U.S. Dollar Notes Will Permit Us to Make Payments in U.S. Dollars or Delay Payment If We Are Unable to Obtain the Specified Currency.

Notes payable in a currency other than U.S. dollars will provide that, if the other currency is not available to us at or about the time when a payment on the notes comes due because of circumstances beyond our control, we will be entitled to make the payment in U.S. dollars or delay making the payment. These circumstances could include the imposition of exchange controls or our inability to obtain the other currency because of a disruption in the currency markets. If we make payment in U.S. dollars, the exchange rate we will use, unless otherwise specified in the applicable pricing supplement, will be based on the most recently available noon buying rate in New York City for cable transfers of the other currency, available from the FRBNY. The most recently available rate may be for a date substantially before the payment date. A determination of this kind may be based on limited information and would involve significant discretion on the part of the exchange rate agent, as specified in the applicable pricing supplement. As a result, the value of the payment in U.S. dollars an investor would receive on the payment date may be less than the value of the payment the investor would have received in the other currency if it had been available, or may be zero.

In addition, the unavailability of the specified non-U.S. currency will expose you to currency risks with respect to the U.S. dollar which would not have existed had the specified non-U.S. currency been available.

We Will Not Adjust Any Notes to Compensate for Changes in Foreign Currency Exchange Rates.

Except as set forth in the applicable pricing supplement, we will not make any adjustment or change in the terms of any note in the event of any change in exchange rates for the relevant currency, whether in the event of any devaluation, revaluation or imposition of exchange or other regulatory controls or taxes or in the event of other developments affecting that currency or any other currency. Consequently, investors in notes will bear the risk that their investment may be adversely affected by these types of events.

USE OF PROCEEDS

Except as otherwise set forth in the applicable pricing supplement, the net proceeds from the sale of any notes will be added to our general funds and will be utilized for general corporate purposes, which may include hedging our obligations under the notes, funding of our affiliate TD Securities (USA) LLC or any other general corporate purpose we may deem necessary or advisable. We and TD Securities (USA) LLC, as agent, have entered into a distribution agreement with respect to the notes. For more information, see “Supplemental Plan of Distribution (Conflicts of Interest).”

DESCRIPTION OF THE NOTES WE MAY OFFER

You should carefully read the description of the terms and provisions of the notes and our senior indenture under “Description of the Debt Securities” in the accompanying prospectus. That section, together with this prospectus supplement and the applicable pricing supplement, summarizes all the material terms of our senior indenture and your notes. They do not, however, describe every aspect of our senior indenture and your notes.

For example, in this section entitled “Description of the Notes We May Offer,” the accompanying prospectus and the applicable pricing supplement, we use terms that have been given special meanings in our senior indenture, but we describe the meanings of only the more important of those terms. The specific terms of any series of notes will be described in the applicable pricing supplement. As you read this section, please remember that the specific terms of your notes as described in the applicable pricing supplement will supplement and may modify or replace the general terms described in this prospectus supplement and/or the accompanying prospectus. If the terms described in the applicable pricing supplement are inconsistent with those described in this prospectus supplement and/or in the accompanying prospectus, the following hierarchy will govern: first, the applicable pricing supplement; second, this prospectus supplement; and last, the accompanying prospectus. Thus, the statements we make in this section may not apply to your notes.

General

The notes will be issued under our senior indenture, dated as of June 30, 2006, between TD and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee, as amended on September 24, 2018 and as may be further amended or supplemented from time to time, which we may refer to as the “indenture.” Each of the Series F notes, Series G notes and Series H notes will constitute a single series of debt securities of TD issued under the indenture. Series F notes and Series G may be bail-inable notes if so specified in the applicable pricing supplement. Series H notes are structured notes and will not be bail-inable notes. The term “debt securities,” as used in this prospectus supplement, refers to all debt securities, including the notes, issued and issuable from time to time under the indenture. The indenture is subject to, and governed by, the Trust Indenture Act of 1939, as amended. The indenture is more fully described below in this section. Whenever we refer to specific provisions or defined terms in the indenture, those provisions or defined terms are incorporated in this prospectus supplement by reference. Capitalized terms which are not otherwise defined herein shall have the meanings given to them in the indenture.

The notes will be our direct, unsecured obligations. The notes will not constitute deposits insured under the Canada Deposit Insurance Corporation Act or by the United States Federal Deposit Insurance Corporation or any other Canadian or United States governmental agency or instrumentality.

Notes that are bail-inable notes (as defined herein) are subject to conversion in whole or in part—by means of a transaction or series of transactions and in one or more steps—into common shares of the issuer or any of its affiliates under subsection 39.2(2.3) of the CDIC Act and to variation or extinguishment in consequence, and subject to the application of the laws of the Province of Ontario and the federal laws of Canada applicable therein in respect of the operation of the CDIC Act with respect to the bail-inable notes. Whether or not your notes will be bail-inable notes will be specified in the applicable pricing supplement.

We will offer the notes on a continuous basis through one or more agents listed in the section entitled “Supplemental Plan of Distribution (Conflicts of Interest)” in this prospectus supplement or the applicable pricing supplement. The indenture does not limit the aggregate principal amount of senior notes that we may issue. We may, from time to time, without the consent of the holders of the notes, provide for the issuance of additional series of notes or other debt securities under the indenture in addition to the notes offered by this prospectus supplement. Each note issued under this prospectus supplement will have a stated maturity that will be specified in the applicable pricing supplement and may be subject to redemption or repayment before its stated maturity. Notes may be issued at significant discounts from their principal amount due on the stated

maturity (or on any prior date on which the principal or an installment of principal of a note becomes due and payable, whether by the declaration of acceleration, call for redemption at our option, repayment at the option of the holder or otherwise), and some notes may not bear interest. We may from time to time, without the consent of the existing holders of the relevant notes, create and issue further notes having the same terms and conditions as such notes in all respects, except for the issue date, issue price and, if applicable, the first payment of interest thereon; provided that if any such additional notes are not fungible with the notes then issued and outstanding for U.S. federal income tax purposes, such additional notes will have one or more separate CUSIP numbers from the issued and outstanding notes. We do not intend to re-open a previous issue of a series of securities where such re-opening would have the effect of making the relevant securities of such series subject to a bail-in conversion.

Unless we specify otherwise in the applicable pricing supplement, currency amounts in this prospectus supplement are expressed in U.S. dollars. Unless we specify otherwise in the applicable pricing supplement, the notes will be denominated in U.S. dollars and payments of principal, premium, if any, and any interest on the notes will be made in U.S. dollars. If any note is to be denominated other than exclusively in U.S. dollars, or if the principal of, premium, if any, or any interest on the note is to be paid in one or more currencies (or currency units) other than that in which that note is denominated, additional information (including authorized denominations and related exchange rate information) will be provided in the applicable pricing supplement.

Unless we specify otherwise in the applicable pricing supplement, notes denominated in U.S. dollars will be issued in minimum denominations of US$1,000 and integral multiples of US$1,000 in excess thereof.

Interest rates that we offer on the notes may differ depending upon, among other factors, the aggregate principal amount of notes purchased in any single transaction. Notes with different variable terms other than interest rates may also be offered concurrently to different investors. We may change interest rates or formulas and other terms of notes from time to time, but no change of terms will affect any note we have previously issued or as to which we have accepted an offer to purchase.

Each note will be issued as a book-entry note in fully registered form without coupons. Each note issued in book-entry form may be represented by a global note that we register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable pricing supplement, The Depository Trust Company, New York, New York, will be the depositary for all notes in global form. Except as discussed in the accompanying prospectus under “Ownership, Book-Entry Procedures and Settlement,” owners of beneficial interests in book-entry notes will not be entitled to physical delivery of notes in certificated form. We will make payments of principal of, and premium, if any and interest, if any, on the notes through the trustee to the depositary for the notes.

Types of Notes

We may issue the following types of notes:

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Fixed Rate Notes. A note of this type will bear interest at a fixed rate described in the applicable pricing supplement. This type includes zero-coupon notes, which bear no interest and are instead issued at a price lower than the principal amount.

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Floating Rate Notes. A note of this type will bear interest at rates that are determined by reference to an interest rate formula. In some cases, the rates may also be adjusted by adding or subtracting a spread or multiplying by a spread multiplier and may be subject to a minimum rate or a maximum rate. The various interest rate formulas and these other features are described below in “—Interest—Interest Rates—Floating Rate Notes.” If your note is a floating rate note, the formula and any adjustments that apply to the interest rate will be specified in the applicable pricing supplement.

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Fixed-to-Floating Rate Notes. A note of this type will bear interest at both a fixed rate described in the applicable pricing supplement for a certain period of time and at a floating rate for another certain period of time determined by reference to an interest rate formula. We refer to these notes as “fixed-to-floating rate notes.” The rate for the floating-rate period(s) for a fixed-to-floating rate note will be set, calculated and paid in the same manner as for floating rate notes, as described in this prospectus supplement and as specified in the applicable pricing supplement. Any references to or discussion of floating-rate notes in this prospectus supplement also applies to the floating-rate period(s) of fixed-to-floating rate notes.

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Floating-to-Fixed Rate Notes. A note of this type will bear interest at both a floating rate described in the applicable pricing supplement for a certain period of time and at a fixed rate for another certain period of time determined by reference to an interest rate formula. We refer to these notes as “floating-to-fixed rate notes.” The rate for the floating-rate period(s) for a floating-to-fixed rate note will be set, calculated and paid in the same manner as for floating-rate notes, as described in this prospectus supplement and as specified in the applicable pricing supplement. Any references to or discussion of floating-rate notes in this prospectus supplement also applies to the floating-rate period(s) of floating-to-fixed rate notes.

Original Issue Discount Notes

Notes may be issued with original issue discount. A note of this type is issued at a price lower than its principal amount and may provide for an amount payable upon redemption or acceleration of maturity that is less than the note’s stated principal amount. An original issue discount note may also be a zero-coupon note. A note issued at a discount to its principal may be considered for U.S. federal income tax purposes as issued with original issue discount, regardless of the amount payable upon redemption or acceleration of maturity. The applicable pricing supplement will specify if your notes are issued with, or are treated as being issued with, original issue discount. In such case, see “Tax Consequences—United States Taxation” in the accompanying prospectus and any section describing the tax consequences for the specific terms of your notes in the applicable pricing supplement for a brief description of the U.S. federal income tax consequences of owning a note issued with original issue discount.

Information in the Pricing Supplement

Your pricing supplement will describe all relevant terms of your note not described in this prospectus supplement or the accompanying prospectus, including one or more of the following terms of your note:

•	the stated maturity;

•	the specified currency or currencies for principal and interest, if not U.S. dollars;

•	the price at which we originally issue your note, expressed as a percentage of the principal amount, and the issue date;

•	the series designation of your note;

•	whether or not your note is a bail-inable note;

•	the specific terms of any bail-inable note;

•	whether your note is a fixed rate note, floating rate note, fixed-to-floating rate note, floating-to-fixed rate note, or some other type of note specified therein;

•	if your note is a fixed rate note, the annual rate at which your note will bear interest, if any, and the interest payment dates;

•

if your note is a floating rate note, fixed-to-floating rate note or floating-to-fixed rate note, the interest rate basis, which may be one of the interest rate bases described in “—Interest—Interest Rates—Floating Rate Notes” below; any applicable spread or spread multiplier or initial, maximum or minimum rate; and the interest reset, determination, calculation and payment dates, all of which we describe under “—Interest—Interest Rates—Floating Rate Notes” below;

•	if your note is an original issue discount note, the yield to maturity;

•

if applicable, the circumstances under which your note may be redeemed at our option before the stated maturity, including any redemption commencement date, redemption price(s) and redemption period(s);

•	if applicable, the circumstances under which you may demand repayment of your note before the stated maturity, including any repayment commencement date, repayment price(s) and repayment period(s);

•	any special Canadian or U.S. federal income tax consequences of the purchase, ownership or disposition of a particular issuance of notes;

•	the use of proceeds, if different than those discussed in this prospectus supplement; and

•	any other terms of your note, which could be different from those described in this prospectus supplement or the accompanying prospectus.

Payment at Maturity

At maturity, unless otherwise set forth in the applicable pricing supplement, you will receive the principal amount of your notes, plus accrued and unpaid interest, if any, as described under “—Interest” below.

Maturity Date

The maturity date will be the date specified in the applicable pricing supplement, unless that date is not a business day, in which case the maturity date will be the next following business day. No interest will accrue past the maturity date specified in the applicable pricing supplement.

Interest

Unless otherwise specified in the applicable pricing supplement, each interest-bearing note will bear interest from its issue date at the rate per annum, in the case of a fixed rate note or fixed-to-floating rate note or pursuant to the interest rate formula, in the case of a floating rate note or floating-to-fixed rate note, until the principal thereof is paid. We will make interest payments in respect of such fixed rate notes and floating rate notes in an amount equal to the interest accrued from and including the immediately preceding interest payment date in respect of which interest has been paid or from and including the issue date, if no interest has been paid, to but excluding the applicable interest payment date or the maturity date, as the case may be (each, an “interest period”). For certain floating rate notes, the applicable pricing supplement may specify an alternative interest period or observation period over which interest will accrue.

Interest on such notes will be payable in arrears on each interest payment date and on the maturity date. The first payment of interest on any note originally issued between a regular record date and the related interest payment date will be made on the interest payment date immediately following the next succeeding record date to the registered holder on the next succeeding record date. Unless otherwise specified in the applicable pricing supplement, the “regular record date” shall be the fifteenth calendar day, whether or not a “business day,” immediately preceding the related interest payment date. “Business day” is defined below under “—Interest Rates—Special Rate Calculation Terms.” If the applicable pricing supplement specifies a different meaning for the term business day, we will use that modified definition in determining each interest payment date as well as the maturity date for your notes. For the purpose of determining the holder at the close of business on a regular record date when business is not being conducted, the close of business will mean 5:00 P.M., New York City time, on that day.

The principal of, premium (if any), interest (if any) and any other amounts payable on each series of notes shall be payable at such location or locations as shall be determined by any officer of TD at the time or times of issuance thereof or, at the option of TD, by check mailed to the holder entitled thereto.

Any payment on your note that would otherwise be due on a day that is not a business day may instead be paid on the next day that is a business day. In the case of a fixed rate note, the payment will be made without additional accrued interest from the original due date as if it was paid on the original due date. In the case of a floating rate note, interest will accrue to but excluding that next succeeding business day. However, if the next business day falls in the next calendar month, then the interest payment date will be advanced to the next preceding day that is a business day, and interest will accrue to but excluding that next preceding business day. The term “business day” with respect to your note may have a different meaning than it does for notes of another series.

Interest Rates

This subsection describes the different kinds of interest rates that may apply to your note, if it bears interest.

Fixed Rate Notes

The applicable pricing supplement will specify the interest payment dates for a fixed rate note as well as the maturity date. Unless otherwise specified in the applicable pricing supplement, interest, if any, on fixed rate notes will be computed for each interest period as the product of (i) the face or other specified amount of the fixed rate note multiplied by (ii) the applicable interest rate specified in the applicable pricing supplement for the interest period multiplied by (iii) an accrued interest factor for the interest period based on a day count fraction of 30/360 (as described below under “—Day Count Conventions”).

If any interest payment date, redemption date, repayment date or maturity date of a fixed rate note falls on a day that is not a business day, we will make the required payment of principal, premium, if any, and/or interest on the next succeeding business day, and no additional interest will accrue in respect of the payment made on that next succeeding business day.

Floating Rate Notes

In this subsection, we use several specialized terms relating to the manner in which floating interest rates are calculated. These terms appear in bold, italicized type the first time they appear, and we define these terms in “—Special Rate Calculation Terms” at the end of this subsection.

The following will apply to floating rate notes, fixed-to-floating rate notes, floating-to-fixed rate notes or any other note referencing an interest rate basis (for purposes of this section, “floating rate notes”).

Interest Rate Basis. We currently expect to issue floating rate notes that bear interest at rates based on one or more of the following interest rate bases:

•	commercial paper rate;

•	U.S. prime rate;

•	EURIBOR;

•	SOFR;

•	Treasury rate;

•	Constant maturity treasury (“CMT”) rate;

•	Certificate of deposit (“CD”) rate;

•	Constant maturity swap (“CMS”) rate;

•	federal funds rate;

•	Consumer price index (“CPI”) rate; and/or

•	any other rate as specified in the applicable pricing supplement.

We describe each of the interest rate bases in further detail below in this subsection. If you purchase a floating rate note, your pricing supplement will specify the interest rate basis that applies to your note (which may or may not be one of the interest rate bases described below).

Calculation of Interest. Calculations relating to floating rate notes will be made by the calculation agent, an institution that we appoint as our agent for this purpose. Unless we specify otherwise in the applicable pricing supplement, The Bank of New York Mellon will act as the calculation agent for the Senior Medium-Term Notes, Series F, and TD will act as the calculation agent for the Senior Medium-Term Notes, Series G and Senior Medium-Term Notes, Series H. We may appoint a different institution to serve as calculation agent, which can be TD or an affiliate of TD, from time to time without your consent and without notice to you.

Except as provided elsewhere herein and in the applicable pricing supplement, for each floating rate note, the calculation agent will determine, on the corresponding interest calculation date or on the interest determination date, as described below, the interest rate that takes effect on each interest reset date. In addition, the calculation agent will calculate the amount of interest that has accrued during each interest period—that is, the period from and including the issue date, or the last date to which interest has been paid or made available for payment, to but excluding the payment date. For each interest period, the calculation agent will calculate the amount of accrued interest as the product of (i) the face or other specified amount of the floating rate note multiplied by (ii) the applicable interest rate specified in the applicable pricing supplement for the interest period multiplied by (iii) an accrued interest factor for the interest period determined in accordance with the day count convention specified in the applicable pricing supplement (as described below under “ —Day Count Conventions”).

If the interest rate basis is not SOFR or another backward looking rate, upon the request of the holder of any floating rate note, the calculation agent will provide for that note the interest rate then in effect—and, if determined, the interest rate that will become effective on the next interest reset date. The calculation agent’s determination of any interest rate, and its calculation of the amount of interest for any interest period, will be final and binding in the absence of manifest error.

All percentages resulting from any calculation relating to a note will be rounded upward or downward, as appropriate, to the next higher or lower one hundred-thousandth of a percentage point, e.g., 9.876541% (or .09876541) being rounded down to 9.87654% (or .0987654) and 9.876545% (or .09876545) being rounded up to 9.87655% (or .0987655). All amounts used in or resulting from any calculation relating to a floating rate note will be rounded upward or downward, as appropriate, to the nearest cent, in the case of U.S. dollars, or to the nearest corresponding hundredth of a unit, in the case of a currency other than U.S. dollars, with one-half cent or one-half of a corresponding hundredth of a unit or more being rounded upward.

In determining the interest rate basis that applies to a floating rate note during a particular interest period, the calculation agent may obtain rate quotes from various banks or dealers active in the relevant market, as discussed below. Those reference banks and dealers may include the calculation agent itself and its affiliates, as well as any agent participating in the distribution of the relevant floating rate notes and its affiliates, and they may include our affiliates.

Initial Interest Rate. For any floating rate note or floating-to-fixed rate note, the interest rate in effect from the issue date to the first interest reset date will be the initial interest rate. We will specify the initial interest rate or the manner in which it is determined in the applicable pricing supplement.

Spread or Spread Multiplier. In some cases, the interest rate basis for a floating rate note may be adjusted:

•	by adding or subtracting a specified number of basis points, called the spread, with one basis point being 0.01%; or

•	by multiplying the interest rate basis by a specified percentage, called the spread multiplier.

If you purchase a floating rate note, your pricing supplement will indicate whether a spread or spread multiplier will apply to your note and, if so, the amount of the spread or spread multiplier.

Maximum and Minimum Rates. The actual interest rate, after being adjusted by the spread or spread multiplier, may also be subject to either or both of the following limits:

•	a maximum rate—i.e., a specified upper limit that the actual interest rate in effect at any time may not exceed; and/or

•	a minimum rate—i.e., a specified lower limit that the actual interest rate in effect at any time may not fall below.

If you purchase a floating rate note, your pricing supplement will indicate whether a maximum rate and/or minimum rate will apply to your note and, if so, what those rates are.

Whether or not a maximum rate applies, the interest rate on a floating rate note will in no event be higher than the maximum rate permitted by the laws of the State of New York, as they may be modified by U.S. law of general application and the Criminal Code (Canada). Under current New York State law, the maximum rate of interest, with some exceptions, for any loan made to a corporate borrower in an amount less than US$2,500,000 is 25% per year on a simple interest basis. This limit does not apply to loans of US$2,500,000 or more, except for the Criminal Code (Canada), which limits the rate to 35%.

The rest of this subsection describes how the interest rate and the interest payment dates will be determined, and how interest will be calculated, on a floating rate note.

Interest Reset Dates. The rate of interest on a floating rate note will be reset, by the calculation agent described below, daily, weekly, monthly, quarterly, semi-annually or annually. The date on which the interest rate resets and the reset rate becomes effective is called the interest reset date. Unless we specify otherwise in the applicable pricing supplement, the interest reset date will be as follows:

•	for floating rate notes that reset daily, each business day;

•	for floating rate notes that reset weekly and are not treasury rate notes, the Wednesday of each week;

•	for treasury rate notes that reset weekly, the Tuesday of each week;

•	for floating rate notes that reset monthly, the third Wednesday of each month;

•	for floating rate notes that reset quarterly, the third Wednesday of each of four months of each year as indicated in the applicable pricing supplement;

•	for floating rate notes that reset semi-annually, the third Wednesday of each of two months of each year as indicated in the applicable pricing supplement; and

•	for floating rate notes that reset annually, the third Wednesday of one month of each year as indicated in the applicable pricing supplement.

For a floating rate note, the interest rate in effect on any particular day will be the interest rate determined with respect to the latest interest reset date that occurs on or before that day. There are several exceptions, however, to the reset provisions described above.

If any interest reset date for a floating rate note would otherwise be a day that is not a business day, the interest reset date will be postponed to the next day that is a business day. However, unless otherwise specified in the applicable pricing supplement, if that business day is in the next succeeding calendar month, the interest reset date will be the immediately preceding business day. If a treasury bill auction will be held on any day that would otherwise be a reset date for a treasury note, then that reset date will instead be the business day immediately following that auction date.

Interest Determination Dates. The interest rate that takes effect on an interest reset date will be determined by the calculation agent by reference to a particular date called an interest determination date. Unless we specify otherwise in the applicable pricing supplement:

•

for commercial paper rate, federal funds rate and U.S. prime rate notes, the interest determination date relating to a particular interest reset date will be the second business day preceding the interest reset date;

•

for EURIBOR notes, the interest determination date relating to a particular interest reset date will be the second euro business day preceding the interest reset date. We refer to an interest determination date for a EURIBOR note as a EURIBOR interest determination date;

•

for SOFR notes, the interest determination date relating to a particular interest reset date will be the second U.S. Government Securities Business Day (as defined herein) preceding the interest reset date. We refer to an interest determination date for a SOFR note as a SOFR interest determination date;

•

for treasury rate notes, the interest determination date relating to a particular interest reset date, which we refer to as a treasury interest determination date, will be the day of the week in which the interest reset date falls on which treasury bills—i.e., direct obligations of the U.S. government—would normally be auctioned. Treasury bills are usually sold at auction on the Monday of each week, unless that day is a legal holiday, in which case the auction is usually held on the following Tuesday, except that the auction may be held on the preceding Friday. If as the result of a legal holiday an auction is held on the following Tuesday or preceding Friday, that Tuesday or Friday will be the treasury interest determination date relating to the interest reset date occurring in the next succeeding week; and

•	for CD rate, CMT rate, CMS rate and CPI rate notes, the interest determination date relating to a particular interest reset date shall be the second business day preceding the interest reset date.

The interest determination date pertaining to a floating rate note, the interest rate of which is determined with reference to two or more interest rate bases, will be the latest business day which is at least two business days before the related interest reset date for the applicable floating rate note on which each interest rate basis is determinable.

Interest Calculation Dates. As described above, the interest rate that takes effect on a particular interest reset date will be determined by reference to the corresponding interest determination date. Except for EURIBOR notes and SOFR notes, however, the determination of the rate will actually be made on a day no later than the corresponding interest calculation date. Unless we specify otherwise in the applicable pricing supplement, the interest calculation date will be the earlier of the following:

•	the tenth calendar day after the interest determination date or, if that tenth calendar day is not a business day, the next succeeding business day; and

•	the business day immediately preceding the interest payment date or the maturity, whichever is the day on which the next payment of interest will be due.

The calculation agent need not wait until the relevant interest calculation date to determine the interest rate if the rate information it needs to make the determination is available from the relevant sources sooner.

Interest Payment Dates. The interest payment dates for a floating rate note will depend on when the interest rate is reset and, unless we specify otherwise in the applicable pricing supplement, will be as follows:

•	for floating rate notes that reset daily, weekly or monthly, the third Wednesday of each month;

•	for floating rate notes that reset quarterly, the third Wednesday of the four months of each year specified in the applicable pricing supplement;

•	for floating rate notes that reset semi-annually, the third Wednesday of the two months of each year specified in the applicable pricing supplement; or

•	for floating rate notes that reset annually, the third Wednesday of the month specified in the applicable pricing supplement.

Regardless of these rules, if a note is originally issued after the regular record date and before the date that would otherwise be the first interest payment date, the first interest payment date will be the date that would otherwise be the second interest payment date.

In addition, unless otherwise specified in the applicable pricing supplement, the following special provision will apply to a floating rate note with regard to any interest payment date other than one that falls on the maturity. If the interest payment date would otherwise fall on a day that is not a business day, then the interest payment date will be the next day that is a business day, and interest will accrue to but excluding that next succeeding business day. However, if the next business day falls in the next calendar month, then the interest payment date will be advanced to the next preceding day that is a business day, and interest will accrue to but excluding that next preceding business day. If the maturity date of a floating rate note falls on a day that is not a business day, we will make the required payment of principal, premium, if any, and interest on the next succeeding business day, and no additional interest will accrue in respect of the payment made on that next succeeding business day.

Day Count Conventions. The “accrued interest factor” will be determined in accordance with the day count convention specified in the applicable pricing supplement, including the following:

If 1/1 is specified, the accrued interest factor will be 1.

If Actual/Actual, Actual/Actual (ISDA), Act/Act or Act/Act (ISDA) is specified, the accrued interest factor will be the actual number of days in the interest period in respect of which payment is being made divided by 365 (or, if any portion of that interest period falls in a leap year, the sum of (i) the actual number of days in that portion of the interest period falling in a leap year divided by 366 and (ii) the actual number of days in that portion of the interest period falling in a non-leap year divided by 365).

If Actual/Actual (ICMA) or Act/Act (ICMA) is specified, the accrued interest factor will be a fraction equal to “number of days accrued/number of days in year”, as such terms are used in Rule 251 of the statutes, by-laws, rules and recommendations of the International Capital Market Association (the “ICMA Rule Book”), calculated in accordance with Rule 251 of the ICMA Rule Book as applied to non-U.S. dollar denominated straight and convertible bonds issued after December 31, 1998, as though the interest coupon on a bond were being calculated for a coupon period corresponding to the interest period in respect of which payment is being made.

If Actual/365 (Fixed), Act/365 (Fixed), A/365 (Fixed) or A/365F is specified, the accrued interest factor will be the actual number of days in the interest period in respect of which payment is being made divided by 365.

If Actual/360, Act/360 or A/360 is specified, the accrued interest factor will be the actual number of days in the interest period in respect of which payment is being made divided by 360.

If 30/360, 360/360 or Bond Basis is specified, the accrued interest factor will be the number of days in the interest period in respect of which payment is being made divided by 360, calculated on a formula basis as follows:

Day Count Fraction = [360 × (Y2- Y1)] + [30 × (M2- M1)] + (D2- D1)

360

where:

“Y1” is the year, expressed as a number, in which the first day of the interest period falls;

“Y2” is the year, expressed as a number, in which the day immediately following the last day included in the interest period falls;

“M1” is the calendar month, expressed as a number, in which the first day of the interest period falls;

“M2” is the calendar month, expressed as number, in which the day immediately following the last day included in the interest period falls;

“D1” is the first calendar day, expressed as a number, of the interest period, unless such number would be 31, in which case D1 will be 30; and

“D2” is the calendar day, expressed as a number, immediately following the last day included in the interest period, unless such number would be 31 and D1 is greater than 29, in which case D2 will be 30.

If 30E/360 or Eurobond Basis is specified, the accrued interest factor will be the number of days in the interest period in respect of which payment is being made divided by 360, calculated on a formula basis as follows:

Day Count Fraction = [360 × (Y2- Y1)] + [30 × (M2- M1)] + (D2- D1)

360

where:

“Y1” is the year, expressed as a number, in which the first day of the interest period falls;

“Y2” is the year, expressed as a number, in which the day immediately following the last day included in the interest period falls;

“M1” is the calendar month, expressed as a number, in which the first day of the interest period falls;

“M2” is the calendar month, expressed as a number, in which the day immediately following the last day included in the interest period falls;

“D1” is the first calendar day, expressed as a number, of the interest period, unless such number would be 31, in which case D1 will be 30; and

“D2” is the calendar day, expressed as a number, immediately following the last day included in the interest period, unless such number would be 31, in which case D2 will be 30.

If 30E/360 (ISDA) is specified, the accrued interest factor will be the number of days in the interest period in respect of which payment is being made divided by 360, calculated on a formula basis as follows:

Day Count Fraction = [360 × (Y2- Y1)] + [30 × (M2- M1)] + (D2- D1)

360

where:

“Y1” is the year, expressed as a number, in which the first day of the interest period falls;

“Y2” is the year, expressed as a number, in which the day immediately following the last day included in the interest period falls;

“M1” is the calendar month, expressed as a number, in which the first day of the interest period falls;

“M2” is the calendar month, expressed as a number, in which the day immediately following the last day included in the interest period falls;

“D1” is the first calendar day, expressed as a number, of the interest period, unless (i) that day is the last day of February or (ii) such number would be 31, in which case D1 will be 30; and “D2” is the calendar day, expressed as a number, immediately following the last day included in the interest period, unless (i) that day is the last day of February but not the maturity date or (ii) such number would be 31, in which case D2 will be 30.

Commercial Paper Rate Notes

If you purchase a commercial paper rate note, your note will bear interest at the interest rate equal to the commercial paper rate and adjusted by the spread or spread multiplier, if any, indicated in the applicable pricing supplement.

Unless we specify otherwise in the applicable pricing supplement, the commercial paper rate will be the money market yield of the rate, for the relevant interest determination date, for commercial paper having the index maturity indicated in the applicable pricing supplement, as published in H.15(519) prior to 3:00 p.m., New York City time, on the calculation date pertaining to the relevant interest determination date under the heading “Commercial Paper—Nonfinancial.”

If the commercial paper rate cannot be determined as described above, unless otherwise specified in the applicable pricing supplement, the following procedures will apply:

•

If the rate described above does not appear in H.15(519) by 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from that source at that time, then the commercial paper rate will be the money market yield of the rate, for the relevant interest determination date, for commercial paper having the index maturity specified in the applicable pricing supplement, as published in H.15 Daily Update under the heading “Commercial Paper—Nonfinancial” or any other recognized electronic source used for displaying that rate.

•

If the rate described above does not appear in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from one of those sources at that time, the commercial paper rate will be the money market yield of the arithmetic mean of the following offered rates for U.S. dollar commercial paper that has the relevant index maturity specified in the applicable pricing supplement and is placed for a non-financial issuer whose bond rating is “AA,” or the equivalent, from a nationally recognized statistical rating organization: the rates offered as of 11:00 A.M., New York City time, on the relevant interest determination date, by three leading U.S. dollar commercial paper dealers in New York City, one of which may be TD or an affiliate, selected by the calculation agent.

•

If fewer than three dealers selected by the calculation agent are quoting as described above, the commercial paper rate for the new interest period will be the commercial paper rate in effect for the prior interest period. If the initial interest rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

U.S. Prime Rate Notes

If you purchase a U.S. prime rate note, your note will bear interest at an interest rate equal to the U.S. prime rate and adjusted by the spread or spread multiplier, if any, indicated in the applicable pricing supplement.

Unless we specify otherwise in the applicable pricing supplement, the U.S. prime rate will be the rate or base lending rate, for the relevant interest determination date, published in H.15(519) by 3:00 p.m., New York City time, opposite the heading “Bank Prime Loan.”

If the U.S. prime rate cannot be determined as described above, unless otherwise specified in the applicable pricing supplement, the following procedures will apply:

•

If the rate described above does not appear in H.15(519) by 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from that source at that time, then the U.S. prime rate will be the rate, for the relevant interest determination date, as published in H.15 Daily Update under the heading “Bank Prime Loan,” or another recognized electronic source used for the purpose of displaying that rate.

•

If the rate described above does not appear in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from one of those sources at that time, then the U.S. prime rate will be the arithmetic mean of the following rates as they appear on the Reuters screen US PRIME 1 page: the rate of interest publicly announced by each bank appearing on that page as that bank’s prime rate or base lending rate, as of 11:00 A.M., New York City time, on the relevant interest determination date.

•

If fewer than four rates appear on the Reuters screen US PRIME 1 page on the relevant interest calculation date, the U.S. prime rate will be the arithmetic mean of the prime rates or base lending rates, as of the close of business on the relevant interest determination date, of three major banks in New York City, one of which may be TD or an affiliate, selected by the calculation agent. For this purpose, the calculation agent will use rates quoted on the basis of the actual number of days in the year divided by a 360-day year.

•

If fewer than three banks selected by the calculation agent are quoting as described above, the U.S. prime rate for the new interest period will be the U.S. prime rate in effect for the prior interest period. If the initial interest rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

EURIBOR Notes

If you purchase a Euro interbank offered rate-linked note, your note will bear interest at an interest rate based on estimated euro interbank deposit rates for a specified term, designated as “EURIBOR” that is calculated and published by a designated distributor and administered by the European Money Markets Institute, or any entity that may assume responsibility for the administration of the rate. In addition, when EURIBOR is the interest rate basis the EURIBOR base rate will be adjusted by the spread or spread multiplier, if any, specified in the applicable pricing supplement.

Unless we specify otherwise in the applicable pricing supplement, EURIBOR will be determined in the following manner:

•

EURIBOR will be the offered rate for deposits in euros having the index maturity specified in the applicable pricing supplement, beginning on the second euro business day after the relevant EURIBOR interest determination date, as that rate appears on Reuters screen EURIBOR01 page as of 11:00 A.M., Brussels time, on the relevant EURIBOR interest determination date.

•	If the rate described above does not appear on Reuters screen EURIBOR01 page, then:

•

EURIBOR will be determined on the basis of the rates, at approximately 11:00 A.M., Brussels time, on the relevant EURIBOR interest determination date, at which deposits of the following kind are offered to prime banks in the euro-zone interbank market by the principal euro-zone office of each of four major banks in that market selected by the calculation agent: euro deposits having the relevant index maturity specified in the applicable pricing supplement, beginning on the relevant interest reset date, and in a representative amount. The calculation agent will request the principal euro-zone office of each of these banks to provide a quotation of its rate. If at least two quotations are provided, EURIBOR for the relevant EURIBOR interest determination date will be the arithmetic mean of the quotations.

•	If fewer than two quotations are provided as described above, EURIBOR for the relevant EURIBOR interest determination date will be the arithmetic mean of the rates for loans of the following kind to leading euro-zone banks quoted, at approximately 11:00 A.M., Brussels time on that EURIBOR interest determination date, by three major banks, one of which may be TD or an affiliate, in the euro-zone selected by the calculation agent: loans of euros having the relevant index maturity specified in the applicable pricing supplement, beginning on the relevant interest reset date, and in a representative amount.

•

If fewer than three banks selected by the calculation agent are quoting as described above, EURIBOR for the new interest period will be EURIBOR in effect for the prior interest period. If the initial interest rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

•

Notwithstanding the foregoing, if (i) EURIBOR has been permanently or indefinitely discontinued or (ii) the applicable regulatory supervisor makes an announcement that EURIBOR is no longer representative or as of a certain date will no longer be representative, then the calculation agent will, as directed by TD, use as a substitute for EURIBOR and for each future EURIBOR interest determination date, the Alternative Rate selected by the central bank, reserve bank, monetary authority or any similar institution (including any committee or working group thereof) that is consistent with accepted market practice. As part of such substitution, the calculation agent will, as directed by TD, make such adjustments, in each case that are consistent with accepted market practice for the use of such Alternative Rate for debt obligations such as the notes; provided however that if there is no clear market consensus as to whether any rate has replaced EURIBOR in customary market usage, TD may, in its sole discretion, determine or appoint an IFA to assist in determining an appropriate Alternative Rate and any adjustments, and any such determination will be binding on TD, the calculation agent and the noteholders.

SOFR Notes

If you purchase a SOFR note, your note will bear interest at an interest rate equal to SOFR, which will be the secured overnight financing rate that is published by the FRBNY and is intended to be a broad measure of the cost of borrowing cash overnight collateralized by Treasury securities, as adjusted by the spread or spread multiplier, if any, indicated in the applicable pricing supplement.

Unless we specify otherwise in the applicable pricing supplement, SOFR will be equal to Compounded SOFR or SOFR Index, as specified in the applicable pricing supplement.

“Compounded SOFR” will be determined by the calculation agent in the following manner:

where

“d0,” for any Observation Period, means the number of U.S. Government Securities Business Days in the relevant Observation Period;

“i” means a series of whole numbers from one to d0, each representing the relevant U.S. Government Securities Business Day in chronological order from, and including, the first U.S. Government Securities Business Day in the relevant Observation Period;

“SOFRi,” for any U.S. Government Securities Business Day “i” in the relevant Observation Period, means equal to SOFR in respect of that day “i”;

“ni,” for any U.S. Government Securities Business Day “i” in the relevant Observation Period, means the number of calendar days from, and including, such U.S. Government Securities Business Day “i” to, but excluding, the following U.S. Government Securities Business Day (“i+1”); and

“d” means the number of calendar days in the relevant Observation Period.

For these calculations, the daily SOFR in effect on any U.S. Government Securities Business Day will be the applicable SOFR as reset on that date.

For purposes of determining Compounded SOFR, “SOFR” means, with respect to any U.S. Government Securities Business Day:

(1)

the Secured Overnight Financing Rate published for such U.S. Government Securities Business Day as such rate appears on the FRBNY’s Website at 3:00 p.m. (New York time) on the immediately following U.S. Government Securities Business Day (the “SOFR Determination Time”); or

(2)

if the rate specified in (1) above does not so appear, unless both a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the Secured Overnight Financing Rate as published in respect of the first preceding U.S. Government Securities Business Day for which the Secured Overnight Financing Rate was published on the FRBNY’s Website.

Notwithstanding anything to the contrary in the documentation relating to the notes, if TD or its designee determines on or prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date (each as defined below) have occurred with respect to determining Compounded SOFR, then the benchmark replacement provisions set forth herein will thereafter apply to all determinations of the rate of interest payable on the notes.

For the avoidance of doubt, in accordance with the benchmark replacement provisions, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the interest payable for each interest period on the notes will be an annual rate equal to the sum of the Benchmark Replacement (as defined below) and the applicable margin.

The SOFR index would measure the cumulative impact of compounding the SOFR on a unit of investment over time, with the initial value set to 1.00000000 on April 2, 2018, the first value date of the SOFR. The index would be compounded by the value of each SOFR thereafter. As a result, the first official published SOFR index value will reflect the effect of compounding the SOFR each business day since April 2, 2018.

For purposes of determining SOFR Index, on each day the SOFR is published, “SOFR Index” would be calculated as:

where

“SOFRi” = SOFR applicable on business day i

“ni” = number of calendar days for which SOFRi applies

“i” represents a series of ordinal numbers representing each business day in the calculation period

The SOFR index is a compounding sequence that allows investors to calculate compounded SOFR averages over custom time periods. To calculate the compounded SOFR average between any two dates within the SOFR publication calendar, one would only need to input the SOFR index values on those dates into the following formula:

where:

“SOFR Indexstart” is the SOFR Index value for the day which is the first day of the relevant SOFR Index Observation Period;

“SOFR Indexend” is the SOFR Index value for the day which is the last day of the relevant SOFR Index Observation Period;

“d” is the number of calendar days in the relevant SOFR Index Observation Period;

“SOFR Index” means, with respect to any U.S. Government Securities Business Day:

A.

the SOFR Index value as published by the SOFR Administrator as such index appears on the SOFR Administrator’s Website at 3:00 p.m. (New York time) on such U.S. Government Securities Business Day (the “SOFR Index Determination Time”); provided that:

B.

if a SOFR Index value does not so appear as specified in A. above at the SOFR Index Determination Time, then (i) if a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred with respect to SOFR, then Compounded SOFR shall be the rate determined pursuant to the “SOFR Index Unavailable” provisions (defined below) or (ii) if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred in respect of SOFR, then Compounded SOFR shall be the rate determined pursuant to the “Effect of Benchmark Transition Event” section below;

“SOFR Index Observation Period” means in respect of each Interest Period, the period from, and including, the date falling “p” U.S. Government Securities Business Days preceding the first date in such Interest Period to, but excluding, the date falling “p” U.S. Government Securities Business Days preceding the Interest Payment Date for such Interest Period, or such other period as may be specified in the applicable Final Terms or Pricing Supplement;

“SOFR Index Observation Period Shift” is the number of U.S. Government Securities Business specified in the applicable Final Terms or Pricing Supplement;

“p”, for any SOFR Index Observation Period, is the number of U.S. Government Securities Business Days included in the SOFR Index Observation Period Shift, as specified in the applicable Final Terms or Pricing Supplement; and

“SOFR Index Unavailable” means if the SOFR Index is not published on a SOFR IndexStart or SOFR IndexEnd on the associated Interest Determination Date and a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred with respect to SOFR, “Compounded SOFR” means, for an Interest Determination Date for the applicable Interest Period for which such index is not available, the rate of return on a daily compounded interest investment calculated by the Calculation Agent on the relevant Interest Determination Date in accordance with the formula for SOFR Averages, and the definitions required for such formula, published on the SOFR Administrator’s Website at newyorkfed.org/markets/treasury-repo-reference-rates-information. For the purposes of this provision, references in the SOFR Averages compounding formula and related definitions to “calculation period” shall be replaced with “SOFR Index Observation Period”, and the words “that is, 30-, 90-, or 180- calendar days” shall be removed. If the daily SOFR (“SOFRi”) does not so appear for any day “i” in the SOFR Index Observation

Period, SOFRi for such day “i” shall be SOFR published in respect of the preceding U.S. Government Securities Business Day for which SOFR was published on the SOFR Administrator’s Website.

Effect of Benchmark Transition Event

(a)

Benchmark Replacement. If TD or its designee determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any determination of the Benchmark on any date, the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the notes in respect of such determination on such date and all determinations on all subsequent dates.

(b)

Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, TD or its designee will have the right to make Benchmark Replacement Conforming Changes from time to time.

(c)

Decisions and Determinations. Any determination, decision or election that may be made by TD or its designee pursuant to the benchmark replacement provisions described herein, including any determination with respect to tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection:

•	will be conclusive and binding absent manifest error;

•	if made by TD, will be made in TD’s sole discretion;

•	if made by TD’s designee, will be made after consultation with TD, and the designee will not make any such determination, decision or election to which TD objects; and

•	shall become effective without consent from any other party.

Any determination, decision or election pursuant to the benchmark replacement provisions not made by TD’s designee will be made by TD on the basis as described above. The designee shall have no liability for not making any such determination, decision or election. In addition, TD may designate an entity (which may be its affiliate) to make any determination, decision or election that TD has the right to make in connection with the benchmark replacement provisions set forth in this prospectus supplement.

In no event shall the calculation agent be responsible for any determination, decision or election pursuant to the benchmark replacement provisions. In connection with the foregoing, the calculation agent will be entitled to conclusively rely on any determinations made by us or our designee and will have no liability for such actions taken at the direction of us or our designee.

Treasury Rate Notes

If you purchase a treasury rate note, your note will bear interest at an interest rate equal to the treasury rate and adjusted by the spread or spread multiplier, if any, indicated in the applicable pricing supplement.

Unless we specify otherwise in the applicable pricing supplement, the treasury rate will be the rate for the most recent auction, on the relevant treasury interest determination date, of treasury bills having the index maturity specified in the applicable pricing supplement, as that rate appears on Reuters screen USAUCTION 10/11 page by 3:00 p.m., New York City time, on the calculation date pertaining to the relevant interest determination date, under the heading “INVEST RATE”.

If the treasury rate cannot be determined as described above, unless otherwise specified in the applicable pricing supplement, the following procedures will apply:

•

If the rate described above does not appear on Reuters screen USAUCTION 10/11 page by 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from that source at that time, the treasury rate will be the bond equivalent yield of the rate, for the relevant interest determination date, for the type of treasury bill described above, as published in H.15 Daily Update, under the heading “U.S. government securities/ treasury bills (secondary market),” or another recognized electronic source used for displaying that rate. The rate will be expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis.

•

If the rate described in the prior paragraph does not appear in H.15 Daily Update or another recognized electronic source by 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from one of those sources at that time, the treasury rate will be the bond equivalent yield of the auction rate, for the relevant treasury interest determination date and for treasury bills of the kind described above, as announced by the Treasury. The auction rate will be expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis.

•

If the auction rate described in the prior paragraph is not so announced by 3:00 P.M., New York City time, on the relevant interest calculation date, or if no such auction is held for the relevant week, then the treasury rate will be the bond equivalent yield of the rate, for the relevant treasury interest determination date and for treasury bills having a remaining maturity closest to the index maturity specified in the applicable pricing supplement, as published in H.15(519) under the heading “U.S. government securities/treasury bills (secondary market)” or in another recognized electronic source used for the purpose of displaying that rate. The rate will be expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis.

•

If the rate described in the prior paragraph does not appear in H.15(519) by 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from one of those sources at that time, then the treasury rate will be the rate, for the relevant treasury interest determination date and for treasury bills having a remaining maturity closest to the index maturity specified in the applicable pricing supplement, as published in H.15 Daily Update under the heading “U.S. government securities/treasury bills (secondary market),” or another recognized electronic source used for displaying that rate.

•

If the rate described in the prior paragraph does not appear in H.15 Daily Update or another recognized electronic source by 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from one of those sources at that time, the treasury rate will be the bond equivalent yield of the arithmetic mean of the following secondary market bid rates for the issue of treasury bills with a remaining maturity closest to the index maturity specified in the applicable pricing supplement: the rates bid as of approximately 3:30 P.M., New York City time, on the relevant treasury interest determination date, by three primary U.S. government securities dealers in New York City, one of which may be TD or an affiliate, selected by the calculation agent.

•

If fewer than three dealers selected by the calculation agent are quoting as described in the prior paragraph, the treasury rate in effect for the new interest period will be the treasury rate in effect for the prior interest period. If the initial interest rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

CD Rate Notes

If you purchase a CD rate note, your note will bear interest at an interest rate equal to the CD rate and adjusted by the spread or spread multiplier, if any, indicated in the applicable pricing supplement.

Unless we specify otherwise in the applicable pricing supplement, the CD rate will be the rate, on the relevant interest determination date, for negotiable U.S. dollar certificates of deposit having the index maturity specified in the applicable pricing supplement, as published in H.15(519) prior to 3:00 p.m., New York City time, on the calculation date pertaining to the relevant interest determination date, under the heading “CDs (Secondary Market).”

If the CD rate cannot be determined as described above, unless otherwise specified in the applicable pricing supplement, the following procedures will apply:

•

If the rate described above does not appear in H.15(519) by 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from that source at that time, then the CD rate will be the rate, for the relevant interest determination date for negotiable U.S. dollar certificates of deposit having the index maturity specified in the applicable pricing supplement, as published in H.15 Daily Update, under the heading “CDs (secondary market)” or another recognized electronic source used for displaying that rate.

•

If the rate described above does not appear in H.15 Daily Update or another recognized electronic source by 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from one of those sources at that time, the CD rate will be the arithmetic mean of the following secondary market offered rates for negotiable U.S. dollar certificates of deposit of major U.S. money center banks of the highest credit rating standing in the market for negotiable certificates of deposit with a remaining maturity closest to the index maturity specified in the applicable pricing supplement, and in a representative amount: the rates offered as of 10:00 A.M., New York City time, on the relevant interest determination date, by three leading non-bank dealers in negotiable U.S. dollar certificates of deposit in New York City, one of which may be TD or an affiliate, as selected by the calculation agent.

•

If fewer than three dealers selected by the calculation agent are quoting as described above, the CD rate in effect for the new interest period will be the CD rate in effect for the prior interest period. If the initial interest rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

CMT Rate Notes

If you purchase a CMT rate note, your note will bear interest at an interest rate equal to the CMT rate and adjusted by the spread or spread multiplier, if any, indicated in the applicable pricing supplement.

Unless we specify otherwise in the applicable pricing supplement, the CMT rate on the relevant interest determination date will be the following rate displayed on the designated CMT Reuters page by 3:00 p.m., New York City time, on the calculation date pertaining to the relevant interest determination date, under the heading “Constant Maturity/treasury” under the column for the designated CMT index maturity:

•	if the designated CMT Reuters page is FRBCMT, the rate for the relevant interest determination date; or

•

if the designated CMT Reuters page is FEDCMT, the weekly or monthly average, as specified in the applicable pricing supplement, for the week that ends immediately before the week in which the relevant interest determination date falls, or for the month that ends immediately before the month in which the relevant interest determination date falls, as applicable.

If the CMT rate cannot be determined as described above, unless otherwise specified in the applicable pricing supplement, the following procedures will apply:

•

If the applicable rate described above is not displayed on the relevant designated CMT Reuters page at 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from that source at that time, then the CMT rate will be the applicable treasury constant maturity rate for the designated CMT index maturity and for either the relevant interest determination date or the weekly or monthly average, as applicable, as published in H.15(519).

•

If the applicable rate described above does not appear in H.15(519) by 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from one of those sources at that time, then the CMT rate will be the treasury constant maturity rate, or other U.S. treasury rate, for the designated CMT index maturity and with reference to the relevant interest determination date, that:

•	is published by the Board of Governors of the Federal Reserve System, or the Treasury; and

•	is determined by the calculation agent to be comparable to the applicable rate formerly displayed on the designated CMT Reuters page and published in H.15(519).

•

If the rate described in the prior paragraph does not appear by 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from one of those sources at that time, then the CMT rate will be the yield to maturity of the arithmetic mean of the following secondary market offered rates for the most recently issued treasury notes having an original maturity equal to the designated CMT index maturity and a remaining term to maturity of not less than the designated CMT index maturity minus one year, and in a representative amount: the bid rates, as of approximately 3:30 P.M., New York City time, on the relevant interest determination date, of three leading primary U.S. government securities dealers in New York City (each, a “reference dealer”), one of which may be TD or an affiliate, selected by the calculation agent. In selecting these bid rates, the calculation agent will request quotations from five of these reference dealers and will disregard the highest quotation—or, if there is equality, one of the highest quotations—and the lowest quotation—or, if there is equality, one of the lowest quotations. Treasury notes are direct, non-callable, fixed rate obligations of the U.S. government.

•

If three or four of these reference dealers are quoting as described in the prior paragraph, then the CMT rate for the relevant interest determination date will be based on the arithmetic mean of the offered rates so obtained, and neither the highest nor the lowest of those quotations will be disregarded.

•

If the calculation agent is unable to obtain three treasury note quotations, the CMT rate will be the yield to maturity of the arithmetic mean of the following secondary market offered rates for treasury notes with an original maturity of the number of years that is the next highest to the index maturity and a remaining term to maturity closest to the index maturity and in a representative amount: the offered rates, as of approximately 3:30 P.M., New York City time, on the relevant interest determination date, of three reference dealers selected by the calculation agent.

•

If two treasury notes with an original maturity as described in the preceding sentence have remaining terms to maturity that are equally close to the designated CMT index maturity, the calculation agent will obtain from three reference dealers selected as described above quotations for the treasury notes with the shorter remaining term to maturity.

•

If two or fewer primary dealers selected by the calculation agent are quoting as described above, the CMT rate in effect for the new interest period will be the CMT rate in effect for the prior interest period. If the initial interest rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

CMS Rate Notes

If you purchase a CMS rate note, your note will bear interest at an interest rate equal to the CMS rate and adjusted by the spread or spread multiplier, if any, indicated in the applicable pricing supplement.

Unless we specify otherwise in the applicable pricing supplement, the CMS rate will be the rate for U.S. dollar swaps with a maturity for a specified number of years, expressed as a percentage in the applicable pricing supplement, which appears on the Reuters or Bloomberg screen page specified in the applicable pricing supplement as of 11:00 a.m., New York City time, on the interest determination date. The floating reference rate measures the fixed rate of interest payable on a hypothetical fixed-for-floating U.S. dollar interest rate swap transaction with a maturity for a specified number of years. In the hypothetical swap transaction, the fixed rate of interest, payable annually on an Actual/360 day count basis, is exchangeable for a floating rate referencing SOFR compounded in arrears for twelve months (using standard market conventions).

If the CMS rate cannot be determined as described above, unless otherwise specified in the applicable pricing supplement, the following procedures will apply:

•

If the applicable rate described above is not displayed on the relevant designated CMS Reuters or Bloomberg screen by 11:00 a.m., New York City time, on the interest determination date, then the CMS rate will be a percentage determined by the calculation agent after consulting such sources as the calculation agent deems comparable to the foregoing screen, or any other source that it deems reasonable.

•

Notwithstanding the above, if the calculation agent determines prior to any interest reset date that the CMS rate has been discontinued prior to the maturity date of the notes, then the fallback provisions described below will apply to the CMS rate and the floating interest rate will be determined accordingly.

•

Notwithstanding the foregoing, if the CMS rate has been permanently or indefinitely discontinued, then TD or its designee will select a substitute rate for each future interest reset date with reference to (1) any alternative reference rate selected by the central bank, reserve bank, monetary authority or any similar institution (including by the Alternative Reference Rates Committee or any other committee or working group thereof) and (2) accepted market practice and usage (the “Alternative Rate”). Upon selecting an Alternative Rate, TD or its designee may make adjustments, including changes to the Alternative Rate, the spread, business days, the day count fraction, interest reset dates, floating interest periods, interest payment dates and any other terms of the notes, in each case that TD or its designee determines are consistent with accepted market practice for the use of such Alternative Rate for debt obligations such as the notes or are reasonably necessary for administrative or operational reasons irrespective of whether any such change is consistent with accepted market practices. TD or its designee will select an Alternative Rate and make any adjustments with a view to maintaining, to the extent practical, your economic position as a holder of the notes.

•

If the CMS rate has been permanently or indefinitely discontinued and TD or its designee is unable or unwilling to determine an Alternative Rate prior to an interest reset date, then the CMS rate for the relevant interest period will be the CMS rate in effect for the immediately preceding interest period determined in the manner described above, as of the last day such rate was published on the relevant screen.

Federal Funds Rate Notes

If you purchase a federal funds rate note, your note will bear interest at an interest rate equal to the federal funds rate and adjusted by the spread or spread multiplier, if any, indicated in the applicable pricing supplement.

Unless we specify otherwise in the applicable pricing supplement, the federal funds rate will be the rate for U.S. dollar federal funds as of the relevant interest determination date, as published in H.15(519) under the heading “Federal Funds (Effective),” as that rate is displayed on Reuters screen FEDFUNDS1 page prior to 3:00 p.m., New York City time, on the calculation date pertaining to the relevant interest determination date.

If the federal funds rate cannot be determined as described above, unless otherwise specified in the applicable pricing supplement, the following procedures will apply:

•

If the rate described above is not displayed on Reuters screen FEDFUNDS1 page by 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from that source at that time, then the federal funds rate, as of the relevant interest determination date, will be the rate described above as published in H.15 Daily Update, under the heading “Federal Funds (Effective),” or another recognized electronic source used for displaying that rate.

•	If the rate described above is not displayed on Reuters screen FEDFUNDS1 page and does not appear in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from one of those sources at that time, the federal funds rate will be the arithmetic mean of the rates for the last transaction in overnight, U.S. dollar federal funds arranged, before 9:00 A.M., New York City time, on the relevant interest determination date, by three leading brokers of U.S. dollar federal funds transactions in New York City, one of which may be TD or an affiliate, selected by the calculation agent.

•

If fewer than three brokers selected by the calculation agent are quoting as described above, the federal funds rate in effect for the new interest period will be the federal funds rate in effect for the prior interest period. If the initial interest rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

CPI Notes

A CPI note shall bear interest at an interest rate equal to the CPI and adjusted by the spread or spread multiplier, if any, indicated in the applicable pricing supplement. The applicable pricing supplement also may specify a floor or cap.

Unless otherwise specified in the applicable pricing supplement, the CPI is the non-revised index adjusted U.S. City Average All Items Consumer Price Index for All Urban Consumers, published monthly by the U.S. Bureau of Labor Statistics (“BLS”) and published on Bloomberg CPURNSA or any successor service. The CPI for a particular month is published during the following month.

The CPI is a measure of the average change in consumer prices over time for a fixed market basket of goods and services, including food, clothing, shelter, fuels, transportation, charges for doctors’ and dentists’ services and drugs. In calculating the CPI, the prices of the various items included in the fixed market basket are averaged together with weights that represent their importance in the spending of urban households in the United States. The BLS periodically updates the contents of the market basket of goods and services and the weights assigned to the various items to take into account changes in consumer expenditure patterns. The CPI is expressed in relative terms in relation to a time base reference period for which the level was set to 100.0.

Special Rate Calculation Terms

In this subsection entitled “—Interest Rates,” we use several terms that have special meanings relevant to calculating floating interest rates. We define these terms as follows:

The term “Benchmark” means, initially, Compounded SOFR, as such term is defined above; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Compounded SOFR (or the published daily SOFR used in the calculation thereof) or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

The term “Benchmark Replacement” means the first alternative set forth in the order below that can be determined by TD or its designee as of the Benchmark Replacement Date:

(1)

the sum of: (a) an alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor and (b) the Benchmark Replacement Adjustment;

(2)	the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; and

(3)

the sum of: (a) the alternate rate of interest that has been selected by TD or its designee as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar denominated floating rate notes at such time and (b) the Benchmark Replacement Adjustment.

The term “Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by TD or its designee as of the Benchmark Replacement Date:

(1)

the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2)	if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment; and

(3)

the spread adjustment (which may be a positive or negative value or zero) that has been selected by TD or its designee giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar denominated floating rate notes at such time.

The term “Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definitions or interpretations of interest period, the timing and frequency of determining rates and making payments of interest, the rounding of amounts or tenors, and other administrative matters) that TD or its designee decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if TD or its designee decides that adoption of any portion of such market practice is not administratively feasible or if TD or its designee determines that no market practice for use of the Benchmark Replacement exists, in such other manner as TD or its designee determines is reasonably practicable).

The term “Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(1)

in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or

(2)	in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

The term “Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1)

a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

(2)

a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or

(3)	a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

The term “bond equivalent yield” means a yield expressed as a percentage and calculated in accordance with the following formula:

bond equivalent yield =	D × N	x 100
360- (D × M)

where

“D” means the annual rate for treasury bills quoted on a bank discount basis and expressed as a decimal;

“N” means the actual number of days in the applicable year (365 or 366, as the case may be); and

“M” means the actual number of days in the applicable interest reset period.

The term “business day” means, for any note, a day that meets all the following applicable requirements:

•

for all notes, is a Monday, Tuesday, Wednesday, Thursday or Friday that is neither a legal holiday nor a day on which banking institutions are authorized or obligated by law, regulation or executive order to close in New York City or Toronto;

•

if the note has a specified currency other than U.S. dollars or euros, is also a day on which banking institutions are not authorized or obligated by law, regulation or executive order to close in the applicable principal financial center;

•	if the note is a EURIBOR note or has a specified currency of euros, is also a euro business day; and

•	if the note is a SOFR note, is also a U.S. Government Securities Business Day.

The term “Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the then-current Benchmark.

The term “designated CMT index maturity” means the index maturity for a CMT rate note and will be the original period to maturity of a U.S. treasury security—either 1, 2, 3, 5, 7, 10, 20 or 30 years—specified in the applicable pricing supplement.

The term “designated CMT Reuters page” means the Reuters page specified in the applicable pricing supplement that displays treasury constant maturities as reported in H.15(519). If no Reuters page is so specified, then the applicable page will be Reuters page FEDCMT for the most recent week. If Reuters page FEDCMT applies but the applicable pricing supplement does not specify whether the weekly or monthly average applies, the weekly average will apply.

The term “euro business day” means any day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System, or any successor system, is open for business.

The term “euro-zone” means, at any time, the region comprised of the member states of the European Economic and Monetary Union that, as of that time, have adopted a single currency in accordance with the Treaty on European Union of February 1992, as it may be amended from time to time.

The term “FRBNY’s Website” means the website of the FRBNY, currently at newyorkfed.org, or any successor source.

The term “H.15(519)” means the weekly statistical release entitled “Statistical Release H.15(519) Selected Interest Rates,” or any successor publication, published by the Board of Governors of the Federal Reserve System.

The term “H.15 Daily Update” means the daily update of H.15(519), available through the website of the Board of Governors of the Federal Reserve System at federalreserve.gov/releases/h15/update/ or any successor site or publication.

The term “index maturity” means, with respect to a floating rate note, the period to maturity of the instrument or obligation on which the interest rate formula is based, as specified in the applicable pricing supplement.

The term “ISDA Definitions” means the 2006 ISDA Definitions published by ISDA or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

The term “ISDA Fallback Adjustment” means the spread adjustment, (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

The term “ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

The term “money market yield” means a yield expressed as a percentage and calculated in accordance with the following formula:

money market yield = =	D × 360	x 100
360–(DxM)

where

“D” means the annual rate for commercial paper, quoted on a bank discount basis and expressed as a decimal; and

“M” means the actual number of days in the relevant interest reset period.

The term “Observation Period” means, in respect of each interest period, the period from, and including, the date two U.S. Government Securities Business Days preceding the first date in such interest period to, but excluding, the date two U.S. Government Securities Business Days preceding the interest payment date for such interest period (or in the final interest period, preceding the maturity date or, if we elect to redeem in part or in full any series of notes, the redemption for such notes), or any other period specified in the applicable pricing supplement.

The term “principal financial center” means the capital city of the country to which an index currency relates (or the capital city of the country issuing the specified currency, as applicable), except that with respect to U.S. dollars, Australian dollars, Canadian dollars, South African rands and Swiss francs, the “principal financial center” means The City of New York, Sydney, Toronto, Johannesburg and Zurich, respectively, and with respect to euros the principal financial center means London.

The term “representative amount” means an amount that, in the calculation agent’s judgment, is representative of a single transaction in the relevant market at the relevant time.

The term “Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is Compounded SOFR, the SOFR Determination Time, and (2) if the Benchmark is not Compounded SOFR, the time determined by TD or its designee in accordance with the Benchmark Replacement Conforming Changes.

The term “Relevant Governmental Body” means the Federal Reserve Board and/or the FRBNY, or a committee officially endorsed or convened by the Federal Reserve Board and/or the FRBNY or any successor thereto.

The term “Reuters screen” means the display on Thomson Reuters Eikon, or any successor or replacement service, on the page or pages specified in this prospectus supplement or the applicable pricing supplement, or any successor replacement page or pages on that service.

The term “Reuters screen EURIBOR01 page” means the display on the Reuters screen page titled “EURIBOR01” on which EURIBOR rates of major banks for the euro are displayed.

The term “Reuters screen FEDFUNDS1 page” means the display on the Reuters screen page titled “FEDFUNDS1” under the heading “EFFECT” displaying the federal funds (effective) as reported in H.15(519).

The term “Reuters screen USAUCTION 10/11 page” means the display on the Reuters screen page titled “USAUCTION 10” or “USAUCTION 11” on which the rates for the most recent auction of treasury bills are displayed.

The term “Reuters screen US PRIME 1 page” means the display on the Reuters screen page titled “US PRIME 1” on which prime rates or base lending rates of major U.S. banks are displayed.

The term “Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

The term “U.S. Government Securities Business Day” means any day except for a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

If, when we use the terms “designated CMT Reuters page,” “H.15(519),” “H.15 Daily Update,” “Reuters screen EURIBOR01 page,” “Reuters screen FEDFUNDS1 page,” “Reuters screen USAUCTION 10/11 page” or “Reuters screen US PRIME 1 page,” or we refer to a particular heading or headings on any of those pages, those references include any successor or replacement heading or headings as determined by the calculation agent.

Market-Making Transactions

If you purchase your notes in a market-making transaction, you will receive information about the price you pay and your trade and settlement dates in a separate confirmation of sale. A market-making transaction is one in which an agent or other person resells a note that it has previously acquired from another holder. A market-making transaction in a particular note occurs after the original sale of the note. For more information regarding market-making transactions, see “Supplemental Plan of Distribution (Conflicts of Interest)—Market-Making Transactions.”

Please note that the information about the settlement or pricing date, issue price discounts or commissions and net proceeds to TD in the applicable pricing supplement relates only to the initial issuance and sale of your notes. If you have purchased your notes in a market-making transaction after the initial issuance and sale, any such relevant information about the sale to you will be provided in a separate confirmation of sale.

If you purchase notes issued before September 23, 2018 (which are designated as Series A notes or Series B notes) in a market-making transaction, those notes will not be bail-inable notes, even though the applicable pricing supplement may not specify that your note is not a bail-inable note. In addition, certain notes issued on or after September 23, 2018 may not be bail-inable notes. See “Canadian Bank Resolution Powers—General” in the accompanying prospectus.

Redemption at the Option of TD; No Sinking Fund

If an initial redemption date is specified in the applicable pricing supplement, we may redeem the particular notes prior to their stated maturity date at our option on any date on or after that initial redemption date specified in the applicable pricing supplement or on the dates specified in the applicable pricing supplement in whole, unless otherwise specified in the applicable pricing supplement, in increments of US$1,000 or any other integral multiple of an authorized denomination specified in the applicable pricing supplement (provided that any remaining principal amount thereof shall be at least US$1,000 or other minimum authorized denomination applicable thereto), at the redemption price or prices specified in that pricing supplement, together with unpaid interest accrued thereon to the date of redemption. We will specify in the applicable pricing supplement the written notice that must be provided to registered holders of the particular notes to be redeemed at our option. Unless set forth in the applicable pricing supplement, the redemption notice period for each series of notes shall be at least 10 days and not more than 60 days.

Where the redemption (for any reason) of bail-inable notes would result in TD not meeting the TLAC requirements applicable to it pursuant to the TLAC guideline, we may only redeem or repurchase those bail-inable notes if we have obtained the prior approval of the Superintendent.

The notes will not be subject to, or entitled to the benefit of, any sinking fund.

Repayment at the Option of the Holder

You will only have the right to require us to repurchase your notes prior to maturity if so specified in the applicable pricing supplement. Any notes that contain a right of holders to require us to repurchase those notes prior to maturity will not be TLAC eligible.

If one or more optional repayment dates are specified in the applicable pricing supplement, registered holders of the particular notes may require us to repay those notes prior to their stated maturity date on any optional repayment date in whole or from time to time in part in increments of US$1,000 or any other integral multiple of an authorized denomination specified in the applicable pricing supplement (provided that any remaining principal amount thereof shall be at least US$1,000 or other minimum authorized denomination applicable thereto), at the repayment price or prices specified in that pricing supplement, together with unpaid interest accrued thereon to the date of repayment. A registered holder’s exercise of the repayment option will be irrevocable.

For any note to be repaid, the applicable trustee must receive, at its corporate trust office in the Borough of Manhattan, The City of New York, the particular notes to be repaid and/or, in the case of a book-entry note, repayment instructions from the applicable beneficial owner to the depositary and forwarded by the depositary to the trustee, within the time periods and in the manner specified in the applicable pricing supplement. Only the depositary may exercise the repayment option in respect of global notes representing book-entry notes. Accordingly, beneficial owners of global notes that desire to have all or any portion of the book-entry notes represented thereby repaid must instruct the participant through which they own their interest to direct the depositary to exercise the repayment option on their behalf by forwarding the repayment instructions to the applicable trustee as aforesaid. In order to ensure that these instructions are received by the applicable trustee on a particular day, the applicable beneficial owner must so instruct the participant through which it owns its interest before that participant’s deadline for accepting instructions for that day. Different firms may have different deadlines for accepting instructions from their customers. Accordingly, beneficial owners should consult their participants for the respective deadlines. In addition, at the time repayment instructions are given, each beneficial owner shall cause the participant through which it owns its interest to transfer the beneficial owner’s interest in the global note representing the related book-entry notes, on the depositary’s records, to the applicable trustee.

We will comply with the applicable requirements of the Exchange Act and the rules promulgated thereunder, and any other securities laws or regulations in connection with any repayment of notes at the option of the registered holders thereof.

Open Market Repurchases

We may at any time purchase notes at any price or prices in the open market or otherwise. Notes so purchased by us may, at our discretion, be held, resold or surrendered to the applicable trustee for cancellation. Where our repurchase of notes would result in TD not meeting the TLAC requirements applicable to it pursuant to the TLAC guideline, we may only repurchase those notes if we have obtained the prior approval of the Superintendent.

Form, Exchange and Transfer

Unless we specify otherwise in the applicable pricing supplement, the notes will be issued:

•	only in fully-registered form;

•	without interest coupons; and

•	in minimum denominations of US$1,000 and integral multiples of US$1,000 in excess thereof.

If a note is issued as a registered global note, only the depositary—e.g., DTC, Euroclear or Clearstream, each as defined under “Ownership, Book-Entry Procedures and Settlement” in the accompanying prospectus— will be entitled to transfer and exchange the note as described in this subsection because the depositary will be the sole registered holder of the note and is referred to below as the “holder.” Those who own beneficial interests in a global note do so through participants in the depositary’s securities clearance system, and the rights of these indirect owners will be governed by the applicable procedures of the depositary and its participants. We describe book-entry procedures under “Ownership, Book-Entry Procedures and Settlement” in the accompanying prospectus.

Holders of notes issued in fully-registered form may have their notes broken into more notes of smaller denominations of not less than US$1,000, or combined into fewer notes of larger denominations, as long as the total principal amount is not changed. This is called an exchange.

To the extent the notes are certificated, holders may exchange or register the transfer of notes at the office of the trustee. Notes may be transferred by endorsement. Holders may also replace lost, stolen or mutilated notes at that office. The trustee acts as our agent for registering notes in the names of holders and registering the transfer of notes. We may change this appointment to another entity or perform it ourselves. The entity performing the role of maintaining the list of registered holders is called the security registrar. It will also record transfers. The trustee may require an indemnity before replacing any notes.

Holders will not be required to pay a service charge to register the transfer or exchange of notes, but holders may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The registration of a transfer or exchange will only be made if the security registrar is satisfied with your proof of ownership.

If we designate additional transfer agents, they will be named in the applicable pricing supplement. We may cancel the designation of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

If the notes are redeemable and we redeem less than all of the notes of a particular series, we may block the registration of transfer or exchange of notes during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders entitled to receive the mailing. We may also refuse to register transfers or exchanges of notes selected for redemption, except that we will continue to permit registration of transfers and exchanges of the unredeemed portion of any note being partially redeemed.

Payment and Paying Agents

We will pay interest to the person listed in the trustee’s records at the close of business on a particular day (the “record date”) in advance of each due date for interest, even if that person no longer owns notes on the interest due date. Holders buying and selling notes must work out between them how to compensate for the fact that we will pay all the interest for an interest period to the one who is the registered holder on the regular record date. The most common manner is to adjust the sale price of the securities to prorate interest fairly between buyer and seller. This prorated interest amount is called accrued interest.

We will pay interest, principal and any other money due on the debt securities at the corporate trust office of the trustee in the City of New York. That office is currently located at 240 Greenwich Street, New York, NY 10286. Holders must make arrangements to have their payments picked up at or wired from that office. We may also choose to pay interest by mailing checks.

Book-entry and other indirect holders should consult their banks, brokers or other financial institutions for information on how they will receive payments.

We may also arrange for additional payment offices and may cancel or change these offices, including our use of the trustee’s corporate trust office. These offices are called paying agents. We may also choose to act as our own paying agent or choose one of our subsidiaries to do so. We must notify holders of changes in the paying agents for any particular series of notes.

Notices

We and the trustee will send notices regarding the notes only to registered holders, using their addresses as listed in the trustee’s records. With respect to who is a registered “holder” for this purpose, see “Ownership, Book-Entry Procedures and Settlement” in the accompanying prospectus.

Manner of Payment and Delivery

Any payment on the notes will be made to accounts designated by you and approved by us, or at the office of the trustee in New York City. The payment at maturity, upon redemption or acceleration, as applicable, will only be made when the notes are surrendered to the trustee at that office. We also may make any payment or delivery in accordance with the applicable procedures of the depositary.

Other Provisions; Addenda

Any provisions relating to the notes, including the determination of the interest rate basis, calculation of the interest rate applicable to a floating rate note, its interest payment dates, any redemption or repayment provisions, or any other term relating thereto, may be modified and/or supplemented by the terms as specified under “Other Provisions” in the applicable notes or in an addendum relating to the applicable notes and, in each case, in the applicable pricing supplement.

No Listing

Your notes will not be listed on any securities exchange unless otherwise specified in the applicable pricing supplement.

TAX CONSEQUENCES

United States Taxation

For a discussion of certain material U.S. federal income tax consequences of owning the notes, please see the section “Tax Consequences—United States Taxation” in the accompanying prospectus and any applicable tax consequences discussed in the applicable pricing supplement.

Canadian Taxation

For a discussion of certain material Canadian federal income tax consequences of owning the notes, please see the section “Tax Consequences—Canadian Taxation” in the accompanying prospectus and any applicable tax consequences discussed in the applicable pricing supplement.

SUPPLEMENTAL PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

We and TD Securities (USA) LLC, as agent, have entered into a distribution agreement with respect to the notes. The agent or agents through whom the notes will be offered will be identified in the applicable pricing supplement. Subject to certain conditions, the agent has agreed to use its reasonable efforts to solicit purchases of the notes. We have the right to accept or reject offers to purchase notes and may reject any proposed purchase of the notes. The agent may also reject any offer to purchase notes. We will pay the agent a commission on any notes sold through the agent. The commission will be specified in the applicable pricing supplement.

We may also sell notes to the agent, who will purchase the notes as principal for its own account. In that case, we will either pay the agent a commission as discussed above or the agent may purchase the notes at a price equal to the issue price specified in the applicable pricing supplement, less a discount to be agreed with us at the time of the offering.

The agent may resell any notes it purchases as principal to other brokers or dealers at a discount, which may include all or part of the discount the agent received from us. If all the notes are not sold at the initial offering price, the agent may change the offering price and the other selling terms.

We may also sell notes directly to investors. We will not pay commissions on notes we sell directly.

We have reserved the right to withdraw, cancel or modify the offer made by this prospectus supplement without notice and may reject orders in whole or in part whether placed directly with us or with an agent. No termination date has been established for the offering of the notes.

The agent, whether acting as agent or principal, may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”). We have agreed to indemnify the agent against certain liabilities, including liabilities under the Securities Act, or to contribute to payments made in respect of those liabilities.

If the agent sells notes to dealers who resell to investors and the agent pays the dealers all or part of the discount or commission it receives from us, those dealers may also be deemed to be “underwriters” within the meaning of the Securities Act.

Unless otherwise indicated in any pricing supplement, payment of the purchase price of notes, other than notes denominated in a non-U.S. dollar currency, will be required to be made in funds immediately available in The City of New York. The notes will be in the Same Day Funds Settlement System at DTC and, to the extent the secondary market trading in the notes is effected through the facilities of such depositary, such trades will be settled in immediately available funds.

We may appoint additional agents with respect to the notes. Any other agents will be named in the applicable pricing supplements and those agents will enter into the distribution agreement referred to above. The agent referred to above and any additional agents may engage in commercial banking and investment banking and other transactions with and perform services for TD and our affiliates in the ordinary course of business. TD Securities (USA) LLC is an affiliate of TD and may resell notes to or through another of our affiliates, as selling agent.

The notes are a new issue of securities, and there will be no established trading market for any note before its issue date. We do not plan to list the notes on a securities exchange or quotation system. We have been advised by TD Securities (USA) LLC that it may make a market in the notes offered through it. However, neither TD Securities (USA) LLC nor any of our other affiliates nor any other agent named in your pricing supplement that makes a market is obligated to do so, and any of them may stop doing so at any time without notice. No assurance can be given as to the liquidity or trading market for the notes.

The agent may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit reclaiming a selling concession from a syndicate member when the notes originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may stabilize, maintain or otherwise affect the market price of the notes, which may be higher than it would otherwise be in the absence of such transactions. The agent is not required to engage in these activities, and may end any of these activities at any time.

In addition to offering notes through the agent as discussed above, other medium-term notes that have terms substantially similar to the terms of the notes offered by this prospectus supplement may in the future be offered, concurrently with the offering of the notes, on a continuing basis by TD. Any of these notes sold pursuant to the distribution agreement or sold by TD directly to investors will reduce the aggregate amount of notes which may be offered by this prospectus supplement.

Market-Making Transactions

This prospectus supplement may be used by TD Securities (USA) LLC and any other affiliate of ours in connection with offers and sales of the notes in market-making transactions. In a market-making transaction, an agent or other person resells a note it acquires from other holders after the original offering and sale of the note. Resales of this kind may occur in the open market or may be privately negotiated, at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, such agent may act as principal or agent, including as agent for the counterparty in a transaction in which TD Securities (USA) LLC or another agent acts as principal, or as agent for both counterparties in a transaction in which TD Securities (USA) LLC does not act as principal. The agent may receive compensation in the form of discounts and commissions, including from both counterparties in some cases. Other affiliates of TD (in addition to TD Securities (USA) LLC) may also engage in transactions of this kind and may use this prospectus supplement for this purpose.

The aggregate initial offering price specified on the cover of this prospectus supplement relates to the initial offering of new notes we may issue on and after the date of this prospectus supplement. This amount does not include notes that may be resold in market-making transactions. The latter includes notes that we may issue going forward as well as notes we have previously issued.

TD does not expect to receive any proceeds from market-making transactions. TD does not expect that any agent that engages in these transactions will pay any proceeds from its market-making resales to TD.

Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.

Unless TD or an agent informs you in your confirmation of sale that your note is being purchased in its original offering and sale, you may assume that you are purchasing your note in a market-making transaction.

In this prospectus supplement, the term “this offering” means the initial offering of the notes made in connection with their original issuance. This term does not refer to any subsequent resales of notes in market-making transactions.

Conflicts of Interest

Some of the underwriters, dealers and agents and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the underwriters, dealers and agents and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and notes activities may involve notes and/or instruments of ours or our affiliates. If any of the underwriters, dealers and agents or their affiliates have a lending relationship with us, certain of those underwriters, dealers and agents or their affiliates routinely hedge, and certain other of those underwriters, dealers and agents or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters, dealers and agents and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our notes, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters, dealers and agents and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such notes or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such notes and instruments.

TD Securities (USA) LLC is a member of FINRA and an affiliate of TD and, as such, has a “conflict of interest” within the meaning of FINRA Rule 5121 in any offer or sale of the notes by TD Securities (USA) LLC. In addition, TD will receive the net proceeds from any initial public offering of the notes, thus creating an additional conflict of interest within the meaning of FINRA Rule 5121. Consequently, any such offering will be conducted in compliance with the provisions of FINRA Rule 5121. Neither TD Securities (USA) LLC nor any other FINRA member participating in an offering of the notes that has a conflict of interest will confirm initial sales to any discretionary accounts over which it has authority without the prior specific written approval of the customer.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

In addition to the documents specified in the accompanying prospectus under “Documents Incorporated by Reference,” the Distribution Agreement dated the date of this prospectus supplement between us and the agent was filed with the Securities and Exchange Commission and incorporated by reference as part of the registration statement on Form F-3 (File No. 333-283969), to which this prospectus supplement relates (the “Registration Statement”). Additional exhibits to the Registration Statement to which this prospectus supplement relates may be subsequently filed in reports on Form 40-F or on Form 6-K that specifically state that such materials are incorporated by reference as exhibits in Part II of the Registration Statement.

PROSPECTUS

The Toronto-Dominion Bank

(a Canadian chartered bank)

U.S.$75,000,000,000

Senior Debt Securities

Subordinated Debt Securities

Class A First Preferred Shares

Common Shares

Warrants

Subscription Receipts

Units

This prospectus describes some of the general terms that may apply to senior debt securities, subordinated debt securities, preferred shares, common shares, warrants, subscription receipts and units of The Toronto-Dominion Bank (the “Bank”) and the general manner in which these securities may be offered. The Bank will give you the specific prices and other terms of the securities the Bank is offering in supplements to this prospectus. You should read this prospectus and the applicable supplement carefully before you invest in any of the securities described herein. The Bank may sell the securities to or through one or more underwriters, dealers or agents. The names of the underwriters, dealers or agents will be set forth in supplements to this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Prospective investors should be aware that the acquisition of the securities described herein may have tax consequences both in the United States and in Canada. Such consequences for investors who are resident in, or citizens of, the United States may not be described fully herein or in any applicable prospectus supplement.

The enforcement by investors of civil liabilities under United States federal securities laws may be affected adversely by the fact that the Bank is a Canadian bank, that many of its officers and directors are residents of Canada, that some or all of the underwriters or experts named in the Registration Statement may reside outside of the United States, and that all or a substantial portion of the assets of the Bank and said persons may be located outside the United States.

Our common shares are currently listed on the Toronto Stock Exchange (the “TSX”) and the New York Stock Exchange (the “NYSE”) under the symbol “TD.” Certain series of our outstanding Class A First Preferred Shares are currently listed on the TSX.

The securities described herein will not constitute deposits that are insured under the Canada Deposit Insurance Corporation Act (the “CDIC Act”) or by the United States Federal Deposit Insurance Corporation or any other Canadian or United States governmental agency or instrumentality.

Securities that are bail-inable debt securities (as defined herein) are subject to conversion in whole or in part—by means of a transaction or series of transactions and in one or more steps—into common shares of the Bank or any of its affiliates under subsection 39.2(2.3) of the CDIC Act and to variation or extinguishment in consequence, and subject to the application of the laws of the Province of Ontario and the federal laws of Canada applicable therein in respect of the operation of the CDIC Act with respect to the bail-inable debt securities.

Investing in the securities described herein involves a number of risks. See “Risk Factors” on page 1 of this prospectus.

The Bank, TD Securities (USA) LLC and certain of the Bank’s other affiliates may use this prospectus in the initial sale of any securities described herein or in a market-making transaction in any securities described herein after their initial sale. See “Plan of Distribution (Conflicts of Interest).”

The date of this prospectus is February 26, 2025.

In this prospectus, unless the context otherwise indicates, the “Bank,” “TD,” “we,” “us” or “our” means The Toronto-Dominion Bank and its subsidiaries. In this prospectus and any prospectus supplement, currency amounts are stated in Canadian dollars (“$”), unless specified otherwise.

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DOCUMENTS INCORPORATED BY REFERENCE

The U.S. Securities and Exchange Commission (the “SEC”) allows the Bank to “incorporate by reference” the information we file with it, which means we can disclose important information to you by referring you to those documents. Copies of the documents incorporated herein by reference may be obtained upon written or oral request without charge to each person, including any beneficial owner, to whom a prospectus is delivered, from the Corporate Secretary of The Toronto-Dominion Bank, TD Bank Tower, Toronto-Dominion Centre, Toronto, Ontario, M5K 1A2, Canada (telephone: (416) 308-6963). The documents incorporated by reference are available at www.sec.gov.

We incorporate by reference:

•

our Annual Report on Form 40-F for the fiscal year ended October 31, 2024, filed with the SEC on December  5, 2024, as amended by our Annual Report on Form 40-F/A, filed with the SEC on December 9, 2024 (the “2024 Annual Report”); and

•

our Reports on Form 6-K and/or 6-K/A dated November  22, 2024, December  2, 2024 (two filings), December 5, 2024 (excluding Exhibit 99.2, Exhibit 99.3, Exhibit 99.4, Exhibit 99.5 and Exhibit 99.6 thereto), December 9, 2024 (excluding Exhibit 99.2, Exhibit 99.3, Exhibit 99.4, Exhibit 99.5 and Exhibit 99.6 thereto), December  11, 2024, December  17, 2024, December 26, 2024, January 14, 2025, January 17, 2025, January 22, 2025, January 24, 2025, January 27, 2025, January 28, 2025, January 31, 2025 (two filings), February 7, 2025, February 10, 2025, February 11, 2025, February 13, 2025, February 18, 2025 and February 25, 2025.

In addition, we will incorporate by reference into this prospectus all documents that we file under Section 13(a), 13(c), 14 or 15(d) of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”) and, to the extent, if any, we designate therein, reports on Form 6-K we furnish to the SEC after the date of this prospectus and prior to the termination of any offering contemplated in this prospectus.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for purposes of this prospectus, to the extent that a statement contained herein or in any other subsequently filed or furnished document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Upon a new Annual Report and the related annual financial statements being filed by us with, and, where required, accepted by, the SEC during the currency of this prospectus, the previous Annual Report and the related annual financial statements and the Reports on Form 6-K filed prior to the commencement of our financial year in which the new Annual Report is filed shall be deemed no longer to be incorporated by reference into this prospectus for purposes of future offers and sales of securities hereunder, except (1) each Report on Form 6-K related to Exhibit 1.1 to this Registration Statement and (2) each Report on Form 6-K related to our Management Proxy Circular, which shall be deemed incorporated by reference into this prospectus until the filing of a Report on Form 6-K related to a new Management Proxy Circular.

All documents incorporated by reference, or to be incorporated by reference, have been filed with or furnished to, or will be filed with or furnished to, the SEC.

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WHERE YOU CAN FIND MORE INFORMATION

In addition to our continuous disclosure obligations under the securities laws of the provinces and territories of Canada, we are subject to the information reporting requirements of the Exchange Act and in accordance therewith file reports and other information with the SEC. Under the multijurisdictional disclosure system adopted by the United States, such reports and other information may be prepared in accordance with the disclosure requirements of Canada, which requirements are different from those of the United States. As the Bank is a “foreign private issuer” under the rules adopted under the Exchange Act, we are exempt from certain of the requirements of the Exchange Act, including the proxy and information provisions of Section 14 of the Exchange Act and the reporting and liability provisions applicable to officers, directors and significant shareholders under Section 16 of the Exchange Act. Our SEC filings are available to the public at the SEC’s website at www.sec.gov. Information about us can be located at our website at www.td.com. All Internet references in this prospectus are inactive textual references and we do not incorporate website contents into this prospectus.

FURTHER INFORMATION

We have filed with the SEC a Registration Statement on Form F-3 under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the securities offered with this prospectus. This prospectus is a part of that Registration Statement, and this prospectus does not contain all of the information set forth in the Registration Statement. You can access the Registration Statement together with its exhibits at the SEC’s website at www.sec.gov or inspect these documents at the offices of the SEC in order to obtain more information about us and about the securities offered with this prospectus.

ABOUT THIS PROSPECTUS

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement containing specific information about the terms of the securities being offered. A prospectus supplement may include a discussion of any risk factors or other special considerations applicable to those securities or to us. A prospectus supplement may also add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement, which information shall modify or supersede any inconsistent information in the prospectus. You should read both this prospectus and any applicable prospectus supplement together with additional information described under the heading “Where You Can Find More Information” above.

We may sell securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by us directly or through dealers or agents designated from time to time. If we, directly or through agents, solicit offers to purchase the securities, we reserve the sole right to accept and, together with any agents, to reject, in whole or in part, any of those offers.

Any prospectus supplement will contain the names of the underwriters, dealers or agents, if any, together with the terms of the offering, the compensation of those underwriters and the net proceeds to us. Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act.

iii

RISK FACTORS

Investment in the securities is subject to various risks, including those risks inherent in investing in an issuer involved in conducting the business of a diversified financial institution. From time to time, the market experiences significant price and volume volatility that may affect the market price of our securities for reasons unrelated to our performance. Also, the financial markets are generally characterized by extensive interconnections among financial institutions. As such, defaults by other financial institutions in Canada, the United States or other countries could adversely affect us and the market price of the securities. Additionally, the securities are subject to market value fluctuations based upon factors which influence our operations, such as legislative or regulatory developments, competition, technological change and global capital market activity.

Before deciding whether to invest in any securities, you should consider carefully the risks described in the documents incorporated by reference in this prospectus (including subsequently filed documents incorporated by reference) and, if applicable, those described in a prospectus supplement, as the case may be, relating to a specific offering of securities. You should consider the categories of risks identified and discussed in the “Risk Factors and Management” section of the Bank’s management’s discussion and analysis included in the 2024 Annual Report (the “2024 MD&A”) and those summarized under “Caution Regarding Forward-Looking Statements” in this prospectus as well as any risks described in subsequently filed documents incorporated by reference.

Risks Related to the Bail-inable Debt Securities

The debt securities will be subject to risks, including non-payment in full or, in the case of bail-inable debt securities, conversion in whole or in part—by means of a transaction or series of transactions and in one or more steps—into common shares of TD or any of its affiliates, under Canadian bank resolution powers.

Under Canadian bank resolution powers, the Canada Deposit Insurance Corporation (“CDIC”) may, in circumstances where TD has ceased, or is about to cease, to be viable, assume temporary control or ownership of TD and may be granted broad powers by one or more orders (each such order, an “Order”) of the Governor in Council (Canada), including the power to sell or dispose of all or a part of the assets of TD, and the power to carry out or cause TD to carry out a transaction or a series of transactions the purpose of which is to restructure the business of TD. As part of the Canadian bank resolution powers, certain provisions of, and regulations under, the Bank Act (Canada) (the “Bank Act”), the CDIC Act and certain other Canadian federal statutes pertaining to banks, which we refer to collectively as the “bail-in regime,” provide for a bank recapitalization regime for banks designated by the Superintendent of Financial Institutions (Canada) (the “Superintendent”) as domestic systemically important banks, which include TD. We refer to those domestic systemically important banks as “D-SIBs.” See “Canadian Bank Resolution Powers” for a description of the Canadian bank resolution powers, including the bail-in regime.

If the CDIC were to take action under the Canadian bank resolution powers with respect to TD, this could result in holders or beneficial owners of the debt securities being exposed to losses and, in the case of bail-inable debt securities, conversion of the debt securities in whole or in part—by means of a transaction or series of transactions and in one or more steps—into common shares of TD or any of its affiliates, which we refer to as a “bail-in conversion.” Subject to certain exceptions discussed under “Canadian Bank Resolution Powers,” including for certain structured notes, senior debt securities issued on or after September 23, 2018, with an initial or amended term to maturity (including explicit or embedded options) greater than 400 days, that is unsecured or partially secured and that has been assigned a CUSIP or ISIN or similar identification number, are subject to bail-in conversion. Shares, other than common shares, and subordinated debt of TD are also subject to a bail-in conversion, unless they are non-viability contingent capital. We refer to senior debt securities that are subject to bail-in conversion as “bail-inable debt securities.”

Upon a bail-in conversion, if your bail-inable debt securities or any portion thereof are converted into common shares of TD or any of its affiliates, you will be obligated to accept those common shares, even if you do not at the time consider the common shares to be an appropriate investment for you, and despite any change in TD or any of its affiliates, or the fact that the common shares may be issued by an affiliate of TD, or any disruption to or lack of a market for the common shares or disruption to capital markets generally.

As a result, you should consider the risk that you may lose all or part of your investment, including the principal amount plus any accrued interest, if the CDIC were to take action under the Canadian bank resolution powers, including the bail-in regime, and that any remaining outstanding debt securities, or common shares of TD or any of its affiliates into which bail-inable debt securities are converted, may be of little value at the time of a bail-in conversion and thereafter. Such losses may not be offset by compensation, if any, received as part of the compensation process.

The senior debt indenture will provide only limited acceleration and enforcement rights for the bail-inable debt securities and includes other provisions intended to qualify the bail-inable debt securities as TLAC.

In connection with the bail-in regime, the Office of the Superintendent of Financial Institutions’ (“OSFI”) guideline (the “TLAC Guideline”) on total loss-absorbing capacity (“TLAC”) applies to and establishes standards for D-SIBs, including TD. Under the TLAC Guideline, beginning November 1, 2021, TD is required to maintain a minimum capacity to absorb losses composed of unsecured external long-term debt that meets the prescribed criteria or regulatory capital instruments to support recapitalization in the event of a failure. Bail-inable debt securities and regulatory capital instruments that meet certain prescribed criteria, which are discussed under “Canadian Bank Resolution Powers,” will constitute TLAC of TD.

Our senior debt indenture under which the senior debt securities may be issued provides that, for all senior debt securities issued on or after September 23, 2018 (including bail-inable debt securities and senior debt securities that are not subject to bail-in conversion), acceleration will only be permitted (i) if we default on the payment of the principal of, or interest on, any senior debt securities of that series and, in each case, the default continues for a period of 30 business days, or (ii) certain bankruptcy, insolvency or reorganization events occur.

Holders and beneficial owners of bail-inable debt securities may only exercise, or direct the exercise of, the rights described in this prospectus under “Description of the Debt Securities—Terms Specific to Senior Debt Securities—Events of Default” where an Order has not been made under Canadian bank resolution powers pursuant to subsection 39.13(1) of the CDIC Act in respect of TD. Notwithstanding the exercise of those rights, bail-inable debt securities will continue to be subject to bail-in conversion until repaid in full.

No holder or beneficial owner of an interest in the bail-inable debt securities may exercise, or direct the exercise of, claim or plead any right of set-off, netting, compensation or retention in respect of any amount owed to it by the Bank arising under, or in connection with, the bail-inable debt securities, and each holder or beneficial owner of an interest in the bail-inable debt securities shall, by virtue of its acquisition of any bail-inable debt security (or an interest therein), be deemed to have irrevocably and unconditionally waived all such rights of set-off, netting, compensation or retention. Notwithstanding the foregoing, if any amounts due and payable to any holder or beneficial owner of an interest in the bail-inable debt securities by the Bank in respect of, or arising under, the bail-inable debt securities are purportedly discharged by set-off, netting, compensation or retention, without limitation to any other rights and remedies of the Bank under applicable law, such holder or beneficial owner of an interest shall be deemed to receive an amount equal to the amount of such discharge and, until such time as payment of such amount is made, shall hold such amount in trust for the Bank and, accordingly, any such discharge shall be deemed not to have taken place and such set-off, netting, compensation or retention shall be ineffective.

In addition, where an amendment, modification or other variance that can be made to the senior debt indenture or the bail-inable debt securities as described in this prospectus under “Description of the Debt Securities—Modification of the Indenture” would affect the recognition of those bail-inable debt securities by the Superintendent as TLAC, that amendment, modification or variance will require the prior approval of the Superintendent.

The circumstances surrounding a bail-in conversion are unpredictable and can be expected to have an adverse effect on the market price of bail-inable debt securities.

The decision as to whether TD has ceased, or is about to cease, to be viable is a subjective determination to be made by the Superintendent which is outside the control of TD. Upon a bail-in conversion, the interests of depositors and holders of liabilities and securities of TD that are not converted will effectively all rank in priority to the portion of bail-inable debt securities that are converted. In addition, except as provided for under the compensation process, the rights of holders in respect of the bail-inable debt securities that have been converted will rank on parity with other holders of common shares of TD (or, as applicable, common shares of the affiliate whose common shares are issued on the bail-in conversion).

There is no limitation on the type of Order that may be made where it has been determined that TD has ceased, or is about to cease, to be viable. As a result, you may be exposed to losses through the use of Canadian bank resolution powers other than bail-in conversion or in liquidation. See “—The debt securities will be subject to risks, including non-payment in full or, in the case of bail-inable debt securities, conversion in whole or in part—by means of a transaction or series of transactions and in one or more steps—into common shares of TD or any of its affiliates, under Canadian bank resolution powers.” above.

Because of the uncertainty regarding when and whether an Order will be made and the type of Order that may be made, it will be difficult to predict when, if at all, bail-inable debt securities could be converted into common shares of TD or any of its affiliates, and there is not likely to be any advance notice of an Order. As a result of this uncertainty, trading behavior in respect of the bail-inable debt securities may not follow trading behavior associated with convertible or exchangeable securities or, in circumstances where TD is trending towards ceasing to be viable, other senior debt. Any indication, whether real or perceived, that TD is trending towards ceasing to be viable can be expected to have an adverse effect on the market price of the bail-inable debt securities, whether or not TD has ceased, or is about to cease, to be viable. Therefore, in those circumstances, you may not be able to sell your bail-inable debt securities easily or at prices comparable to those of senior debt securities not subject to bail-in conversion.

The number of common shares to be issued in connection with, and the number of common shares that will be outstanding following, a bail-in conversion are unknown. It is also unknown whether the shares to be issued will be those of TD or one of its affiliates.

Under the bail-in regime there is no fixed and pre-determined contractual conversion ratio for the conversion of the bail-inable debt securities, or other shares or liabilities of TD that are subject to a bail-in conversion, into common shares of TD or any of its affiliates, nor are there specific requirements regarding whether liabilities subject to a bail-in conversion are converted into common shares of TD or any of its affiliates. The CDIC determines the timing of the bail-in conversion, the portion of bail-inable shares and liabilities to be converted and the terms and conditions of the conversion, subject to parameters set out in the bail-in regime, which are discussed under “Canadian Bank Resolution Powers.”

As a result, it is not possible to anticipate the potential number of common shares of TD or its affiliates that would be issued in respect of any bail-inable debt security converted in a bail-in conversion, the aggregate number of such common shares that will be outstanding following the bail-in conversion, the effect of dilution on the common shares received from other issuances under or in connection with an Order or related actions in respect of TD or its affiliates or the value of any common shares you may receive for your converted bail-inable debt securities, which could be significantly less than the principal amount of those bail-inable debt securities. It is also not possible to anticipate whether it would be the shares of TD or of its affiliates that would be issued in a bail-in conversion. There may be an illiquid market, or no market at all, in the common shares issued upon a bail-in conversion and you may not be able to sell those common shares at a price equal to the value of your converted bail-inable debt securities and as a result, may suffer significant losses that may not be offset by compensation, if any, received as part of the compensation process. Fluctuations in exchange rates may exacerbate those losses.

By acquiring bail-inable debt securities, you are deemed to agree to be bound by a bail-in conversion and so will have no further rights in respect of your bail-inable debt securities to the extent those bail-inable debt securities are converted in a bail-in conversion other than those provided under the bail-in regime. Any potential compensation to be provided through the compensation process under the CDIC Act is unknown.

The CDIC Act provides for a compensation process for holders of bail-inable debt securities who, immediately prior to the making of an Order, directly or through an intermediary, own bail-inable debt securities that are converted in a bail-in conversion. Given the considerations involved in determining the amount of compensation, if any, that a holder of bail-inable debt securities may be entitled to receive following an Order, it is not possible to anticipate what, if any, compensation would be payable in such circumstances. By acquiring an interest in any bail-inable debt security, you are deemed to agree to be bound by a bail-in conversion and so will have no further rights in respect of your bail-inable debt securities to the extent those bail-inable debt securities are converted in a bail-in conversion other than those provided under the bail-in regime. See “Canadian Bank Resolution Powers” in this prospectus for a description of the compensation process under the CDIC Act.

Following a bail-in conversion, holders or beneficial owners that held bail-inable debt securities that have been converted will no longer have rights against TD as creditors.

Upon a bail-in conversion, the rights, terms and conditions of the portion of bail-inable debt securities that are converted, including with respect to priority and rights on liquidation, will no longer apply as the portion of converted bail-inable debt securities will have been converted on a full and permanent basis into common shares of TD or any of its affiliates ranking on parity with all other outstanding common shares of that entity. If a bail-in conversion occurs, then the interest of the depositors, other creditors and holders of liabilities of TD not bailed in as a result of the bail-in conversion will all rank in priority to the portion of bail-inable debt securities that are converted and the holders of those common shares.

Given the nature of the bail-in conversion, holders or beneficial owners of bail-inable debt securities that are converted will become holders or beneficial owners of common shares at a time when TD’s and potentially its affiliates’ financial condition have deteriorated. They may also become holders or beneficial owners of common shares at a time when the relevant entity may have received or may receive a capital injection or equivalent support with terms that may rank in priority to the common shares issued in a bail-in conversion with respect to payment of dividends, rights on liquidation or other terms, although there is no certainty that any such capital injection or support will be forthcoming.

We may redeem bail-inable debt securities after the occurrence of a TLAC disqualification event.

If a TLAC disqualification event (as defined herein) is specified in the applicable pricing supplement, we may, at our option, with the prior approval of the Superintendent, redeem all but not less than all of the particular bail-inable debt securities prior to their stated maturity date after the occurrence of the TLAC disqualification event, at the time or times and at the redemption price or prices specified in that pricing supplement, together with unpaid interest accrued thereon to, but excluding, the date fixed for redemption. If we redeem bail-inable debt securities, you may not be able to reinvest the redemption proceeds in securities offering a comparable anticipated rate of return. Additionally, although the terms of the bail-inable debt securities are anticipated to be established to satisfy the TLAC criteria within the meaning of the TLAC Guideline to which TD is subject, it is possible that any bail-inable debt securities may not satisfy the criteria in future rulemakings or interpretations.

Although the indentures and our debt securities are primarily governed by New York law, certain provisions are governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein

The indentures and our debt securities will be governed by, and construed in accordance with, the laws of the State of New York, except for the provisions relating to the bail-in acknowledgment of holders and beneficial owners of bail-inable debt securities in the senior debt securities indenture, the subordination provisions in the subordinated debt securities indenture, the non-viability contingent capital (“NVCC”) provisions in the subordinated debt securities indenture and certain provisions relating to the status of the senior debt securities, which will be governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein.

Generally, in an action commenced in a Canadian court for the enforcement of an indenture or any debt securities, a plaintiff will be required to prove those non-Canadian laws as a matter of fact by the evidence of persons who are experts in those laws.

Significant aspects of the U.S. tax treatment of the bail-inable debt securities may be uncertain.

The U.S. tax treatment of the bail-inable debt securities may be uncertain. For instance, although we intend to treat the bail-inable debt securities as debt for U.S. federal income tax purposes, there is no authority that directly addresses the U.S. federal income tax treatment of instruments such as the bail-inable debt securities that provide for a bail-in conversion under certain circumstances. You should consult your own tax advisor regarding the appropriate characterization of the bail-inable debt securities for U.S. federal income tax purposes, and the U.S. federal income and other tax consequences of any bail-in conversion. Please read carefully any tax consequences specified in the applicable prospectus supplement or pricing supplement and the section entitled “Tax Consequences—United States Taxation” in this prospectus.

THE TORONTO-DOMINION BANK

The Toronto-Dominion Bank and its subsidiaries are collectively known as TD Bank Group (“TD” or the “Bank”). TD is the sixth largest bank in North America by assets and serves over 27.9 million customers in four key businesses operating in a number of locations in financial centres around the globe: Canadian Personal and Commercial Banking, including TD Canada Trust and TD Auto Finance Canada; U.S. Retail, including TD Bank, America’s Most Convenient Bank®, TD Auto Finance U.S., and TD Wealth (U.S.); Wealth Management and Insurance, including TD Wealth (Canada), TD Direct Investing, and TD Insurance; and Wholesale Banking, including TD Securities and TD Cowen. TD also ranks among the world’s leading online financial services firms, with more than 17 million active online and mobile customers. TD had $2.06 trillion in assets on October 31, 2024. The Toronto-Dominion Bank trades under the symbol “TD” on the Toronto and New York Stock Exchanges.

A list of the Bank’s significant subsidiaries is provided in the Bank’s 2024 Annual Report.

The Bank’s head office and registered office are located in the TD Bank Tower, Toronto-Dominion Centre, Toronto, Ontario, M5K 1A2, Canada.

Additional information regarding the Bank is incorporated by reference into this prospectus. See “Documents Incorporated by Reference.”

PRESENTATION OF FINANCIAL INFORMATION

The financial information of the Bank incorporated by reference or otherwise contained in this prospectus has been prepared in accordance with International Financial Reporting Standards (“IFRS”). None of the financial information prepared in accordance with IFRS is comparable to the financial statements of companies using accounting principles generally accepted in the United States.

We publish our consolidated financial statements in Canadian dollars. As indicated in the table below, the Canadian dollar has fluctuated in value compared to the U.S. dollar over the last five years.

The tables below set forth the high and low daily exchange rates, the average yearly rate and the rate at period end between Canadian dollars and U.S. dollars (in U.S. dollars per Canadian dollar) for each year in the five-year period ended October 31, 2024, and the high and low daily exchange rates for each month in the period from August 1, 2024 through January 31, 2025. On January 31, 2025, the Canadian dollar daily average exchange rate was U.S.$0.6904 This information is based on the daily average exchange rate as reported by the Bank of Canada as being in effect at approximately 4:30 PM EST on a specified date.

Year ended October 31	High	Low	Average Rate	At period end
2020	0.7710	0.6898	0.7435	0.7509
2021	0.8306	0.7509	0.7953	0.8075
2022	0.8085	0.7217	0.7773	0.7327
2023	0.7617	0.7209	0.7415	0.7209
2024	0.7573	0.7186	0.7347	0.7186

Month of 2024/2025[1]	High	Low
August	0.7429	0.7216
September	0.7428	0.7353
October	0.7412	0.7186
November	0.7218	0.7101
December	0.7124	0.6937
January	0.6978	0.6904

1

The average of the closing exchange rates on the last business day of each full month during the relevant period. Data is based on the average of the daily average exchange rates on the last business day of each full month during the relevant period.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

From time to time, the Bank (as defined in this prospectus) makes written and/or oral forward-looking statements, including in this prospectus, in other filings with Canadian regulators or the United States (U.S.) Securities and Exchange Commission (SEC), and in other communications. In addition, representatives of the Bank may make forward-looking statements orally to analysts, investors, the media, and others. All such statements are made pursuant to the “safe harbour” provisions of, and are intended to be forward-looking statements under, applicable Canadian and U.S. securities legislation, including the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements made in this prospectus, the Management’s Discussion and Analysis (“2024 MD&A”) in the Bank’s 2024 Annual Report under the heading “Economic Summary and Outlook”, under the headings “Key Priorities for 2025” and “Operating Environment and Outlook” for the Canadian Personal and Commercial Banking, U.S. Retail, Wealth Management and Insurance, and Wholesale Banking segments, and under the heading “2024 Accomplishments and Focus for 2025” for the Corporate segment, and in other statements regarding the Bank’s objectives and priorities for 2025 and beyond and strategies to achieve them, the regulatory environment in which the Bank operates, and the Bank’s anticipated financial performance.

Forward-looking statements are typically identified by words such as “will”, “would”, “should”, “believe”, “expect”, “anticipate”, “intend”, “estimate”, “plan”, “goal”, “target”, “may”, and “could”. By their very nature, these forward-looking statements require the Bank to make assumptions and are subject to inherent risks and uncertainties, general and specific. Especially in light of the uncertainty related to the physical, financial, economic, political, and regulatory environments, such risks and uncertainties - many of which are beyond the Bank’s control and the effects of which can be difficult to predict - may cause actual results to differ materially from the expectations expressed in the forward-looking statements.

Risk factors that could cause, individually or in the aggregate, such differences include: strategic, credit, market (including equity, commodity, foreign exchange, interest rate, and credit spreads), operational (including technology, cyber security, process, systems, data, third-party, fraud, infrastructure, insider and conduct), model, insurance, liquidity, capital adequacy, legal and regulatory compliance (including financial crime), reputational, environmental and social, and other risks. Examples of such risk factors include general business and economic conditions in the regions in which the Bank operates (including the economic, financial, and other impacts of pandemics); geopolitical risk; inflation, interest rates and recession uncertainty; regulatory oversight and compliance risk; risks associated with the Bank’s ability to satisfy the terms of the global resolution of the civil and criminal investigations into the Bank’s U.S. BSA/AML program; the impact of the global resolution of the civil and criminal investigations into the Bank’s U.S. BSA/AML program on the Bank’s businesses, operations, financial condition, and reputation; the ability of the Bank to execute on long-term strategies, shorter-term key strategic priorities, including the successful completion of acquisitions and dispositions and integration of acquisitions, the ability of the Bank to achieve its financial or strategic objectives with respect to its investments, business retention plans, and other strategic plans; technology and cyber security risk (including cyber-attacks, data security breaches or technology failures) on the Bank’s technologies, systems and networks, those of the Bank’s customers (including their own devices), and third parties providing services to the Bank; data risk; model risk; fraud activity; insider risk; conduct risk; the failure of third parties to comply with their obligations to the Bank or its affiliates, including relating to the care and control of information, and other risks arising from the Bank’s use of third-parties; the impact of new and changes to, or application of, current laws, rules and regulations, including without limitation consumer protection laws and regulations, tax laws, capital guidelines and liquidity regulatory guidance; increased competition from incumbents and new entrants (including Fintechs and big technology competitors); shifts in consumer attitudes and disruptive technology; environmental and social risk (including climate-related risk); exposure related to litigation and regulatory matters; ability of the Bank to attract, develop, and retain key talent; changes in foreign exchange rates, interest rates, credit spreads and equity prices; downgrade, suspension or withdrawal of ratings assigned by any rating agency, the value and market price of the Bank’s common shares and other securities may be impacted by market conditions and other factors; the interconnectivity of Financial Institutions including existing and potential international debt crises;

increased funding costs and market volatility due to market illiquidity and competition for funding; critical accounting estimates and changes to accounting standards, policies, and methods used by the Bank; and the occurrence of natural and unnatural catastrophic events and claims resulting from such events.

The Bank cautions that the preceding list is not exhaustive of all possible risk factors and other factors could also adversely affect the Bank’s results. For more detailed information, please refer to the “Risk Factors and Management” section of the 2024 MD&A, as may be updated in subsequently filed quarterly reports to shareholders and other filings made by the Bank that are incorporated by reference in this prospectus.

All such factors, as well as other uncertainties and potential events, and the inherent uncertainty of forward-looking statements, should be considered carefully when making decisions with respect to the Bank. The Bank cautions readers not to place undue reliance on the Bank’s forward-looking statements. Material economic assumptions underlying the forward-looking statements contained in this prospectus are set out in the 2024 MD&A under the headings “Economic Summary and Outlook” and “Significant Events”, under the headings “Key Priorities for 2025” and “Operating Environment and Outlook” for the Canadian Personal and Commercial Banking, U.S. Retail, Wealth Management and Insurance, and Wholesale Banking segments, and under the heading “2024 Accomplishments and Focus for 2025” for the Corporate segment, each as may be updated in subsequently filed quarterly reports to shareholders incorporated by reference into this prospectus.

Any forward-looking statements contained in this prospectus represent the views of management only as of the date of this prospectus and are presented for the purpose of assisting the Bank’s shareholders and analysts in understanding the Bank’s financial position, objectives and priorities and anticipated financial performance as at and for the periods ended on the dates presented, and may not be appropriate for other purposes. The Bank does not undertake to update any forward-looking statements, whether written or oral, that may be made from time to time by or on its behalf, except as required under applicable law. Information contained in or otherwise accessible through the websites mentioned in this prospectus does not form part of this prospectus. All references in this prospectus to websites are inactive textual references and are for your information only.

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement, the net proceeds to the Bank from the sale of the securities will be added to the Bank’s general funds and utilized for general corporate purposes, which may include funding of our affiliate TD Securities (USA) LLC or any other general corporate purpose we may deem necessary or advisable. TD Securities (USA) LLC may participate as an underwriter, dealer or agent in any offering of the securities offered with this prospectus. For more information, see “Plan of Distribution (Conflicts of Interest)—Conflicts of Interest.”

CONSOLIDATED CAPITALIZATION AND INDEBTEDNESS

The following table sets forth the Bank’s consolidated subordinated notes and debentures and equity at October 31, 2024. This table should be read in conjunction with the Bank’s audited 2024 consolidated financial statements for the year ended October 31, 2024 (the “2024 Audited Consolidated Financial Statements”) and the 2024 MD&A, which are incorporated by reference in this prospectus.

(in millions of Canadian dollars)	As at October 31, 2024
Subordinated notes and debentures	$11,473	(1)
Equity
Common shares (millions of shares issued and outstanding: 1,750.3)	25,373	(2)
Preferred shares and other equity instruments (millions of shares issued and outstanding: 97.4)	10,888	(2)
Treasury shares—common (millions of shares held: 0.2)	(17	)(2)
Treasury shares—preferred (millions of shares held: 0.2).	(18	)(2)
Contributed surplus	204
Retained earnings	70,826
Accumulated other comprehensive income (loss)	7,904
Non-controlling interests in subsidiaries	—
Total equity	115,160
Consolidated subordinated notes and debentures and equity	$126,633

(1)	For more information, refer to “Note 19—Subordinated Notes and Debentures” to the 2024 Audited Consolidated Financial Statements.
(2)	For more information, refer to “Note 20—Equity” to the 2024 Audited Consolidated Financial Statements.

DESCRIPTION OF THE DEBT SECURITIES

We have summarized below the material provisions of the indentures and the debt securities, or indicated which material provisions will be described in the related prospectus supplement. These descriptions are only summaries, and each investor should refer to the relevant indenture, which describes completely the terms and definitions summarized below and contains additional information regarding the related debt securities. Any reference to provisions or defined terms of an indenture in any statement under this heading qualifies the entire statement and incorporates by reference the applicable section or definition into that statement.

This summary is subject to and qualified by reference to the description of the particular terms of your series described in the applicable prospectus supplement. Those terms may vary from the terms described in this prospectus. The prospectus supplement relating to each series of debt securities will be attached to the front of this prospectus. There may also be a further prospectus supplement, known as a pricing supplement, which describes additional terms of debt securities you are offered.

General

We may issue senior or subordinated debt securities, and when we refer to “debt securities” in this prospectus, we mean both the senior debt securities and the subordinated debt securities.

We will issue the senior debt securities under a senior debt indenture, dated as of June 30, 2006, between us and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee (the “senior debt trustee”), as supplemented by a first supplemental indenture, dated as of September 24, 2018, and as further amended or supplemented from time to time (collectively, the “senior debt indenture”). We will issue the subordinated debt securities under a subordinated debt indenture, dated as of September 15, 2016, among us and Computershare Trust Company, National Association, as U.S. trustee, and Computershare Trust Company of Canada, as Canadian trustee (together with Computershare Trust Company, National Association, the “subordinated debt trustee”), as supplemented by a first supplemental indenture, dated as of September 15, 2016, a second supplemental indenture, dated as of October 17, 2022, a third supplemental indenture, dated as of July 3, 2024, a fourth supplemental indenture, dated as of September 10, 2024, and as further amended or supplemented from time to time (collectively, the “subordinated debt indenture”).

When we refer to the “indentures,” we mean both the senior debt indenture and the subordinated debt indenture, and when we refer to the “indenture,” we mean either the senior debt indenture or the subordinated debt indenture. A copy of the senior debt indenture and the first supplemental indenture to the subordinated debt indenture are incorporated by reference as exhibits to the Registration Statement and a copy of the subordinated debt indenture is attached as an exhibit to the Registration Statement. See “Where You Can Find More Information” and “Further Information” above for information on how to obtain a copy.

The indentures do not limit the aggregate principal amount of the debt securities which we can issue under each such indenture. We may issue debt securities under an indenture from time to time in one or more series, and we will authorize the aggregate amount from time to time for each series. The provisions of each indenture also allow us to “re-open” a previous issue of a series of debt securities without consent of holders and issue additional debt securities of that series, forming a single series with and having the same terms and conditions as that series of debt securities, except for the issue date, issue price and, if applicable, the first payment of interest thereon; provided that if any such additional debt securities are not fungible with the debt securities then issued and outstanding for U.S. federal income tax purposes, such additional debt securities will have one or more separate CUSIP numbers from the issued and outstanding debt securities. However, we do not intend to re-open a previous issue of any series of debt securities where such re-opening would have the effect of making the relevant debt securities of such series subject to a bail-in conversion.

The debt securities of any series may be denominated and payable in U.S. dollars or foreign currencies. The debt securities of any series may bear interest at a floating rate or a fixed rate. A floating rate is determined by reference to an interest rate formula which may be adjusted by adding or subtracting the spread or multiplying the spread multiplier.

The debt securities will not constitute deposits insured under the CDIC or by the U.S. Federal Deposit Insurance Corporation or any other Canadian or U.S. governmental agency or instrumentality.

In the case of the insolvency of the Bank, the Bank Act provides that priorities among payments of deposit liabilities of the Bank, payments in respect of debt securities and payments of all other liabilities are to be determined in accordance with the laws governing priorities and, where applicable, by the terms of the indebtedness and liabilities. Because we have subsidiaries, our right to participate in any distribution of the assets of our banking or non-banking subsidiaries, upon a subsidiary’s dissolution, winding-up, liquidation or reorganization or otherwise, and thus your ability to benefit indirectly from such distribution, is subject to the prior claims of creditors of that subsidiary, except to the extent that we may be a creditor of that subsidiary and our claims are recognized. In addition, there are regulatory and other legal limitations on the extent to which some of our subsidiaries may extend credit, pay dividends or otherwise supply funds to, or engage in transactions with, us or some of our other subsidiaries. Accordingly, the debt securities will be structurally subordinated to all existing and future liabilities of our subsidiaries, and holders of debt securities should look only to our assets for payments on the debt securities.

Terms Specified in Prospectus Supplement

The prospectus supplement and, if applicable, a pricing supplement will contain, where applicable, the following terms of and other information relating to any series of offered debt securities:

•	the specific title;

•

whether it is a series of senior debt securities or a series of subordinated debt securities, and if the latter, whether such series will include any NVCC Provisions (as defined below) or be limited recourse capital notes;

•	the aggregate principal amount, purchase price and denomination;

•	whether or not your note is a bail-inable debt security;

•	the specific terms of any bail-inable debt security;

•	any limit upon the aggregate principal amount of the securities of such series;

•	the currency in which the debt securities are denominated and/or in which principal, and premium, if any, and/or interest, if any, is payable;

•	the date or dates on which the principal is payable;

•	the interest rate or rates or the method by which the calculation agent (to be designated in the applicable prospectus supplement) will determine the interest rate or rates, if any;

•	the interest payment dates, if any;

•	the place or places for payment of the principal of and any premium and/or interest on or other amounts due under the debt securities;

•	any repayment, redemption, prepayment or sinking fund provisions, including any notice provisions;

•	whether we will issue the debt securities in global form and under what terms and conditions;

•

terms and conditions, if any, upon which the debt securities may or shall be convertible into or exchangeable or exercisable for or payable in, among other things, other securities (whether or not issued by us), instruments, contracts, currencies, commodities or other forms of property, rights or interests or any combination of the foregoing;

•	any agents for the debt securities, including trustees, depositories, authenticating or paying agents, transfer agents or registrars;

•	certain applicable U.S. federal income tax and Canadian federal income tax consequences, including, but not limited to:

(1)

whether and under what circumstances we will pay additional amounts on debt securities for any tax, assessment or governmental charge withheld or deducted and, if so, whether we will have the option to redeem those debt securities rather than pay the additional amounts;

(2)	tax considerations applicable to any discounted debt securities or to debt securities issued at par that are treated as having original issue discount for U.S. federal income tax purposes; and

(3)	tax considerations applicable to any debt securities denominated and payable in foreign currencies; or

•	any other specific terms of the debt securities, including any additional events of default or covenants, and any terms required by or advisable under applicable laws or regulations.

We will offer debt securities that are convertible or exchangeable into securities of another entity or other entities only under circumstances where there is an available exemption from the registration requirements for the underlying securities under the Securities Act at the time we offer such debt securities.

We may sell the debt securities at a substantial discount below their stated principal amount. We will describe special U.S. federal income tax and Canadian federal income tax considerations, if any, applicable to debt securities sold at an original issue discount in the prospectus supplement. An “original issue discount security” is any debt security that provides for an amount less than the principal amount to be due and payable upon the declaration of acceleration of the maturity in accordance with the terms of the applicable indenture. The prospectus supplement and, if applicable, a pricing supplement relating to any original issue discount securities will describe the particular provisions relating to acceleration of the maturity upon the occurrence of an event of default.

Terms Specific to Senior Debt Securities

Ranking

Unless otherwise specified in the applicable prospectus supplement, the senior debt securities will be unsecured and unsubordinated deposit liability obligations of the Bank and will rank on a parity in right of payment with all of the Bank’s deposit liabilities, except for obligations preferred by mandatory provisions of law and subject to the exercise of Canadian bank resolution powers.

Conversion or Exchange

If and to the extent mentioned in the applicable pricing supplement, any senior debt securities may be optionally or mandatorily convertible or exchangeable for stock or other securities of TD or another entity or entities. The specific terms on which any senior debt securities may be so converted or exchanged will be described in the applicable pricing supplement. These terms may include provisions for conversion or exchange, either mandatory, at the holder’s option or at our option, in which case the amount or number of securities the senior debt security holders would receive would be calculated at the time and manner described in the applicable pricing supplement. Where the conversion or exchange of our debt securities would result in TD not meeting the TLAC requirements applicable to it pursuant to the TLAC Guideline, we may only convert or exchange those bail-inable debt securities if we have obtained the prior approval of the Superintendent.

Events of Default

The senior debt indenture provides holders of senior debt securities with remedies if we fail to perform specific obligations, such as making payments on the senior debt securities, or if we become bankrupt. Holders should review the applicable provisions and understand which of our actions would trigger an event of default and which actions would not.

Under the senior debt indenture, for all senior debt securities issued on or after September 23, 2018 (including bail-inable debt securities and senior debt securities that are not subject to bail-in conversion), “event of default” means any of the following:

•	we default in the payment of the principal of, or interest on, any senior debt security of that series and, in each case, the default continues for a period of 30 business days; or

•

(i) we become insolvent or bankrupt or subject to the provisions of the Winding-up and Restructuring Act (Canada), or any statute hereafter enacted in substitution therefor, as such act, or substituted act, may be amended from time to time, (ii) we go into liquidation, either voluntary or under an order of a court of competent jurisdiction or (iii) we pass a resolution for our winding-up, liquidation or dissolution (with certain exceptions); or

•	any other event of default provided with respect to senior debt securities of that series.

The senior debt indenture permits the issuance of senior debt securities in one or more series, and, in many cases, whether an event of default has occurred is determined on a series by series basis. For purposes of this section, with respect to senior debt securities issued on or after September 23, 2018, “series” refers to senior debt securities having identical terms, except as to issue date, principal amount and, if applicable, the date from which interest begins to accrue.

The senior debt indenture provides that:

•

if an event of default due to the default in payment of principal of, or any premium or interest on, any series of senior debt securities issued under the senior debt indenture, or due to any event of default referred to in the last bullet of the preceding paragraph applicable to the senior debt securities of that series but not applicable to all outstanding senior debt securities issued under the senior debt indenture, occurs and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding senior debt securities of each such affected series, voting as a single class, by notice in writing to TD, may declare the principal of (or such other amount as may be specified) all senior debt securities of all such affected series and interest accrued thereon to be due and payable immediately; and

•

if an event of default due to specified events of bankruptcy, insolvency, winding up or liquidation of TD, occurs and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of all outstanding senior debt securities issued under the senior debt indenture, treated as one class, by notice in writing to TD may declare the principal of (or such other amount as may be specified) all those senior debt securities and interest accrued thereon to be due and payable immediately.

Notwithstanding the foregoing, this section does not apply to senior debt securities that are part of a series created before September 23, 2018.

Events of Default for Senior Debt Securities Issued Before September 23, 2018

For all senior debt securities issued before September 23, 2018, “event of default” means any of the following:

•

we default in payment of any principal of the senior debt securities of that series, either at maturity or upon any redemption, by declaration or otherwise and continuance of such default for a period of 7 days;

•	we default in payment of any interest on any senior debt securities of that series and continuance of such default for a period of 30 days;

•	certain events of bankruptcy, insolvency or reorganization; or

•

any other event of default provided in the applicable board resolution, in the supplemental indenture under which that series of senior debt securities is issued or in the form of security for such series.

With respect to senior debt securities issued before September 23, 2018, the senior debt indenture provides that:

•

if an event of default due to the default in payment of principal of, or any premium or interest on, any series of senior debt securities issued under the senior debt indenture, or due to any event of default referred to in the last bullet of the preceding paragraph applicable to the senior debt securities of that series but not applicable to all outstanding senior debt securities issued under the senior debt indenture, occurs and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding senior debt securities of each such affected series, voting as a single class, by notice in writing to the Bank, may declare the principal of (or such other amount as may be specified) all senior debt securities of all such affected series and interest accrued thereon to be due and payable immediately; and

•

if an event of default due to a default in the performance of any of the covenants or agreements in the senior debt indenture applicable to all outstanding senior debt securities issued under the senior debt indenture or due to specified events of bankruptcy, insolvency, winding up or liquidation of the Bank, occurs and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of all outstanding senior debt securities issued under the senior debt indenture, treated as one class, by notice in writing to the Bank may declare the principal of (or such other amount as may be specified) all those senior debt securities and interest accrued thereon to be due and payable immediately.

Annulment of Acceleration and Waiver of Defaults

In some circumstances, if any and all events of default under the senior debt indenture, other than the non-payment of the principal of senior debt securities of any series (or of all the senior debt securities, as the case may be) that has become due as a result of an acceleration, have been cured, waived or otherwise remedied, then the holders of a majority in aggregate principal amount of all senior debt securities of each such series, or of all senior debt securities, voting as a single class, then outstanding, may annul past declarations of acceleration of or waive past defaults with respect to each such series of senior debt securities (or with respect to all senior debt securities, as the case may be).

Differences in Events of Default

Senior debt securities issued by us prior to September 23, 2018 contain events of default that are different from those applicable to the senior debt securities issued by us on or after September 23, 2018. In particular, the events of default applicable to the senior debt securities issued by us prior to September 23, 2018 do not provide for a 30-business-day cure period with respect to any failure by us to pay the principal of, or interest on, those senior debt securities. Accordingly, if we fail to pay the principal of any series of senior debt securities issued by us prior to September 23, 2018 when due, the holders of such senior debt securities would be entitled to declare their securities due and payable following a 7-day cure period, whereas holders of senior debt securities issued by us on or after September 23, 2018 would not be entitled to accelerate the senior debt securities until 30 business days after our failure to pay the principal of the senior debt securities. In addition, if we fail to pay interest on any series of senior debt securities issued by us prior to September 23, 2018 when due, the holders of such senior debt securities would be entitled to declare their securities due and payable following a 30-calendar day cure period, whereas holders of senior debt securities issued by us on or after September 23, 2018 would not be entitled to accelerate the senior debt securities until 30 business days after our failure to pay the interest on the senior debt securities.

Special Provisions Related to Bail-inable Debt Securities

The senior debt indenture provides for certain provisions applicable to bail-inable debt securities. The applicable pricing supplement will specify whether or not your security is a bail-inable debt security.

Remedies if an Event of Default Occurs in Connection with Bail-inable Debt Securities.

A bail-in conversion will not constitute a default or an event of default under the senior debt indenture. Holders and beneficial owners of bail-inable debt securities may only exercise, or direct the exercise of, the acceleration and other rights described above if the Governor in Council (Canada) has not made an Order under Canadian bank resolution powers pursuant to subsection 39.13(1) of the CDIC Act in respect of TD. Notwithstanding the exercise of those rights by holders, bail-inable debt securities will continue to be subject to bail-in conversion until repaid in full.

Agreement with Respect to the Exercise of Canadian Bail-in Powers

By its acquisition of an interest in any bail-inable debt security, each holder or beneficial owner of that senior debt security is deemed to (i) agree to be bound, in respect of the bail-inable debt securities, by the CDIC Act, including the conversion of the bail-inable debt securities, in whole or in part—by means of a transaction or series of transactions and in one or more steps—into common shares of TD or any of its affiliates under subsection 39.2(2.3) of the CDIC Act and the variation or extinguishment of the bail-inable debt securities in consequence, and by the application of the laws of the Province of Ontario and the federal laws of Canada applicable therein in respect of the operation of the CDIC Act with respect to the bail-inable debt securities; (ii) attorn and submit to the jurisdiction of the courts in the Province of Ontario with respect to the CDIC Act and those laws; (iii) have represented and warranted that TD has not directly or indirectly provided financing to the holder or beneficial owner of the bail-inable debt security for the express purpose of investing in the bail-inable debt securities; and (iv) acknowledge and agree that the terms referred to in clauses (i) and (ii) above are binding on that holder or beneficial owner despite any provisions in the indenture or the bail-inable debt securities, any other law that governs the bail-inable debt securities and any other agreement, arrangement or understanding between that holder or beneficial owner and TD with respect to the bail-inable debt securities.

Holders and beneficial owners of bail-inable debt securities will have no further rights in respect of their bail-inable debt securities to the extent those bail-inable debt securities are converted in a bail-in conversion other than those provided under the bail-in regime. By its acquisition of an interest in any bail-inable debt security, each holder or beneficial owner of that senior debt security is deemed to irrevocably consent to the converted portion of the principal amount of that security and any accrued and unpaid interest thereon being deemed paid in full by TD by the issuance of common shares of TD (or, if applicable, any of its affiliates) upon the occurrence of a bail-in conversion, which bail-in conversion will occur without any further action on the part of that holder or beneficial owner or the trustee; provided that, for the avoidance of doubt, this consent will not limit or otherwise affect any rights that holders or beneficial owners may have under the bail-in regime.

No Set-Off or Netting Rights

No holder or beneficial owner of an interest in the bail-inable debt securities may exercise, or direct the exercise of, claim or plead any right of set-off, netting, compensation or retention in respect of any amount owed to it by the Bank arising under, or in connection with, the bail-inable debt securities, and each holder or beneficial owner of an interest in the bail-inable debt securities shall, by virtue of its acquisition of any bail-inable debt security (or an interest therein), be deemed to have irrevocably and unconditionally waived all such rights of set-off, netting, compensation or retention. Notwithstanding the foregoing, if any amounts due and payable to any holder or beneficial owner of an interest in the bail-inable debt securities by the Bank in respect of, or arising under, the bail-inable debt securities are purportedly discharged by set-off, netting, compensation or retention, without limitation to any other rights and remedies of the Bank under applicable law, such holder or beneficial owner of an interest shall be deemed to receive an amount equal to the amount of such discharge and, until such time as payment of such amount is made, shall hold such amount in trust for the Bank and, accordingly, any such discharge shall be deemed not to have taken place and such set-off, netting, compensation or retention shall be ineffective.

TLAC Disqualification Event Redemption

If a TLAC disqualification event (as defined herein) is specified in the applicable pricing supplement, we may, at our option, with the prior approval of the Superintendent, redeem all but not less than all of the particular bail-inable debt securities prior to their stated maturity date after the occurrence of the TLAC disqualification event, at the time or times and at the redemption price or prices specified in that pricing supplement, together with unpaid interest accrued thereon to, but excluding, the date fixed for redemption.

A “TLAC disqualification event” means OSFI has advised TD in writing that the bail-inable debt securities issued under the applicable pricing supplement will no longer be recognized in full as TLAC under the TLAC Guideline as interpreted by the Superintendent, provided that a TLAC disqualification event will not occur where the exclusion of those bail-inable debt securities from TD’s TLAC requirements is due to the remaining maturity of those bail-inable debt securities being less than any period prescribed by any relevant eligibility criteria applicable as of the issue date of those bail-inable debt securities.

Approval of Redemption, Repurchases and Defeasance; Amendments and Modifications

Where the redemption (for any reason), repurchase or any full defeasance or covenant defeasance with respect to bail-inable debt securities would result in TD not meeting the TLAC requirements applicable to it pursuant to the TLAC Guideline, that redemption, repurchase, defeasance or covenant defeasance will be subject to the prior approval of the Superintendent.

Where an amendment, modification or other variance that can be made to the senior debt indenture or the bail-inable debt securities as described under “—Modification of the Indenture” would affect the recognition of those bail-inable debt securities by the Superintendent as TLAC, that amendment, modification or variance will require the prior approval of the Superintendent.

Trustee and Trustee’s Duties

The trustee will undertake certain procedures and seek certain remedies in the event of an event of default or a default, as described under “—Events of Default.” However, by its acquisition of an interest in any bail-inable debt security, each holder or beneficial owner of that security is deemed to acknowledge and agree that the bail-in conversion will not give rise to a default or event of default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act.

By its acquisition of an interest in any bail-inable debt security, each holder or beneficial owner of that security, to the extent permitted by the Trust Indenture Act, is deemed to waive any and all claims, in law and/or in equity, against the trustee for, agrees not to initiate a suit against the trustee in respect of, and agrees that the trustee will not be liable for, any action that the trustee takes, or abstains from taking, in either case in accordance with the bail-in regime.

Additionally, by its acquisition of an interest in any bail-inable debt security, each holder or beneficial owner of that security is deemed to acknowledge and agree that, upon a bail-in conversion or other action pursuant to the bail-in regime with respect to bail-inable debt securities:

•

the trustee will not be required to take any further directions from holders of those bail-inable debt securities under Section 5.09 (Control by Holders of Securities) of the senior debt indenture, which section authorizes holders of a majority in aggregate outstanding principal amount of the senior debt securities to direct certain actions relating to the senior debt securities; and

•	the senior debt indenture will not impose any duties upon the trustee whatsoever with respect to a bail-in conversion or such other action pursuant to the bail-in regime.

Notwithstanding the foregoing, if, following the completion of a bail-in conversion, the relevant bail-inable debt securities remain outstanding (for example, if only a portion of the bail-inable debt securities are converted), then the trustee’s duties under the senior debt indenture will remain applicable with respect to those bail-inable debt securities following such completion; provided, however, that notwithstanding the bail-in conversion, there will at all times be a trustee for the bail-inable debt securities in accordance with the senior debt indenture, and the resignation and/or removal of the trustee, the appointment of a successor trustee and the rights of the trustee or any successor trustee will continue to be governed by the senior debt indenture, including to the extent no additional supplemental indenture or amendment to the senior debt indenture is agreed upon in the event the relevant bail-inable debt securities remain outstanding following the completion of the bail-in conversion.

DTC—Bail-in Conversion

Upon a bail-in conversion, TD will provide a written notice to the holders of bail-inable debt securities through DTC as soon as practicable regarding such bail-in conversion. We will also deliver a copy of such notice to the trustee for information purposes.

By its acquisition of an interest in any bail-inable debt security, each holder or beneficial owner of that security is deemed to have authorized, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds such bail-inable debt security to take any and all necessary action, if required, to implement the bail-in conversion or other action pursuant to the bail-in regime with respect to the bail-inable debt security as it may be imposed on it, without any further action or direction on the part of that holder or beneficial owner, the trustee or the paying agent.

Subsequent Holders’ Agreement

Each holder or beneficial owner of a bail-inable debt security that acquires an interest in the bail-inable debt security in the secondary market and any successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives of any holder or beneficial owner is deemed to acknowledge, accept, agree to be bound by and consent to the same provisions specified in this prospectus to the same extent as the holders or beneficial owners that acquired an interest in the bail-inable debt securities upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by and consent to the terms of the bail-inable debt securities related to the bail-in regime.

The provisions relating to the bail-in acknowledgment of holders and beneficial owners of bail-inable debt securities in the senior debt indenture will be governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein.

Terms Specific to Subordinated Debt Securities

Ranking

Unless otherwise specified in the applicable prospectus supplement, the subordinated debt securities will be unsecured obligations of the Bank, constituting subordinated indebtedness for the purposes of the Bank Act. In the event of the insolvency or winding-up of the Bank, the indebtedness evidenced by subordinated debt securities issued by the Bank, including, if a trigger event has not occurred as contemplated under the specific NVCC Provisions applicable to such subordinated debt securities, any subordinated debt securities issued under the subordinated debt indenture, will be subordinate in right of payment to the prior payment in full of the deposit liabilities of the Bank and all other liabilities of the Bank except liabilities which by their terms rank in right of payment equally with or subordinate to indebtedness evidenced by such subordinated debt securities. Upon the occurrence of a trigger event under the NVCC Provisions, the subordination provisions of the subordinated debt securities that include NVCC Provisions will not be relevant since all such subordinated debt securities will be converted into our common shares, which will rank on a parity with all other common shares of the Bank.

Non-Viability Contingent Capital Provisions

In accordance with capital adequacy requirements adopted by OSFI, non-common capital instruments issued after January 1, 2013, including subordinated debt securities, must include terms providing for the full and permanent conversion of such securities into common shares of the Bank upon the occurrence of certain trigger events relating to financial viability (the “NVCC Provisions”) in order to qualify as regulatory capital. The specific terms of any NVCC Provisions for any subordinated debt securities that the Bank issues under this prospectus will be described in one or more prospectus supplements relating to such securities.

The NVCC Provisions have the meaning set out in the OSFI Guideline for Capital Adequacy Requirements (CAR), Chapter 2—Definition of Capital, effective November 2023, as such term may be amended or superseded by OSFI from time to time, which term currently provides the following constitutes a trigger event:

•

the Superintendent publicly announces that the Bank has been advised, in writing, that the Superintendent is of the opinion that the Bank has ceased, or is about to cease, to be viable and that, after the conversion or write-off, as applicable, of all contingent instruments and taking into account any other factors or circumstances that are considered relevant or appropriate, it is reasonably likely that the viability of the Bank will be restored or maintained; or

•

a federal or provincial government in Canada publicly announces that the Bank has accepted or agreed to accept a capital injection, or equivalent support, from the federal government or any provincial government or political subdivision or agent or agency thereof without which the Bank would have been determined by the Superintendent to be non-viable.

The specific terms of any NVCC Provisions for any subordinated debt securities that we issue under this prospectus will be described in one or more prospectus supplements relating to such securities. If subordinated debt securities issued under the subordinated debt indenture are converted into common shares in accordance with NVCC Provisions, the rights, terms and conditions of such securities, including with respect to priority and rights on liquidation, will no longer be relevant as all such securities will have been converted on a full and permanent basis into common shares ranking on parity with all other outstanding common shares of the Bank. The NVCC Provisions do not apply to senior debt securities offered under this prospectus.

The NVCC Provisions of the subordinated indenture will be governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein.

Events of Default

Under the subordinated debt indenture, an event of default will occur with respect to any series of subordinated debt securities issued thereunder only if (1) the Bank becomes insolvent or bankrupt or resolves to wind-up or liquidate or is ordered wound-up or liquidated or (2) any other event of default provided in the applicable board resolution, in the supplemental indenture under which that series of subordinated debt securities is issued or in the form of security for such series occurs and is continuing.

The subordinated debt indenture provides that if an event of default has occurred and is continuing, and a trigger event under the NVCC Provisions has not occurred, by notice in writing to the Bank the subordinated debt trustee may, in its discretion, and shall, upon the request of holders of not less than 25% in aggregate principal amount of the outstanding subordinated debt securities of all affected series, treated as one class, declare the principal of (or such other amount as may be specified) all outstanding subordinated debt securities of such series to be immediately due and payable. There will be no right of acceleration in the case of a default in the payment of interest or a default in the performance of any other covenant of the Bank in the subordinated debt indenture, although a legal action could be brought to enforce such covenant.

Annulment of Acceleration and Waiver of Defaults. In some circumstances, if any and all events of default under the subordinated debt indenture have been cured, waived or otherwise remedied, then the holders of a majority in aggregate principal amount of all series of outstanding subordinated debt securities affected, voting as one class, may annul past declarations of acceleration of or waive past defaults of the subordinated debt securities.

Indemnification of Trustee for Actions Taken on Your Behalf

Each indenture contains a provision entitling the trustee thereunder, subject to the duty of the trustee during a default to act with the required standard of care, to be indemnified to its satisfaction by the holders of debt securities before proceeding to exercise any right or power at the request, order or direction of the holders. Subject to these provisions and some other limitations, the holders of a majority in aggregate principal amount of each series of outstanding debt securities of each affected series, voting as one class, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee.

Limitation on Actions by You as an Individual Holder

Each indenture provides that no individual holder of debt securities may institute any action or proceeding under the applicable indenture, except actions for payment of overdue principal and interest, unless the following actions have occurred:

•	the holder must have previously given written notice to the trustee of the continuing default;

•

the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of each affected series, treated as one class, must have (1) requested the trustee to institute that action and (2) offered the trustee reasonable indemnity satisfactory to it;

•	the trustee must have failed to institute that action within 60 days after receipt of the request referred to above; and

•

the holders of a majority in principal amount of the outstanding debt securities of each affected series, voting as one class, must not have given directions to the trustee inconsistent with those of the holders referred to above.

Each indenture contains a covenant that we will file annually with the trustee a certificate of no default or a certificate specifying any default that exists, and the trustee shall be entitled to conclusively rely upon such certificate.

Issuing Branch

Debt securities may, if specified in the applicable prospectus supplement, be issued by our New York branch. If our New York branch issues debt securities, the applicable prospectus supplement will also describe: (1) the terms of debt securities issued by our New York branch, including terms relating to events of default in respect of those debt securities, (2) whether those debt securities will be issued under the senior debt indenture or the subordinated debt indenture, as applicable, or under a new indenture, and (3) any material U.S. or Canadian tax, regulatory or insolvency considerations applicable to those debt securities.

Registration and Transfer of Debt Securities

Registered holders may present debt securities for exchange or registration of transfer. We will provide these services without charge except for any tax or other governmental charge payable in connection with these services and subject to any limitations provided in the applicable indenture.

The procedures for transfer of interests in the debt securities in global form will depend upon the procedures of the depository for such global securities. See “—Forms of the Debt Securities.”

Merger, Consolidation, Sale, Lease or Conveyance

Each indenture provides that we may merge or consolidate with any other person or sell, lease or convey all or substantially all of our assets to any other person, only if certain conditions, including the following, are met:

•

we will be the continuing corporation or the successor corporation, or the person which acquires all or substantially all of our assets shall either (1) be one or more direct or indirect affiliates which we control or which are under common control with us or (2) will expressly assume or guaranty all of our obligations under such indenture;

•

immediately after such merger, consolidation, sale, lease or conveyance, we, or any such successor that has assumed our obligations, will not be in default in the performance of the covenants and conditions of such indenture applicable to us; and

•	we have delivered to the Trustee an opinion of counsel that such merger, consolidation, conveyance, transfer or lease complies with the Indenture.

Absence of Protections against All Potential Actions of the Bank. There are no covenants or other provisions in the indentures that would afford holders of debt securities additional protection in the event of a recapitalization transaction, a change of control of the Bank or a highly leveraged transaction. The merger covenant described above would only apply if the recapitalization transaction, change of control or highly leveraged transaction were structured to include a merger or consolidation of the Bank or a sale, lease or conveyance of all or substantially all of our assets.

Discharge, Defeasance and Covenant Defeasance

We have the ability to eliminate most or all of our obligations on any series of debt securities prior to maturity if we comply with the following provisions.

Discharge of Indenture. We may discharge all of our obligations, other than certain obligations including those as to transfers and exchanges, under the applicable indenture after we have:

•	paid or caused to be paid the principal of, interest on and any other amounts due under all of the outstanding debt securities in accordance with their terms;

•	delivered to the trustee for cancellation all of the outstanding debt securities; or

•

irrevocably deposited or caused to be deposited with the trustee cash or, in the case of a series of debt securities payable only in U.S. dollars, U.S. government obligations in trust for the benefit of the holders of any series of debt securities issued under the indenture that have either become due and payable, or are by their terms due and payable, or are scheduled for redemption, within one year, in an amount certified to be sufficient to pay on each date that they become due and payable, the principal of, interest and other amounts on, and any mandatory sinking fund payments for, those debt securities, except that the deposit of cash or U.S. government obligations for the benefit of holders of a series of debt securities that are due and payable, or are scheduled for redemption within one year will discharge obligations under the indenture relating only to that series of debt securities.

Defeasance of a Series of Securities at Any Time. We may also discharge all of our obligations, other than certain obligations including those as to transfers and exchanges, under any series of debt securities at any time, which we refer to as defeasance.

We may be released with respect to any outstanding series of debt securities from the covenants described above limiting consolidations, mergers, asset sales and leases, and elect not to comply with those sections without creating an event of default. Discharge under those procedures is called “covenant defeasance.”

Defeasance or covenant defeasance may be effected only if, among other things:

•

we irrevocably deposit with the applicable trustee cash or, in the case of debt securities payable only in U.S. dollars, U.S. government obligations, as trust funds in an amount certified to be sufficient to pay on each date that they become due and payable, the principal, interest and other amounts due on, and any mandatory sinking fund payments for, all outstanding debt securities of the series being defeased;

•	such deposit will not result in a breach or violation of, or constitute a default under, any agreement or instrument to which we are a party or to which we are bound; and

•	we deliver to the applicable trustee an opinion of counsel and an officers’ certificate stating that:

•

the beneficial owners of the series of debt securities being defeased will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance or covenant defeasance;

•

such beneficial owners will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred; and

•

in the case of a defeasance (but not a covenant defeasance), this opinion must be based on a ruling of relevant tax authorities or a change in United States tax laws occurring after the date of the applicable indenture.

Modification of the Indenture

Modification without Consent of Holders. We and the trustee may enter into supplemental indentures without the consent of the holders of debt securities issued under each indenture to, among other things:

•	secure any debt securities subject to the requirements of the Bank Act;

•	evidence the assumption by a successor corporation of our obligations;

•	add covenants or events of default for the protection of the holders of debt securities;

•

cure any ambiguity or correct any defect or inconsistency or make any other provisions with respect to matters arising under the indenture as we may deem desirable, provided that no such action shall adversely affect the holders in any material respect;

•	establish the forms or terms of debt securities of any series;

•	evidence the acceptance of appointment by a successor trustee;

•

add to, change or eliminate provisions of the indenture that do not (i) apply to any series of debt securities created prior to such supplemental indenture and (ii) modify the rights of any holder of such series of debt securities with respect to such provision;

•	add to, change or eliminate provisions of the indenture with respect to a new series of debt securities; or

•	to increase the minimum denomination of debt securities of any series as may be permitted by the terms of such series.

Modification with Consent of Holders. We and the trustee, with the consent of the holders of not less than a majority in aggregate principal amount of each affected series of outstanding debt securities, voting as one class, may add any provisions to, or change in any manner or eliminate any of the provisions of, the indenture or modify in any manner the rights of the holders of those debt securities. However, we and the trustee may not make any of the following changes to any outstanding debt security without the consent of each affected holder to, among other things:

•	extend the stated maturity of any debt security;

•	reduce the principal amount;

•	reduce the rate or extend the time of payment of interest or other amounts due;

•	reduce any amount payable on redemption;

•	change the currency in which the principal, including any amount of original issue discount, premium, or interest thereon is payable;

•	modify or amend the provisions for conversion of any currency into another currency;

•	reduce the amount of any original issue discount security payable upon acceleration or provable in bankruptcy;

•

modify or amend the provisions so as to adversely affect the terms or conditions upon which the debt securities are convertible into or exchangeable or exercisable for or payable in other securities, instruments, contracts, currencies, commodities or other forms of property, rights or interests;

•	impair or affect the right of any holder to institute suit for the enforcement of any payment on any debt security when due; or

•	reduce the percentage of debt securities the consent of whose holders is required for modification of the indenture or for waiver of certain defaults.

Modification of the Senior Debt Indenture Affecting TLAC. Where an amendment or variance of the bail-inable debt security’s terms and conditions would affect its recognition as TLAC, that amendment or variance will only be permitted with the prior approval of the Superintendent.

Modification of Subordination Provisions. We may not modify the subordination provisions of the subordinated debt indenture in a manner that would adversely affect in any material respect the outstanding subordinated debt securities of any one or more series without the consent of the holders of a majority of the principal amount of all affected series, voting together as one class. We may not modify the subordinated debt indenture or any terms of any outstanding subordinated debt securities in a manner that would affect the regulatory capital classification of the subordinated debt securities under the guidelines for capital adequacy requirements for banks in Canada without the consent of OSFI.

Payment of Additional Amounts

Unless otherwise specified in the applicable prospectus supplement, all payments of principal and interest and other amounts payable in respect of the debt securities by us will be made without us making any withholding of or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature (“Taxes”), unless the withholding or deduction of such Taxes is required or authorized by law or the administration thereof. In that event, we will, subject to certain exceptions and limitations set forth below, pay such additional amounts (“Additional Amounts”) to the holder or beneficial owner of any debt security as may be necessary in order that every net payment of the principal of and interest on such debt security and any other amounts payable on such debt security, after any withholding or deduction for Taxes imposed or levied by or on behalf of Canada or any political subdivision or taxing authority thereof or therein having the power to tax (each a “Taxing Jurisdiction”) (and Taxes imposed or levied by a Taxing

Jurisdiction on such Additional Amounts), will not be less than the amount such holder or beneficial owner would have received if such Taxes imposed or levied by or on behalf of a Taxing Jurisdiction had not been withheld or deducted. We will not, however, be required to make any payment of Additional Amounts to any holder or beneficial owner for or on account of:

•

any Taxes that would not have been so imposed but for a present or former connection (including, without limitation, carrying on business in a Taxing Jurisdiction or having a permanent establishment or fixed base in a Taxing Jurisdiction) between such holder or beneficial owner of a debt security (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of power over, such holder or beneficial owner, if such holder or beneficial owner is an estate, trust, partnership, limited liability company or corporation) and a Taxing Jurisdiction, other than merely holding such debt security or receiving payments with respect to such debt security;

•	any estate, inheritance, gift, sales, transfer or personal property Tax or any similar Tax with respect to a debt security;

•

any Tax imposed by reason that such holder or beneficial owner of a debt security, or other person (including a partnership) that receives or is entitled to payments on the debt security, does not deal at arm’s length within the meaning of the Income Tax Act (Canada) with us or is, or does not deal at arm’s length with any person who is, a “specified shareholder” (as defined in subsection 18(5) of the Income Tax Act (Canada)) of us, or as a result of us or any payer being a “specified entity” (as defined in subsection 18.4(1) of the Income Tax Act (Canada)) in respect of the holder, beneficial owner, or other person (including a partnership) that receives or is entitled to payments on the debt security;

•	any Tax that is levied or collected otherwise than by withholding from payments on or in respect of a debt security;

•	any Tax required to be withheld by any paying agent from any payment on a debt security, if such payment can be made without such withholding by at least one other paying agent;

•

any Tax that would not have been imposed but for the failure of a holder or beneficial owner of a debt security to comply with certification, identification, declaration, information or other reporting requirements, if such compliance is required by a Taxing Jurisdiction (including where required by statute, treaty, regulation or administrative pronouncement) as a precondition to relief or exemption from such Tax;

•

any Tax which would not have been imposed but for the presentation of a debt security (where presentation is required) for payment on a date more than 30 days after (i) the date on which such payment became due and payable or (ii) the date on which payment thereof is duly provided for, whichever occurs later;

•

any withholding or deduction imposed pursuant to (i) Sections 1471 to 1474 of the U.S. Internal Revenue Code of 1986, as amended (“FATCA”), or any successor version thereof, or any similar legislation imposed by any other governmental authority, (ii) any treaty, law, regulation or other official guidance enacted by Canada implementing FATCA or an intergovernmental agreement with respect to FATCA or any similar legislation imposed by any other governmental authority, or (iii) any agreement between us and the United States or any authority thereof implementing FATCA; or

•	any combination of the items listed above;

nor shall Additional Amounts be paid with respect to any payment on a debt security to a holder who is a fiduciary or partnership or any person other than the sole beneficial owner of such payment to the extent a beneficiary or settlor with respect to such fiduciary, a member of such partnership or such beneficial owner would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner held its interest in the debt security directly.

Tax Redemption

Unless otherwise specified in the applicable prospectus supplement, we have the right to redeem, in whole but not in part, any of the debt securities at our option at any time prior to maturity, upon the giving of a notice of redemption as described below, if:

(i)

as a result of any change (including any announced prospective change) in or amendment to the laws or treaties (or any rules, regulations, rulings or administrative pronouncements thereunder) of Canada or of any political subdivision or taxing authority thereof or therein affecting taxation, or any change in official position regarding the application or interpretation of such laws, treaties, rules, regulations, rulings or administrative pronouncements (including a holding by a court of competent jurisdiction), which change or amendment is announced or becomes effective on or after the date of the prospectus supplement relating to the applicable debt securities, in the written opinion of our legal counsel of recognized standing, we have or will become obligated to pay, on the next succeeding date on which interest is due, Additional Amounts (assuming, in the case of any announced prospective change, that such announced change will become effective as of the date specified in such announcement and in the form announced); or

(ii)

on or after the date of the prospectus supplement relating to the applicable debt securities, any action has been taken by any taxing authority of, or any decision has been rendered by a court of competent jurisdiction in, Canada or any political subdivision or taxing authority thereof or therein, including any of those actions specified in the paragraph immediately above, whether or not such action was taken or decision was rendered with respect to us, or any change, amendment, application or interpretation shall be officially proposed, which, in any such case, in the written opinion of our legal counsel of recognized standing, will result in our becoming obligated to pay, on the next succeeding date on which interest is due, Additional Amounts (assuming, in the case of any announced prospective change, that such announced change will become effective as of the date specified in such announcement and in the form announced);

and, in any such case, we in our business judgment determine that such obligation cannot be avoided by the use of reasonable measures available to us; provided that any such redemption of bail-inable debt securities will require the prior approval of the Superintendent if the redemption would result in the Bank not meeting the TLAC requirements applicable to it pursuant to the TLAC Guideline. For the avoidance of doubt, reasonable measures do not include a change in the terms of the debt securities or a substitution of the issuer. The redemption price of the debt securities will be determined in the manner described in the applicable prospectus supplement.

Prior to the giving of any notice of redemption pursuant to the above paragraph, we will deliver to the trustee:

•	a certificate stating that we are entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to our right to so redeem have occurred; and

•	an opinion of counsel prepared in accordance with the terms of the indenture.

Notices

We and the trustees will send notices regarding the debt securities only to registered holders, using their addresses as listed in the trustees’ records. With respect to who is a registered “holder” for this purpose, see “—Forms of the Debt Securities.”

Governing Law; Submission to Jurisdiction

The indentures and the debt securities will be governed by and construed in accordance with New York law, except that (1) the subordination provisions and the NVCC Provisions in the subordinated debt indenture, applicable to the subordinated debt securities, and (2) the provisions relating to the bail-in acknowledgment of holders and beneficial owners of bail-inable debt securities in the senior debt indenture, applicable to bail-inable debt securities, will be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

By its acquisition of an interest in any bail-inable debt security, each holder or beneficial owner of that bail-inable debt security is deemed to attorn and submit to the jurisdiction of the courts in the Province of Ontario with respect to actions, suits and proceedings arising out of or relating to the operation of the CDIC Act and the laws of the Province of Ontario and the federal laws of Canada applicable therein in respect of the senior debt indenture and the bail-inable debt security.

The Trustees

The Bank of New York Mellon (formerly known as The Bank of New York) serves as the trustee for our senior debt securities. Computershare Trust Company, National Association and Computershare Trust Company of Canada will serve as U.S. trustee and Canadian trustee, respectively, for our subordinated debt securities. From time to time, we and our affiliates have conducted commercial banking, financial and other transactions with the trustees and their respective affiliates for which fees have been paid in the ordinary course of business. We may conduct these types of transactions with each other in the future and receive fees for services performed.

Payment and Paying Agents

We will pay interest to the person listed in the trustee’s records at the close of business on a particular day in advance of each due date for interest, even if that person no longer owns the debt security on the interest due date. That particular day, usually about two weeks in advance of the interest due date, is called the record date and will be stated in the applicable supplement. Holders buying and selling debt securities must work out between them how to compensate for the fact that we will pay all the interest for an interest period to the one who is the registered holder on the regular record date. The most common manner is to adjust the sale price of the debt securities to prorate interest fairly between buyer and seller. This prorated interest amount is called accrued interest.

We will pay interest, principal and any other money due on the debt securities at the corporate trust office of the applicable trustee in The City of New York or such other office as may be agreed upon. Holders must make arrangements to have their payments picked up at or wired from that office or such other office as may be agreed upon. We may also choose to pay interest by mailing checks.

Book-entry and other indirect holders should consult their banks, brokers or other financial institutions for information on how they will receive payments.

We may also arrange for additional payment offices and may cancel or change these offices, including our use of the trustee’s corporate trust office. These offices are called paying agents. We may also choose to act as our own paying agent or choose one of our subsidiaries to do so. We must notify holders of changes in the paying agents for any particular series of debt securities.

Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to holders will be repaid to us. After that two-year period, holders may look to us for payment and not to the trustee or any other paying agent.

Forms of the Debt Securities

Except as provided in an applicable prospectus supplement, each debt security will generally be represented by one or more global securities representing the entire issuance of securities. We will issue debt securities evidenced by certificates in definitive form to a particular investor only in limited circumstances. Both certificated securities in definitive form and global securities will be issued in registered form, where our obligation runs to the holder of the security named on the face of the security. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depository or its nominee as the owner of the debt securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative. See “Ownership, Book-Entry Procedures and Settlement.”

CANADIAN BANK RESOLUTION POWERS

General

Under Canadian bank resolution powers, the CDIC may, in circumstances where TD has ceased, or is about to cease, to be viable, assume temporary control or ownership of TD and may be granted broad powers by one or more Orders of the Governor in Council (Canada), including the power to sell or dispose of all or a part of the assets of TD, and the power to carry out or cause TD to carry out a transaction or a series of transactions, the purpose of which is to restructure the business of TD. As part of the Canadian bank resolution powers, certain provisions of, and regulations under the Bank Act, the CDIC Act and certain other Canadian federal statutes pertaining to banks, which we refer to collectively as the “bail-in regime,” provide for a bank recapitalization regime for banks designated by the Superintendent as D-SIBs, which include TD.

The expressed objectives of the bail-in regime include reducing government and taxpayer exposure in the unlikely event of a failure of a D-SIB, reducing the likelihood of such a failure by increasing market discipline and reinforcing that bank shareholders and creditors are responsible for the D-SIBs’ risks and not taxpayers, and preserving financial stability by empowering the CDIC to quickly restore a failed D-SIB to viability and allow it to remain open and operating, even where the D-SIB has experienced severe losses.

Under the CDIC Act, in circumstances where the Superintendent is of the opinion that TD has ceased, or is about to cease, to be viable and viability cannot be restored or preserved by exercise of the Superintendent’s powers under the Bank Act, the Superintendent, after providing TD with a reasonable opportunity to make representations, is required to provide a report to CDIC. Following receipt of the Superintendent’s report, CDIC may request the Minister of Finance for Canada (the “Minister of Finance”) to recommend that the Governor in Council (Canada) make an Order and, if the Minister of Finance is of the opinion that it is in the public interest to do so, the Minister of Finance may recommend that the Governor in Council (Canada) make, and on that recommendation, the Governor in Council (Canada) may make, one or more of the following Orders:

•	vesting in CDIC, the shares and subordinated debt of TD specified in the Order, which we refer to as a “vesting order”;

•	appointing CDIC as receiver in respect of TD, which we refer to as a “receivership order”;

•

if a receivership order has been made, directing the Minister of Finance to incorporate a federal institution designated in the Order as a bridge institution wholly-owned by CDIC and specifying the date and time as of which TD’s deposit liabilities are assumed, which we refer to as a “bridge bank order”; or

•

if a vesting order or receivership order has been made, directing CDIC to carry out a conversion, by converting or causing TD to convert, in whole or in part – by means of a transaction or series of transactions and in one or more steps – the shares and liabilities of TD that are subject to the bail-in regime into common shares of TD or any of its affiliates, which we refer to as a “conversion order”.

Following a vesting order or receivership order, CDIC will assume temporary control or ownership of TD and will be granted broad powers under that Order, including the power to sell or dispose of all or a part of the assets of TD, and the power to carry out or cause TD to carry out a transaction or a series of transactions the purpose of which is to restructure the business of TD.

Under a bridge bank order, CDIC has the power to transfer TD’s insured deposit liabilities and certain assets and other liabilities of TD to a bridge institution. Upon the exercise of that power, any assets and liabilities of TD that are not transferred to the bridge institution would remain with TD, which would then be wound up. In such a scenario, any liabilities of TD, including any outstanding debt securities (whether or not such debt securities are bail-inable debt securities), that are not assumed by the bridge institution could receive only partial or no repayment in the ensuing wind-up of TD.

Upon the making of a conversion order, prescribed shares and liabilities under the bail-in regime that are subject to that conversion order will, to the extent converted, be converted into common shares of TD or any of its affiliates, as determined by CDIC. Subject to certain exceptions discussed below, senior debt issued on or after September 23, 2018, with an initial or amended term to maturity (including explicit or embedded options) greater than 400 days, that is unsecured or partially secured and that has been assigned a CUSIP or ISIN or similar identification number are subject to a bail-in conversion. Shares, other than common shares, and subordinated debt of TD are also subject to a bail-in conversion, unless they are non-viability contingent capital. The applicable pricing supplement will specify whether or not a security is a bail-inable debt security.

Shares and liabilities that would otherwise be bail-inable but were issued before September 23, 2018 are not subject to a bail-in conversion unless, in the case of any such liability, including any debt securities, the terms of that liability are amended to increase the principal amount or to extend the term to maturity on or after September 23, 2018, and that liability, as amended, meets the requirements to be subject to a bail-in conversion. Covered bonds, certain derivatives and certain structured notes (as such term is used under the bail-in regime) are expressly excluded from a bail-in conversion. Unless otherwise specified in the prospectus supplement, the structured warrants will not be subject to a bail-in conversion. In addition, to the extent that any debt securities constitute structured notes (as such term is used under the bail-in regime) they will not be bail-inable debt securities. As a result, claims of some creditors whose claims would otherwise rank equally with those of the holders holding bail-inable debt securities would be excluded from a bail-in conversion and thus the holders and beneficial owners of bail-inable debt securities will have to absorb losses as a result of the bail-in conversion while other creditors may not be exposed to losses. The terms and conditions of the bail-in conversion will be determined by CDIC in accordance with and subject to certain requirements discussed below.

Bail-in Conversion

Under the bail-in regime there is no fixed and pre-determined contractual conversion ratio for the conversion of the bail-inable debt securities, or other shares or liabilities of TD that are subject to a bail-in conversion, into common shares of TD or any of its affiliates nor are there specific requirements regarding whether liabilities subject to a bail-in conversion are converted into common shares of TD or any of its affiliates. CDIC determines the timing of the bail-in conversion, the portion of bail-inable shares and liabilities to be converted and the terms and conditions of the conversion, subject to parameters set out in the bail-in regime. Those parameters include that:

•	in carrying out a bail-in conversion, CDIC must take into consideration the requirement in the Bank Act for banks to maintain adequate capital;

•

CDIC must use its best efforts to ensure that shares and liabilities subject to a bail-in conversion are only converted after all subordinate ranking shares and liabilities that are subject to a bail-in conversion and any subordinate non-viability contingent capital instruments have been previously converted or are converted during the same restructuring period;

•

CDIC must use its best efforts to ensure that the converted part of the liquidation entitlement of a share subject to a bail-in conversion, or the converted part of the principal amount and accrued and unpaid interest of a liability subject to a bail-in conversion, is converted on a pro rata basis for all shares or liabilities subject to a bail-in conversion of equal rank that are converted during the same restructuring period;

•

holders of shares and liabilities that are subject to a bail-in conversion must receive a greater number of common shares per dollar of the converted part of the liquidation entitlement of their shares, or the converted part of the principal amount and accrued and unpaid interest of their liabilities, than holders of any subordinate shares or liabilities subject to a bail-in conversion that are converted during the same restructuring period or of any subordinate non-viability contingent capital that is converted during the same restructuring period;

•

holders of shares or liabilities subject to a bail-in conversion of equal rank that are converted during the same restructuring period must receive the same number of common shares per dollar of the converted part of the liquidation entitlement of their shares or the converted part of the principal amount and accrued and unpaid interest of their liabilities; and

•

holders of shares or liabilities subject to a bail-in conversion must receive, if any non-viability contingent capital of equal rank to the shares or liabilities is converted during the same restructuring period, a number of common shares per dollar of the converted part of the liquidation entitlement of their shares, or the converted part of the principal amount and accrued and unpaid interest of their liabilities, that is equal to the largest number of common shares received by any holder of the non-viability contingent capital per dollar of that capital.

Compensation Regime

The CDIC Act provides for a compensation process for holders of bail-inable debt securities who, immediately prior to the making of an Order, directly or through an intermediary, own bail-inable debt securities that are converted in a bail-in conversion. While this process applies to successors of those holders it does not apply to assignees or transferees of the holder following the making of the Order and does not apply if the amounts owing under the relevant bail-inable debt securities are paid in full.

Under the compensation process, the compensation to which such holders are entitled is the difference, to the extent it is positive, between the estimated liquidation value and the estimated resolution value of the relevant bail-inable debt securities. The liquidation value is the estimated value that the holders of bail-inable debt securities would have received if an order under the Winding-up and Restructuring Act (Canada) had been made in respect of TD, as if no Order had been made and without taking into consideration any assistance, financial or otherwise, that is or may be provided to TD, directly or indirectly, by CDIC, the Bank of Canada, the Government of Canada or a province of Canada, after any order to wind up TD has been made.

The resolution value in respect of relevant bail-inable debt securities is the aggregate estimated value of the following: (a) the relevant bail-inable debt securities, if they are not held by CDIC and they are not converted, after the making of an Order, into common shares under a bail-in conversion; (b) common shares that are the result of a bail-in conversion after the making of an Order; (c) any dividend or interest payments made, after the making of the Order, with respect to the relevant bail-inable debt securities to any person other than CDIC; and (d) any other cash, securities or other rights or interests that are received or to be received with respect to the relevant bail-inable debt securities as a direct or indirect result of the making of the Order and any actions taken in furtherance of the Order, including from CDIC, TD, the liquidator of TD, if TD is wound up, the liquidator of a CDIC subsidiary incorporated or acquired by order of the Governor in Council for the purposes of facilitating the acquisition, management or disposal of real property or other assets of TD that CDIC may acquire as the result of its operations that is liquidated or the liquidator of a bridge institution if the bridge institution is wound up.

In connection with the compensation process, CDIC is required to estimate the liquidation value and the resolution value in respect of the portion of converted bail-inable debt securities and is required to consider the difference between the estimated day on which the liquidation value would be received and the estimated day on which the resolution value is, or would be, received.

CDIC must, within a reasonable period following a bail-in conversion, make an offer of compensation by notice to the relevant holders that held bail-inable debt securities equal to, or in value estimated to be equal to, the amount of compensation to which such holders are entitled or provide a notice stating that such holders are not entitled to any compensation. In either case such notice is required to include certain prescribed information, including important information regarding the rights of such holders to seek to object and have the compensation to which they are entitled determined by an assessor (a Canadian Federal Court judge) where holders of liabilities representing at least 10% of the principal amount and accrued and unpaid interest of the liabilities of the same class or 10% of the liquidation entitlement of shares other than common shares object to the offer or absence of compensation. The period for objecting is limited (45 days following the day on which a summary of the notice is published in the Canada Gazette) and failure by holders holding a sufficient principal amount plus accrued and unpaid interest of affected bail-inable debt securities to object within the prescribed period will result in the loss of any ability to object to the offered compensation or absence of compensation, as applicable. CDIC will pay the relevant holders the offered compensation within 135 days after the date on which a summary of the notice is published in the Canada Gazette if the offer of compensation is accepted, the holder does not notify CDIC of acceptance or objection to the offer or if the holder objects to the offer but the 10% threshold described above is not met within the aforementioned 45-day period.

Where an assessor is appointed, the assessor could determine a different amount of compensation payable, which could either be higher or lower than the original amount. The assessor is required to provide holders, whose compensation it determines, notice of determination. The assessor’s determination is final and there are no further opportunities for review or appeal. CDIC will pay the relevant holders the compensation amount determined by the assessor within 90 days of the assessor’s notice.

By its acquisition of an interest in any bail-inable debt security, each holder or beneficial owner of that security is deemed to agree to be bound by a bail-in conversion and so will have no further rights in respect of its bail-inable debt securities to the extent those bail-inable debt securities are converted in a bail-in conversion, other than those provided under the bail-in regime.

A similar compensation process to the one set out above applies, in certain circumstances, where as a result of CDIC’s exercise of bank resolution powers, debt securities are assigned to an entity which is then wound-up.

TLAC Guideline

In connection with the bail-in regime, the TLAC Guideline applies to and establishes standards for D-SIBs, including TD. Under the TLAC Guideline, beginning November 1, 2021, TD is required to maintain a minimum capacity to absorb losses composed of unsecured external long-term debt or regulatory capital instruments that meet the prescribed criteria or regulatory capital instruments to support recapitalization in the event of a failure. Bail-inable debt securities and regulatory capital instruments that meet the prescribed criteria will constitute TLAC of TD.

In order to comply with the TLAC Guideline, our senior debt indenture provides for terms and conditions for the bail-inable debt securities necessary to meet the prescribed criteria and qualify at their issuance as TLAC instruments of TD under the TLAC Guideline. Those criteria include the following:

•	TD cannot directly or indirectly have provided financing to any person for the express purpose of investing in the bail-inable debt securities;

•	the bail-inable debt security is not subject to set-off or netting rights;

•

the bail-inable debt security must not provide rights to accelerate repayment of principal or interest payments outside of bankruptcy, insolvency, wind-up or liquidation, except that events of default relating to the non-payment of scheduled principal and/or interest payments will be permitted where they are subject to a cure period of no less than 30 business days and clearly disclose to investors that:

(i)	acceleration is only permitted where an Order has not been made in respect of TD; and

(ii)	notwithstanding any acceleration, the instrument continues to be subject to a bail-in conversion prior to its repayment;

•

the bail-inable debt security may be redeemed (for any reason) or purchased for cancellation only at the initiative of TD and, where the redemption or purchase would lead to a breach of TD’s TLAC requirements, that redemption or purchase would be subject to the prior approval of the Superintendent;

•	the bail-inable debt security does not have credit-sensitive dividend or coupon features that are reset periodically based in whole or in part on TD’s credit standing; and

•

where an amendment or variance of the bail-inable debt security’s terms and conditions would affect its recognition as TLAC, that amendment or variance will only be permitted with the prior approval of the Superintendent.

DESCRIPTION OF COMMON SHARES AND PREFERRED SHARES

Set forth below is a summary of the material terms of the Bank’s share capital and certain provisions of the Bank Act and the Bank’s By-laws as they relate to the Bank’s share capital. The following summary is not complete and is qualified in its entirety by the Bank Act, the Bank’s By-laws and the actual terms and conditions of such shares.

Common Shares

Authorized Share Capital

The authorized common share capital of the Bank consists of an unlimited number of common shares without nominal or par value.

Voting, Dividend and Winding Up Rights of Holders of Common Shares

The holders of common shares are entitled to vote at all meetings of the shareholders of the Bank except meetings at which only holders of a specified class or series of shares are entitled to vote. The holders of common shares are entitled to receive dividends as and when declared by the Board of Directors of the Bank, subject to the preference of the holders of preferred shares of the Bank. After payment to the holders of preferred shares of the Bank of the amount or amounts to which they may be entitled, and after payment of all outstanding debts, the holders of common shares shall be entitled to receive the remaining property of the Bank upon the liquidation, dissolution or winding-up thereof.

Amendments to the Rights, Privileges, Restrictions and Conditions of Common Shares

Under the Bank Act, the rights of holders of the Bank’s shares can be changed by the Board of Directors of the Bank by making, amending or repealing the By-laws of the Bank. The board of directors of the Bank must submit such a by-law, or amendment to or repeal of a by-law, to the shareholders of the Bank in accordance with the procedures of the Bank Act and the By-laws of the Bank, and the shareholders must approve the by-law, amendment to or repeal of the by-law, by special resolution to be effective. Under the Bank Act, a special resolution is a resolution passed by not less than two-thirds of the votes cast by or on behalf of the shareholders who voted in respect of that resolution or signed by all the shareholders entitled to vote on that resolution. In some circumstances, the Bank Act mandates that holders of shares of a class or a series are entitled to vote separately as a class or series on a proposal to amend the By-laws of the Bank.

Preferred Shares

This section describes certain general terms and provisions of the preferred shares. The particular terms and provisions of a series of preferred shares offered by a prospectus supplement, and the extent to which the general terms and provisions described below may apply thereto, will be described in such prospectus supplement.

Issuable in Series

The preferred shares may be issued from time to time, in one or more series, with such rights, privileges, restrictions and conditions as the Board of Directors of the Bank may determine.

Priority

The preferred shares of each series will rank on a parity with every other series of preferred shares and will rank prior to the common shares and to any other shares of the Bank ranking junior to the preferred shares with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding-up of the Bank, provided that a trigger event has not occurred as contemplated under the specific NVCC Provisions applicable to such preferred shares. Upon the occurrence of a trigger event under the NVCC Provisions, the priority of the preferred shares will not be relevant since all preferred shares will be converted into our common shares which will rank on a parity with all other common shares issued by us.

Restriction

Pursuant to the Bank Act, the Bank may not, without the approval of the holders of the preferred shares, create any class of shares ranking prior to or on a parity with the preferred shares.

Amendment of Class Provisions

Approval of amendments to the provisions of the preferred shares as a class may be given in writing by the holders of all the outstanding preferred shares or by a resolution carried by an affirmative vote of at least two-thirds of the votes cast at a meeting at which the holders of a majority of the then outstanding preferred shares are present or represented by proxy or, if no quorum is present at such meeting, at an adjourned meeting at which the shareholders then present or represented by proxy may transact the business for which the meeting was originally called.

NVCC Provisions

In accordance with capital adequacy requirements adopted by OSFI, non-common capital instruments issued after January 1, 2013, including preferred shares, must include NVCC Provisions in order to qualify as regulatory capital. The specific terms of any NVCC Provisions for any preferred shares that the Bank issues under this prospectus will be described in one or more prospectus supplements relating to such securities.

Priority on Liquidation, Dissolution or Winding-up

In the event of the liquidation, dissolution or winding-up of the Bank, provided that a trigger event has not occurred as contemplated under the specific NVCC Provisions applicable to the preferred shares, before any amounts shall be paid to or any assets distributed among the holders of the common shares or shares of any other class of the Bank ranking junior to the preferred shares, the holder of a preferred share of a series shall be entitled to receive to the extent provided for with respect to such preferred shares by the conditions attaching to such series: (i) an amount equal to the amount paid up thereon; (ii) such premium, if any, as has been provided for with respect to the preferred shares of such series; and (iii) all unpaid cumulative dividends, if any, on such preferred shares and, in the case of non-cumulative preferred shares, all declared and unpaid non-cumulative dividends. After payment to the holders of the preferred shares of the amounts so payable to them, they shall not be entitled to share in any further distribution of the property or assets of the Bank.

Voting Rights

There are no voting rights attaching to the preferred shares except to the extent provided in any series or by the Bank Act.

Creation and Issue of Additional Shares

The Bank may not, without the prior approval of the holders of the preferred shares, create or issue (i) any shares ranking in priority to or on a parity with the preferred shares; or (ii) any additional series of preferred shares unless at the date of such creation or issuance all cumulative dividends and any declared and unpaid non-cumulative dividends shall have been paid or set apart for payment in respect of each series of preferred shares then issued and outstanding.

Limitations Affecting Holders of Common Shares and Preferred Shares

Bank Act Restrictions and Restrictions on Payment of Dividends

The Bank Act contains restrictions on the issue, transfer, acquisition, beneficial ownership and voting of all shares of a chartered bank. For example, no person shall be a major shareholder of a bank if the bank has equity of $12 billion or more (which would include the Bank). A person is a major shareholder of a bank where: (i) the aggregate of shares of any class of voting shares beneficially owned by that person, by entities controlled by that person and by any person associated or acting jointly or in concert with that person is more than 20% of that class of voting shares; or (ii) the aggregate of shares of any class of non-voting shares beneficially owned by that person, by entities controlled by that person and by any person associated or acting jointly or in concert with that person is more than 30% of that class of non-voting shares. No person shall have a significant interest in any class of shares of a bank, including the Bank, unless the person first receives the approval of the Minister of Finance (Canada). For purposes of the Bank Act, a person has a significant interest in a class of shares of a Canadian chartered bank where the aggregate of any shares of the class beneficially owned by that person, by entities controlled by that person and by any person associated or acting jointly or in concert with that person exceeds 10% of all of the outstanding shares of that class of shares of such bank. Purchasers of securities (and CDS Participants) may be required to furnish declarations relating to ownership (and ownership by clients of such CDS Participants) in a form prescribed by the Bank.

The Bank Act also prohibits the registration of a transfer or issue of any share of the Bank to, and the exercise, in person or by proxy, of any voting rights attached to any share of the Bank that is beneficially owned by, Her Majesty in right of Canada or of a province or any agent or agency of Her Majesty in either of those rights, or to the government of a foreign country or any political subdivision, agent or agency of any of them, except for certain cases that require the Minister of Finance (Canada)’s consent.

Under the Bank Act, the Bank cannot redeem or purchase any of its shares, including the preferred shares, unless the consent of OSFI has been obtained. In addition, the Bank Act prohibits a payment to purchase or redeem any shares or the declaration of a dividend if there are reasonable grounds for believing that the Bank is, or the payment would cause the Bank to be, in contravention of the capital adequacy and liquidity regulations of the Bank Act or directions of OSFI.

In addition, the ability to pay dividends on the common shares without the approval of the holders of the outstanding preferred shares is restricted unless all dividends on the preferred shares have been declared and paid or set apart for payment.

DESCRIPTION OF WARRANTS

The following describes certain general terms and provisions that will apply to the warrants. The particular terms and provisions of warrants offered by a prospectus supplement, and the extent to which the general terms and provisions described below apply to such warrants, will be described in such prospectus supplement.

Each series of warrants will be issued under the warrant agreement, dated as of June 17, 2020 (the “structured warrant agreement”), between the Bank and the Bank of New York Mellon, as structured warrant agent, or a new warrant agreement (each, a “new warrant agreement” and, together with the structured warrant agreement, a “warrant agreement”) in each case between the Bank and a warrant agent determined by the Bank. The statements below relating to any warrant agreement and the warrants to be issued thereunder are summaries of certain anticipated provisions thereof, are not complete and are subject to, and qualified by reference to all provisions of the applicable warrant agreement. The structured warrant agreement is filed as an exhibit to the registration statement. The applicable prospectus supplement will include details of any new warrant agreement with respect to the warrants being offered. Reference is made to the applicable prospectus supplement which will accompany this prospectus for the terms and other information with respect to the offering of warrants being offered thereby.

We may issue warrants having the following characteristics, all as further specified in the applicable prospectus supplement relating to the warrant.

Structured Warrants

We may issue warrants to purchase or sell, on terms to be determined at the time of sale, which we refer to as “structured warrants”:

•	securities issued by an entity not affiliated with us, a basket of those securities, an index or indices of those securities or any other property;

•	exchange-traded funds (“ETFs”); or

•	any combination of the above.

The property in the above clauses is referred to as “warrant property.” We may satisfy our obligations, if any, with respect to any structured warrants by delivering or receiving the warrant property or, in the case of cash-settled structured warrants to purchase or sell warrant property, by cash payments, if any, based on the value of the warrant property, as described in the applicable prospectus supplement.

Terms Specified in Prospectus Supplement

The prospectus supplement will contain, where applicable, the following terms of and other information relating to any series of offered structured warrants:

•	the specific title;

•	the issue price and the applicable minimum denominations;

•	the specific designation and aggregate number of, and the price at which we will issue, the structured warrants;

•	the currency with which the structured warrants may be purchased;

•

the date on which the right to exercise the structured warrants will begin and the date on which that right will expire or, if you may not continuously exercise the structured warrants throughout that period, the specific date or dates on which you may exercise the structured warrants;

•

whether the structured warrants are put warrants or call warrants, whether you or the Bank will have the right to exercise the structured warrants and any conditions or restrictions on the exercise of the structured warrants;

•	the specific warrant property, and the amount or the method for determining the amount of the warrant property, purchasable or saleable upon exercise of each structured warrant;

•	the price at which and the currency with which the warrant property may be purchased or sold upon the exercise of each structured warrant, or the method of determining that price;

•	whether the exercise of the structured warrants is to be cash-settled or by delivery of the warrant property or combination thereof;

•	the events or circumstances, if any, that will cause the structured warrants to be deemed automatically exercised;

•	the place or places for payment of amounts due under the structured warrants;

•	whether we will issue the structured warrants in global form and under what terms and conditions;

•	any agents for the structured warrants, including the structured warrant agent, depositaries, authenticating or paying agents, transfer agents or registrars;

•	applicable U.S. federal income tax and Canadian federal income tax consequences; and

•	any other terms of the structured warrants.

Preferred Share Warrants

The particular terms and provisions of each issue of warrants providing for the issuance of preferred shares on exercise of warrants will be described in the related prospectus supplement and may include the designation, number and terms of the preferred shares purchasable upon exercise of the warrants, any procedures that will result in the adjustment of these numbers, the exercise price, dates and periods of exercise, the currency in which the warrants are issued and any other specific terms of the warrants.

Significant Provisions of the Structured Warrant Agreement

The following summarizes the significant provisions of the structured warrant agreement and the structured warrants and is not intended to be comprehensive. The statements below relating to the structured warrant agreement and the structured warrants to be issued thereunder are summaries of certain anticipated provisions thereof, are not complete and are subject to, and qualified by reference to all provisions of the structured warrant agreement. Holders of the structured warrants should review the detailed provisions of the structured warrant agreement for a full description and for other information regarding the structured warrants.

Modifications Without Consent of Holders. We and the structured warrant agent may amend the terms of the structured warrants and the structured warrant certificates without the consent of the holders to:

•

cure any ambiguity or correct any defect or inconsistency or make any other provisions with respect to matters arising under the structured warrant agreement as we may deem desirable, provided that no such action shall adversely affect the holders in any material respect;

•	establish the forms or terms of structured warrant certificates or the structured warrants of any series;

•	evidence the acceptance of appointment by a successor agent;

•

add to, change or eliminate provisions of the structured warrant agreement that neither (i) apply to any structured warrant issued prior to the execution of such supplemental agreement and entitled to the benefit of such provision nor (ii) modify the rights of any holder of such structured warrant with respect to such provision;

•	add to, change or eliminate provisions of the structured warrant agreement with respect to a new series of structured warrants; or

•	increase the minimum denomination of structured warrants of any series as may be permitted by the terms of such series.

Modification with Consent of Holders. We and the structured warrant agent, with the consent of the holders of not less than a majority in number of the then outstanding structured warrants affected, may modify or amend the structured warrant agreement. However, we and the structured warrant agent may not make any of the following modifications or amendments without the consent of each affected holder:

•	shorten the period of time during which the structured warrants may be exercised;

•

reduce the amount receivable upon exercise, cancellation or expiration of the structured warrants other than in accordance with the antidilution provisions or other similar adjustment provisions included in the terms of the structured warrants;

•	change the exercise price of the structured warrants;

•	materially and adversely affect the rights of the holders of the structured warrants; or

•	reduce the percentage of outstanding structured warrants the consent of whose holders is required for the modification of the structured warrant agreement.

Merger, Consolidation, Sale, Lease or Conveyance. The structured warrant agreement provides that we will not merge or consolidate with any other person or sell, lease or convey all or substantially all of our assets to any other person, only if certain conditions, including the following, are met:

•

we will be the continuing corporation or the successor corporation, or the person which acquires all or substantially all of our assets shall either (1) be one or more direct or indirect affiliates which we control or which are under common control with us or (2) will expressly assume or guaranty all of our obligations under the structured warrant agreement; and

•

immediately after such merger, consolidation, sale, lease or conveyance, we, or any such successor that has assumed our obligations, will not be in default in the performance of the covenants and conditions of the structured warrant agreement applicable to us.

Absence of Protections against All Potential Actions of the Bank. There are no covenants or other provisions in the structured warrant agreement that would afford holders of structured warrants additional protection in the event of a recapitalization transaction, a change of control of the Bank or a highly leveraged transaction. The merger covenants described above would apply only if the recapitalization transaction, change of control or highly leveraged transaction were structured to include a merger or consolidation of the Bank or a sale, lease or conveyance of all or substantially all of our assets.

Enforceability of Rights of Holders. The structured warrant agent will act solely as our agent in connection with the structured warrant certificates and will not assume any obligation or relationship of agency or trust for or with any holders of structured warrant certificates or beneficial owners of structured warrants. Any holder of structured warrant certificates and any beneficial owner of structured warrants may, without the consent of any other person, enforce its right, and may institute any proceeding, on its own behalf, to exercise the structured warrants evidenced by the structured warrant certificates in the manner provided for in that series of structured warrants or pursuant to the structured warrant agreement.

Registration and Transfer of Structured Warrants. Subject to the terms of the structured warrant agreement, structured warrants in definitive form may be presented for exchange and for registration of transfer, at the corporate trust office of the structured warrant agent for that series of structured warrants, or at any other office indicated in the prospectus supplement relating to that series of structured warrants, without service charge.

However, the holder will be required to pay any taxes and other governmental charges as described in the structured warrant agreement. The transfer or exchange will be effected only if the structured warrant agent for the series of structured warrants is satisfied with the documents of title and identity of the person making the request. See “—Form of the Structured Warrants” for information regarding structured warrants in global form.

Replacement of Structured Warrants. We will replace any mutilated certificate evidencing a definitive structured warrant at the expense of the holder upon surrender of that certificate to the structured warrant agent. We will replace certificates that have been destroyed, lost or stolen at the expense of the holder upon delivery to us and the structured warrant agent of evidence satisfactory to us and the structured warrant agent of the destruction, loss or theft of the certificates. In the case of a destroyed, lost or stolen certificate, an indemnity satisfactory to the structured warrant agent and to us may be required at the expense of the holder of the structured warrant evidenced by that certificate before a replacement will be issued.

New York Law to Govern. The structured warrants and the structured warrant agreement will be governed by, and construed in accordance with, the laws of the State of New York. In the case of the insolvency of the Bank, the Bank Act provides that priorities among payments of deposit liabilities of the Bank, payments in respect of structured warrants and payments of all other liabilities are to be determined in accordance with the laws governing priorities and, where applicable, by the terms of the indebtedness and liabilities. Because we have subsidiaries, our right to participate in any distribution of the assets of our banking or non-banking subsidiaries, upon a subsidiary’s dissolution, winding-up, liquidation or reorganization or otherwise, and thus your ability to benefit indirectly from such distribution, is subject to the prior claims of creditors of that subsidiary, except to the extent that we may be a creditor of that subsidiary and our claims are recognized. In addition, there are regulatory and other legal limitations on the extent to which some of our subsidiaries may extend credit, pay dividends or otherwise supply funds to, or engage in transactions with, us or some of our other subsidiaries. Accordingly, the structured warrants will be structurally subordinated to all existing and future liabilities of our subsidiaries, and holders of structured warrants should look only to our assets for payments on the structured warrants.

Unless otherwise specified in the prospectus supplement, the structured warrants will not be subject to a bail-in conversion.

Ranking

Unless otherwise specified in the applicable prospectus supplement, the structured warrants will be unsecured, unsubordinated obligations of the Bank and will rank on a parity in right of payment with all of the Bank’s deposit liabilities, except for obligations preferred by mandatory provisions of law.

Payment of Additional Amounts

Unless otherwise specified in the prospectus supplement, all amounts payable in respect of the structured warrants by us will be made without us making any withholding of or deduction for, or on account of, any present or future Taxes, unless the withholding or deduction of such Taxes is required or authorized by law or the administration thereof. In that event, we will, subject to certain exceptions and limitations set forth below, pay such Additional Amounts to the holder or beneficial owner of any structured warrant as may be necessary in order that every net payment of any amounts payable on such structured warrant, after any withholding or deduction for Taxes imposed or levied by or on behalf of a Taxing Jurisdiction (and Taxes imposed or levied by a Taxing Jurisdiction on such Additional Amounts), will not be less than the amount such holder or beneficial owner would have received if such Taxes imposed or levied by or on behalf of a Taxing Jurisdiction had not been withheld or deducted. We will not, however, be required to make any payment of Additional Amounts to any holder or beneficial owner for or on account of:

•

any Taxes that would not have been so imposed but for a present or former connection (including, without limitation, carrying on business in a Taxing Jurisdiction or having a permanent establishment or fixed base in a Taxing Jurisdiction) between such holder or beneficial owner of a structured warrant (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of power over, such holder or beneficial owner, if such holder or beneficial owner is an estate, trust, partnership, limited liability company or corporation) and a Taxing Jurisdiction, other than merely holding such structured warrant or receiving payments with respect to such structured warrant;

•	any estate, inheritance, gift, sales, transfer or personal property Tax or any similar Tax with respect to a structured warrant;

•

any Tax imposed by reason that such holder or beneficial owner of a structured warrant, or other person (including a partnership) that receives or is entitled to payments on the structured warrant, does not deal at arm’s length within the meaning of the Income Tax Act (Canada) with us or is, or does not deal at arm’s length with any person who is, a “specified shareholder” (as defined in subsection 18(5) of the Income Tax Act (Canada)) of us, or as a result of us or any payer being a “specified entity” (as defined in subsection 18.4(1) of the Income Tax Act (Canada)) in respect of the holder, beneficial owner, or other person (including a partnership) that receives or is entitled to payments on the structured warrant;

•	any Tax that is levied or collected otherwise than by withholding from payments on or in respect of a structured warrant;

•	any Tax required to be withheld by any paying agent from any payment on a structured warrant, if such payment can be made without such withholding by at least one other paying agent;

•

any Tax that would not have been imposed but for the failure of a holder or beneficial owner of a structured warrant to comply with certification, identification, declaration, information or other reporting requirements, if such compliance is required by a Taxing Jurisdiction (including where required by statute, treaty, regulation or administrative pronouncement) as a precondition to relief or exemption from such Tax;

•

any Tax which would not have been imposed but for the presentation of a structured warrant (where presentation is required) for payment on a date more than 30 days after (i) the date on which such payment became due and payable or (ii) the date on which payment thereof is duly provided for, whichever occurs later;

•

any withholding or deduction imposed pursuant to (i) FATCA or any successor version thereof, or any similar legislation imposed by any other governmental authority, (ii) any treaty, law, regulation or other official guidance enacted by Canada implementing FATCA or an intergovernmental agreement with respect to FATCA or any similar legislation imposed by any other governmental authority, or (iii) any agreement between us and the United States or any authority thereof implementing FATCA; or

•	any combination of the items listed above;

nor shall Additional Amounts be paid with respect to any payment on a structured warrant to a holder who is a fiduciary or partnership or any person other than the sole beneficial owner of such payment to the extent a beneficiary or settlor with respect to such fiduciary, a member of such partnership or such beneficial owner would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner held its interest in the structured warrant directly.

Tax Redemption

Unless otherwise specified in the prospectus supplement, we have the right to redeem, in whole but not in part, any of the structured warrants at our option at any time prior to expiration, upon the giving of a notice of redemption as described below, if:

(i)

as a result of any change (including any announced prospective change) in or amendment to the laws or treaties (or any rules, regulations, rulings or administrative pronouncements thereunder) of Canada or of any political subdivision or taxing authority thereof or therein affecting taxation, or any change in official position regarding the application or interpretation of such laws, treaties, rules, regulations, rulings or administrative pronouncements (including a holding by a court of competent jurisdiction), which change or amendment is announced or becomes effective on or after the date of the prospectus supplement relating to the applicable structured warrants, in the written opinion of our legal counsel of recognized standing, we have or will become obligated to pay, on the next succeeding date on which any amount payable is due, Additional Amounts (assuming, in the case of any announced prospective change, that such announced change will become effective as of the date specified in such announcement and in the form announced); or

(ii)

on or after the date of the prospectus supplement relating to the applicable structured warrants, any action has been taken by any taxing authority of, or any decision has been rendered by a court of competent jurisdiction in, Canada or any political subdivision or taxing authority thereof or therein, including any of those actions specified in the paragraph immediately above, whether or not such action was taken or decision was rendered with respect to us, or any change, amendment, application or interpretation shall be officially proposed, which, in any such case, in the written opinion of our legal counsel of recognized standing, will result in our becoming obligated to pay, on the next succeeding date on which any amount payable is due, Additional Amounts (assuming, in the case of any announced prospective change, that such announced change will become effective as of the date specified in such announcement and in the form announced);

and, in any such case, we in our business judgment determine that such obligation cannot be avoided by the use of reasonable measures available to us. For the avoidance of doubt, reasonable measures do not include a change in the terms of the structured warrants or a substitution of the issuer. The redemption price of the structured warrants will be determined in the manner described in the prospectus supplement.

Prior to the giving of any notice of redemption pursuant to the above paragraph, we will deliver to the structured warrant agent:

•	a certificate stating that we are entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to our right to so redeem have occurred; and

•	an opinion of counsel prepared in accordance with the terms of the structured warrant agreement.

Unless otherwise specified in the applicable prospectus supplement, notice of redemption will be given not less than 30 nor more than 60 days prior to the date fixed for redemption, which date and the applicable redemption price will be specified in the notice.

Form of the Structured Warrants

Except as provided in the prospectus supplement, each structured warrant will generally be represented by one or more global securities representing the entire issuance of structured warrants. We will issue structured warrants evidenced by certificates in definitive form to a particular investor only in limited circumstances. Both certificated securities in definitive form and global securities will be issued in registered form, where our obligation runs to the holder of the security named on the face of the security. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than any interim payments, you or your nominee must physically deliver the securities to the structured warrant agent, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the structured warrants. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative. See “Ownership, Book-Entry Procedures and Settlement.”

DESCRIPTION OF SUBSCRIPTION RECEIPTS

The following describes certain general terms and provisions that will apply to the subscription receipts. The particular terms and provisions of subscription receipts offered by a prospectus supplement, and the extent to which the general terms and provisions described below apply to such subscription receipts, will be described in such prospectus supplement.

Subscription receipts will be issued under a subscription receipt agreement between the Bank and an escrow agent. The statements below relating to any subscription receipt agreement and the subscription receipts to be issued thereunder are summaries of certain anticipated provisions thereof, are not complete and are subject to, and qualified by reference to all provisions of the applicable subscription receipts. The applicable prospectus supplement will include details of the subscription receipt agreement with respect to the subscription receipts being offered. Reference is made to the applicable prospectus supplement which will accompany this prospectus for the terms and other information with respect to the offering of subscription receipts being offered thereby.

Subscription Receipts

The particular terms and provisions of each issue of subscription receipts providing for the issuance of debt securities, preferred shares or common shares on the exchange of subscription receipts will be described in the related prospectus supplement and may include the number of subscription receipts and the price at which they will be issued and whether the price is payable in instalments, any conditions to the exchange of subscription receipts into debt securities, preferred shares or common shares, as the case may be, and the consequences of such conditions not being satisfied, the procedures for the exchange of the subscription receipts into debt securities, preferred shares or common shares, as the case may be, the number of debt securities, preferred shares or common shares, as the case may be, that may be exchanged upon exercise of each subscription receipt, the dates or periods during which the subscription receipts may be exchanged into debt securities, preferred shares or common shares, as the case may be, whether such subscription receipts will be listed on any securities exchange, and any other rights, privileges, restrictions and conditions attaching to the subscription receipts.

Prior to the exchange of their subscription receipts, holders of subscription receipts will not have any of the rights of holders of the securities subject to the subscription receipts.

DESCRIPTION OF UNITS

The following describes certain general terms and provisions that will apply to the units. The particular terms and provisions of units offered by a prospectus supplement, and the extent to which the general terms and provisions described below apply to such units, will be described in such prospectus supplement.

We may issue units that will consist of any combination of debt securities, preferred shares, common shares, warrants and subscription receipts issued by us, or other securities of an entity affiliated or not affiliated with us. Unless otherwise specified in the applicable prospectus supplement, each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. Units will be issued under a unit agreement between the Bank and a unit agent named therein. The statements below relating to any unit agreement and the units to be issued thereunder are summaries of certain anticipated provisions thereof, are not complete and are subject to, and qualified by reference to all provisions of the applicable units. The applicable prospectus supplement will include details of the unit agreement with respect to the units being offered. Reference is made to the applicable prospectus supplement which will accompany this prospectus for the terms and other information with respect to the offering of units. Those terms may include:

•

the designation and the terms of the units and any combination of debt securities, preferred shares, common shares, warrants and subscription receipts issued by us, or other securities of an entity affiliated or not affiliated with us constituting the units, including and whether and under what circumstances the debt securities, preferred shares, common shares, warrants and subscription receipts issued by us, or other securities of an entity affiliated or not affiliated with us or other securities may be traded separately;

•	any additional terms of the governing unit agreement; and

•

any additional provisions for the issuance, payment, settlement, transfer or exchange of the units or of the debt securities, preferred shares, common shares, warrants and subscription receipts issued by us, or other securities of an entity affiliated or not affiliated with us constituting the units.

We will offer units that consist of or include debt or equity securities of third parties only under circumstances where there is an available exemption from the registration requirements for such third party securities under the Securities Act at the time we offer such units.

An investment in units may involve special risks, including risks associated with indexed securities and currency-related risks if the securities comprising the units are linked to an index or are payable in or otherwise linked to a non-U.S. dollar currency.

OWNERSHIP, BOOK-ENTRY PROCEDURES AND SETTLEMENT

In this section, we describe special considerations that will apply to registered securities issued in global i.e., book-entry, form. First we describe the difference between registered ownership and indirect ownership of registered securities. Then we describe special provisions that apply to global securities.

Registered Owners

Each security will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing securities. We refer to those who have securities registered in their own names, on the books that we or the trustee or warrant agent maintain for this purpose, as the “registered holders” of those securities. Subject to limited exceptions, we and the trustee or warrant agent are entitled to treat the registered holder of a security as the person exclusively entitled to vote, to receive notices, to receive any interest or other payment in respect of the security and to exercise all the rights and powers as an owner of the security. We refer to those who own beneficial interests in securities that are not registered in their own names as indirect owners of those securities. As we discuss below, indirect owners are not registered holders, and investors in securities issued in book-entry form or in street name will be indirect owners.

Book-Entry Owners

Unless otherwise noted in your prospectus supplement, we will issue each security in book-entry form only. This means securities will be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Under each indenture (and the Bank Act in the case of subordinated indebtedness) or warrant agreement, subject to limited exceptions, only the person in whose name a security is registered is recognized as the holder of that security. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities and we will make all payments on the securities, including deliveries of any property other than cash, to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect owners, and not registered holders, of the securities.

Street Name Owners

We may terminate an existing global security or issue securities initially in non-global form. In these cases, investors may choose to hold their securities in their own names or in street name. Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will, subject to limited exceptions, recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities, including deliveries of any property other than cash, to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect owners, not registered holders, of those securities.

Registered Holders

Subject to limited exceptions, our obligations, as well as the obligations of the trustee under any indenture and the obligations, if any, of any warrant agent or other third parties employed by us, run only to the registered holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect owner of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the registered holder, we have no further responsibility for that payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect owners but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose—for example, to amend the indenture for a series of debt securities or the warrant agreement for a series of warrants or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture—we would seek the approval only from the registered holders, and not the indirect owners, of the relevant securities. Whether and how the registered holders contact the indirect owners is up to the registered holders.

When we refer to “you” in this prospectus, we mean all purchasers of the securities being offered by this prospectus, whether they are the registered holders or only indirect owners of those securities. When we refer to “your securities” in this prospectus, we mean the securities in which you will hold a direct or indirect interest.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

Most offered securities will be issued in global i.e., book-entry, form. Upon issuance, all book-entry securities will be represented by one or more fully registered global securities, without coupons, that we deposit with and register in the name of one or more financial institutions or clearing systems, or their nominees, which we select. A financial institution or clearing system that we select for any security for this purpose is called the “depositary” for that security. A security will usually have only one depositary but it may have more. Each series of securities will have one or more of the following as the depositaries:

•	The Depository Trust Company, New York, New York, which is known as “DTC”;

•	Euroclear System, which is known as “Euroclear”;

•	Clearstream Banking, société anonyme, Luxembourg, which is known as “Clearstream”;

•	CDS Clearing and Depository Services Inc., which is known as “CDS”; and

•	any other clearing system or financial institution named in the prospectus supplement.

The depositaries named above may also be participants in one another’s systems. Thus, for example, if DTC is the depositary for a global security, investors may hold beneficial interests in that security through Euroclear, Clearstream or CDS, as DTC participants. The depositary or depositaries for your securities will be named in your prospectus supplement; if none is named, the depositary will be DTC.

A global security may represent one or any other number of individual securities. Generally, all securities represented by the same global security will have the same terms. We may, however, issue a global security that represents multiple securities of the same kind, such as debt securities, that have different terms and are issued at different times. We call this kind of global security a master global security. Your prospectus supplement will not indicate whether your securities are represented by a master global security.

A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under “—Holder’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated”. As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only indirect interests in a global security. Indirect interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect owner of an interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. We describe the situations in which this can occur below under “—Holder’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated”. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities.

As an indirect owner, an investor’s rights relating to a global security will be governed by the account rules of the depositary and those of the investor’s bank, broker, financial institution or other intermediary through which it holds its interest (e.g., Euroclear, Clearstream or CDS, if DTC is the depositary), as well as general laws relating to securities transfers. We do not recognize this type of investor or any intermediary as a holder of securities and instead deal only with the depositary that holds the global security,

If securities are issued only in the form of a global security, an investor should be aware of the following:

•	an investor cannot cause the securities to be registered in his or her own name, and cannot obtain non-global certificates for his or her interest in the securities, except in limited circumstances;

•

an investor will be an indirect holder and must look to his or her own bank, broker or other financial institution for payments on the securities and protection of his or her legal rights relating to the securities;

•	an investor may not be able to sell interests in the securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form;

•

an investor may not be able to pledge his or her interest in a global security in circumstances in which certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•

the depositary’s policies will govern payments, deliveries, transfers, exchanges, notices and other matters relating to an investor’s interest in a global security, and those policies may change from time to time. We, the trustees and the warrant agents will have no responsibility for any aspect of the depositary’s policies, actions or records of ownership interests in a global security. We, the trustees and the warrant agents also do not supervise the depositary in any way;

•

the depositary may require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds and your bank, broker or other financial institution may require you to do so as well; and

•

financial institutions that participate in the depositary’s book-entry system and through which an investor holds its interest in the global securities, directly or indirectly, may also have their own policies affecting payments, deliveries, transfers, exchanges, notices and other matters relating to the securities, and those policies may change from time to time. For example, if you hold an interest in a global security through Euroclear, Clearstream or CDS, when DTC is the depositary, Euroclear, Clearstream or CDS, as applicable, may require those who purchase and sell interests in that security through them to use immediately available funds and comply with other policies and procedures, including deadlines for giving instructions as to transactions that are to be effected on a particular day. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the policies or actions or records of ownership interests of any of those intermediaries.

Holder’s Option to obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated

If we issue any series of securities in book-entry form but we choose to give the beneficial owners of that series the right to obtain non-global securities, any beneficial owner entitled to obtain non-global securities may do so by following the applicable procedures of the depositary, any transfer agent or registrar for that series and that owner’s bank, broker or other financial institution through which that owner holds its beneficial interest in the securities. If you are entitled to request a non-global certificate and wish to do so, you will need to allow sufficient lead time to enable us or our agent to prepare the requested certificate.

In addition, in a few special situations described below under “—Considerations Relating to DTC”, a global security will be terminated and interests in it will be exchanged for certificates in non-global form representing the securities it represented. After that exchange, the choice of whether to hold the securities directly or in street name will be up to the investor. Investors must consult their own banks, brokers or other financial institutions to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders. We have described the rights of holders and street name investors above under “—Global Securities”.

Considerations Relating to DTC

DTC has informed us as follows:

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that DTC participants deposit with DTC. DTC also facilitates the post-trade settlement among DTC participants of sales and other securities transactions in deposited securities, through electronic, computerized book-entry transfers and pledges between DTC participants’ accounts. This eliminates the need for physical movement of securities certificates. DTC participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly owned subsidiary of The

Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, such as both U.S. and non-U.S. brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. The rules applicable to DTC and DTC participants are on file with the SEC.

Purchases of securities within the DTC system must be made by or through DTC participants, which will receive a credit for the securities on DTC’s records. The ownership interest of each actual acquirer of new securities is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in securities, except in the event that use of the book-entry system for the securities is discontinued.

To facilitate subsequent transfers, the securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the securities; DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

The securities of each beneficial owner of a book-entry security will be evidenced solely by entries on the books of the beneficial owner’s securities intermediary. The actual purchaser of the securities will generally not be entitled to have the securities represented by the global securities registered in its name and will not be considered the owner under the terms of the securities and their governing documents. That means that we and any trustee, warrant agent, issuing and paying agent, registrar or other agent of ours for the securities will be entitled to treat the registered holder, DTC, as the holder of the securities for all purposes. In most cases, a beneficial owner will also not be able to obtain a paper certificate evidencing the holder’s ownership of securities. As mentioned above, the book-entry system for holding securities eliminates the need for physical movement of certificates and is the system through which most publicly traded securities are held in the United States. However, the laws of some jurisdictions require some purchasers of securities to take physical delivery of their securities in definitive form. These laws may impair the ability to own, transfer or pledge beneficial interests in book-entry securities.

A beneficial owner of book-entry securities represented by a global security may exchange the securities for definitive (paper) securities only if:

•	DTC is unwilling or unable to continue as depository for such global security and we do not appoint a qualified replacement for DTC within 90 days; or

•	we in our sole discretion decide to allow some or all book-entry securities to be exchangeable for definitive securities in registered form.

Unless we indicate otherwise, any global security that is so exchangeable will be exchangeable in whole for definitive securities in registered form, with the same terms and of an equal aggregate amount. Definitive securities will be registered in the name or names of the person or persons specified by DTC in a written instruction to the registrar of the securities. DTC may base its written instruction upon directions that it receives from its participants.

In this prospectus, for book-entry securities, references to actions taken by security holders will mean actions taken by DTC upon instructions from its participants, and references to payments and notices of redemption to security holders will mean payments and notices of redemption to DTC as the registered holder of the securities for distribution to participants in accordance with DTC’s procedures. Each sale of a book-entry security will settle in immediately available funds through DTC unless otherwise stated.

Delivery of notices and other communications by DTC to its direct participants, by its direct participants to indirect participants, and by its direct and indirect participants to beneficial owners of the securities will be governed by arrangements among them, respectively, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the securities are being redeemed, DTC will determine the amount of the interest of each direct participant to be redeemed in accordance with its then-current procedures.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to securities unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts such securities are credited on the record date (identified in a listing attached to the omnibus proxy).

Distribution payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s usual practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from the issuer or agent on the relevant payment date in accordance with their respective holdings shown on DTC’s records. Payments by DTC participants to beneficial owners will be governed by standing instructions and customary practices and will be the responsibility of such participants and not of DTC, the agent or the issuer, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of distributions to Cede & Co. (or other nominee as may be requested by an authorized representative of DTC) is the responsibility of the issuer or agent, disbursements of such payments to direct participants are the responsibility of DTC, and disbursements of such payments to the beneficial owners are the responsibility of direct and indirect participants.

We will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interest in the book-entry securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

DTC may discontinue providing its services as depository with respect to the securities at any time by giving reasonable notice to the issuer or agent. Under such circumstances, in the event that a successor depository is not obtained, security certificates are required to be printed and delivered.

We may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, security certificates will be printed and delivered to DTC.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

Considerations Relating to Euroclear and Clearstream

Euroclear and Clearstream are securities clearing systems in Europe. Both systems clear and settle securities transactions between their participants through electronic, book-entry delivery of securities against payment.

Euroclear and Clearstream may be depositaries for a global security. In addition, if DTC is the depositary for a global security, Euroclear and Clearstream may hold interests in the global security as participants in DTC.

As long as any global security is held by Euroclear or Clearstream, as depositary, you may hold an interest in the global security only through an organization that participates, directly or indirectly, in Euroclear or Clearstream. If Euroclear or Clearstream is the depositary for a global security and there is no depositary in the United States, you will not be able to hold interests in that global security through any securities clearance system in the United States.

Payments, deliveries, transfers, exchanges, notices and other matters relating to the securities made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those clearing systems could change their rules and procedures at any time. We have no control over those systems or their participants, and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, on the one hand, and participants in DTC, on the other hand, when DTC is the depositary, would also be subject to DTC’s rules and procedures.

Special Timing Considerations Relating to Transactions in Euroclear and Clearstream.

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any securities held through those clearing systems only on days when those systems are open for business. These clearing systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, U.S. investors who hold their interests in the securities through these clearing systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchases or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than would be the case for transactions within one clearing system.

Considerations Relating to CDS

The information concerning CDS has been taken from, or is based upon, publicly available documents. CDS is Canada’s national securities clearing and depository services organization. Functioning as a service utility for the Canadian financial community, CDS provides a variety of computer automated services for financial institutions and investment dealers active in Canadian and international capital markets. CDS participants (“CDS Participants”) include banks, investment dealers and trust companies, and may include underwriters which participate in the distribution of the securities. Indirect access to CDS is available to other organizations that clear through or maintain a custodial relationship with a CDS Participant. Payments, deliveries, transfers, exchanges, notices and other actions relating to the securities made through CDS may only be processed through CDS Participants and must be completed in accordance with existing CDS rules and procedures. CDS operates in Montreal, Toronto, Calgary and Vancouver to centralize securities clearing functions through a central securities depository.

CDS is wholly owned by The Canadian Depositary for Securities Limited, a private corporation owned by TMX Group Limited, a reporting issuer in Canada. CDS is the clearing house for equity trading on both the Toronto and Montreal stock exchanges and also clears a substantial volume of “over-the-counter” trading in equities and bonds.

CDS may be a depositary for a global security. If CDS is the depositary for a global security, DTC may hold an interest in the global security. In addition, if DTC is the depositary for a global security, CDS may, on behalf of CDS Participants, hold an interest in the global security.

As long as any global security is held by CDS, as depositary, you may hold an interest in the global security only through an organization that participates, directly or indirectly, in CDS. If CDS is the depositary for a global security and there is no depositary in the United States, you will not be able to hold interests in that global security through any securities clearance system in the United States.

CDS could change its rules and procedures at any time. We have no control over CDS or its participants, and we take no responsibility for its activities. Transactions between participants in CDS, on the one hand, and participants in DTC, on the other hand, when DTC is the depositary, would also be subject to DTC’s rules and procedures.

TAX CONSEQUENCES

United States Taxation

The following summary describes the material U.S. federal income tax consequences of the ownership and disposition of debt securities and common shares by “U.S. Holders” (as defined below). This summary applies only to debt securities and common shares held as capital assets, and, except where noted, assumes that any debt securities are denominated in or determined by reference to the U.S. dollar. This summary does not represent a detailed description of the U.S. federal income tax consequences applicable to holders subject to special treatment under the U.S. federal income tax laws, including, without limitation, dealers or brokers in securities or currencies, financial institutions, regulated investment companies, real estate investment trusts, tax-exempt entities, insurance companies, persons holding the debt securities or common shares as a part of a hedging, integrated, conversion or constructive sale transaction or a straddle, traders in securities that elect to use a mark-to-market method of tax accounting for their securities holdings, persons liable for alternative minimum tax, persons who own or are deemed to own 10% or more of the Bank’s stock (by vote or value), partnerships or other pass-through entities for U.S. federal income tax purposes, persons required to accelerate the recognition of any item of gross income with respect to debt securities or common shares as a result of such income being recognized on an “applicable financial statement” (as defined in Section 451 of the Internal Revenue Code of 1986, as amended (the “Code”)), or U.S. Holders whose “functional currency” is not the U.S. dollar. Furthermore, the summary below is based upon the provisions of the Code and regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified (possibly with retroactive effect) so as to result in U.S. federal income tax consequences different from those discussed below.

As used herein, a “U.S. Holder” means a beneficial owner of debt securities or common shares that is for U.S. federal income tax purposes: (i) an individual who is a citizen or resident of the United States, (ii) a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source or (iv) a trust if it (X) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (Y) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds debt securities or common shares, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. A partnership or a partner of a partnership holding debt securities or common shares is urged to consult its own tax advisors.

This summary does not represent a detailed description of the U.S. federal income tax consequences to holders in light of their particular circumstances and does not address U.S. federal estate and gift taxes or the effects of any state, local or non-U.S. tax laws. Persons considering the purchase of debt securities or common shares should consult their own tax advisors concerning the particular U.S. federal income tax consequences to them of the ownership and disposition of debt securities or common shares, as well as any consequences arising under other U.S. federal tax laws and the laws of any other taxing jurisdiction.

Debt Securities

Although we intend to treat the bail-inable debt securities as debt for U.S. federal income tax purposes, there is no authority that directly addresses the U.S. federal income tax treatment of instruments such as the bail-inable debt securities that provide for a bail-in conversion under certain circumstances. You should consult your own tax advisor regarding the appropriate characterization of the bail-inable debt securities for U.S. federal income tax purposes, and the U.S. federal income and other tax consequences of any bail-in conversion.

The summary below assumes that all debt securities issued pursuant to this prospectus will be classified for U.S. federal income tax purposes as the Bank’s indebtedness, and purchasers should note that in the event of an alternative characterization, the tax consequences would differ from those discussed below. Any special U.S. federal income tax considerations relevant to a particular issue of the debt securities will be provided in the applicable supplement.

This summary is only applicable to (1) debt securities that are not subject to the NVCC Provisions discussed above under “Description of the Debt Securities” and (2) debt securities issued directly by us and not by our New York branch. The tax treatment of debt securities that are subject to the NVCC Provisions and debt securities that are issued by our New York branch will be discussed in the applicable supplement.

Payments of Interest

Except as set forth below, stated interest on a debt security will generally be taxable to a U.S. Holder as ordinary income at the time it is paid or accrued in accordance with the U.S. Holder’s method of accounting for U.S. federal income tax purposes. Unless an applicable supplement states otherwise, interest income on a debt security generally will be considered foreign-source income and, for purposes of the U.S. foreign tax credit, generally will be considered passive category income. There are significant complex limitations on a U.S. Holder’s ability to claim foreign tax credits. U.S. Holders should consult their own tax advisors regarding the creditability or deductibility of any Canadian withholding taxes under their particular circumstances.

Original Issue Discount

U.S. Holders of debt securities issued with original issue discount (“OID”), other than short-term debt securities (as defined below), will be subject to special tax accounting rules, as described in greater detail below. Debt securities issued with more than de minimis OID will be referred to as “original issue discount debt securities.” U.S. Holders of such debt securities should be aware that they generally must include OID in gross income (as ordinary income) in advance of the receipt of cash attributable to that income. However, U.S. Holders of such debt securities generally will not be required to include separately in income cash payments received on the debt securities, even if denominated as interest, to the extent such payments do not constitute “qualified stated interest” (as defined below). Unless otherwise specified in the applicable supplement, OID on a debt security generally will be considered foreign-source income and, for purposes of the U.S. foreign tax credit, generally will be considered passive category income. Notice will be given when the Bank determines that a particular debt security will be an original issue discount debt security.

Additional rules applicable to original issue discount debt securities that are denominated in or determined by reference to a currency or currencies other than the U.S. dollar are described under “—Foreign Currency Debt Securities” below.

A debt security with an “issue price” that is less than its “stated redemption price at maturity” (the sum of all payments to be made on the debt security other than “qualified stated interest”) will be issued with OID in an amount equal to such difference unless such difference is de minimis (generally, less than 0.25 percent of the stated redemption price at maturity multiplied by the number of complete years to maturity). The “issue price” of each debt security in a particular offering will be the first price at which a substantial amount of that particular offering is sold for cash (other than to an underwriter, broker, placement agent or wholesaler).

The term “qualified stated interest” means stated interest that is unconditionally payable in cash or in property (other than debt instruments of the issuer) at least annually at a single fixed rate or, subject to certain conditions, a rate based on one or more interest indices. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Notice will be given in the applicable supplement when the Bank determines that a particular debt security will bear interest that is not qualified stated interest.

In the case of a debt security issued with de minimis OID, the U.S. Holder generally must include such de minimis OID in income as stated principal payments on the debt securities are made in proportion to the stated

principal amount of the debt security unless the holder makes an election to treat all interest as OID as further described below. Any amount of de minimis OID that has been included in income shall be treated as capital gain and be considered U.S.-source.

Certain of the debt securities may be redeemed prior to their stated maturity date (as specified in the applicable supplement) at the option of the Bank and/or at the option of the holder. Original issue discount debt securities containing such features may be subject to rules that differ from the general rules discussed herein. Persons considering the purchase of original issue discount debt securities with such features should carefully examine the applicable supplement and should consult their own tax advisors with respect to such features since the tax consequences with respect to OID will depend, in part, on the particular terms and features of the debt securities.

U.S. Holders of original issue discount debt securities with a maturity upon issuance of more than one year must, in general, include OID in income in advance of the receipt of some or all of the related cash payments, regardless of such U.S. Holders’ method of tax accounting. The amount of OID that a U.S. Holder must include in income is calculated using a constant-yield method, and generally a holder will include increasingly greater amounts of OID in income over the life of the original issue discount debt security. Specifically, the amount of OID includible in income by the initial U.S. Holder of an original issue discount debt security is the sum of the “daily portions” of OID with respect to the debt security for each day during the taxable year or portion of the taxable year in which such U.S. Holder held such debt security (“accrued OID”). The daily portion is determined by allocating to each day in any “accrual period” a pro rata portion of the OID allocable to that accrual period. The “accrual period” for an original issue discount debt security may be of any length and may vary in length over the term of the debt security, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs on the first day or the final day of an accrual period. The amount of OID allocable to any accrual period other than the final accrual period is an amount equal to the excess, if any, of (a) the product of the debt security’s adjusted issue price at the beginning of such accrual period and its yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period) over (b) the aggregate of all qualified stated interest allocable to the accrual period. OID allocable to a final accrual period is the difference between the amount payable at maturity (other than a payment of qualified stated interest) and the adjusted issue price at the beginning of the final accrual period. Special rules will apply for calculating OID for an initial short accrual period. The “adjusted issue price” of an original issue discount debt security at the beginning of any accrual period is equal to its issue price, increased by the accrued OID for each prior accrual period (determined without regard to the amortization of any acquisition or bond premium, as described below) and reduced by any payments previously made on such original issue discount debt security (other than qualified stated interest). The Bank is required to provide information returns stating the amount of OID accrued on original issue discount debt securities held by persons of record other than certain exempt holders.

Floating rate debt securities are subject to special OID rules. In the case of a floating rate debt security that is an original issue discount debt security, both the “yield to maturity” and “qualified stated interest” will be determined solely for purposes of calculating the accrual of OID as though the debt security will bear interest in all periods at a fixed rate generally equal to the rate that would be applicable to interest payments on the debt security on its date of issue or, in the case of certain floating rate debt securities, the rate that reflects the yield to maturity that is reasonably expected for the debt security. Additional rules may apply if interest on a floating rate debt security is based on more than one interest rate. Persons considering the purchase of floating rate debt securities should carefully examine the applicable supplement and should consult their own tax advisors regarding the consequences of the holding and disposition of such debt securities.

In addition, the discussion above generally does not address debt securities providing for contingent payments or debt securities that may be convertible or exchangeable for stock or other securities (or the cash value thereof) other than in connection with a bail-in conversion. U.S. Holders should carefully examine the applicable supplement and should consult their own tax advisors regarding the U.S. federal income tax consequences of the holding and disposition of any such debt securities.

U.S. Holders may elect to treat all interest on any debt security as OID and calculate the amount includible in gross income under the constant yield method described above. For purposes of this election, interest includes stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium or acquisition premium. U.S. Holders should consult with their own tax advisors about this election.

Short-Term Debt Securities

In the case of debt securities having a term of one year or less (“short-term debt securities”), all payments (including all stated interest) will be included in the stated redemption price at maturity and will not be qualified stated interest. Thus, U.S. Holders will generally be taxable on the discount in lieu of stated interest. The discount will be equal to the excess of the stated redemption price at maturity over the issue price of a short-term debt security, unless the U.S. Holder elects to compute this discount using tax basis instead of issue price. In general, individuals and certain other cash method U.S. Holders of short-term debt securities are not required to include accrued discount in their income currently unless they elect to do so (but may be required to include any stated interest in income as it is received). U.S. Holders that report income for U.S. federal income tax purposes on the accrual method and certain other U.S. Holders are required to accrue discount on such short-term debt securities (as ordinary income) on a straight-line basis, unless an election is made to accrue the discount according to a constant yield method based on daily compounding. In the case of a U.S. Holder that is not required, and does not elect, to include discount in income currently, any gain realized on the sale, exchange, retirement or other taxable disposition of short-term debt securities will generally be ordinary income to the extent of the discount accrued through the date of sale, exchange, retirement or other taxable disposition. In addition, a U.S. Holder that does not elect to include currently accrued discount in income may be required to defer deductions for a portion of the U.S. Holder’s interest expense with respect to any indebtedness incurred or continued to purchase or carry such short-term debt securities.

Market Discount

If a U.S. Holder purchases a debt security, other than a short-term debt security, for an amount that is less than its stated redemption price at maturity or, in the case of an original issue discount debt security, its adjusted issue price, the amount of the difference will generally be treated as “market discount” for U.S. federal income tax purposes, unless such difference is less than a specified de minimis amount. Under the market discount rules, a U.S. Holder will be required to treat any principal payment on, or any gain on the sale, exchange, retirement or other taxable disposition of, a debt security as ordinary income to the extent of the market discount which has not previously been included in income and is treated as having accrued on such debt security at the time of such payment or disposition. In addition, the U.S. Holder may be required to defer, until the maturity of the debt security or its earlier disposition in a taxable transaction, the deduction of all or a portion of the interest expense on any indebtedness incurred or continued to purchase or carry such debt security (in an amount not exceeding the accrued market discount).

Any market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the debt security, unless the U.S. Holder elects to accrue on a constant yield method. A U.S. Holder of a debt security may elect to include market discount in income currently as it accrues (on either a ratable or constant yield method), in which case the rule described above regarding deferral of interest deductions will not apply.

Acquisition Premium; Amortizable Bond Premium

A U.S. Holder that purchases an original issue discount debt security for an amount that is greater than its adjusted issue price but equal to or less than the sum of all amounts payable on the debt security after the purchase date other than payments of qualified stated interest will be considered to have purchased such debt security at an “acquisition premium.” Under the acquisition premium rules, the amount of OID which such U.S.

Holder must include in its gross income with respect to such debt security for any taxable year will be reduced by the portion of such acquisition premium properly allocable to such year.

A U.S. Holder that purchases a debt security for an amount in excess of the sum of all amounts payable on the debt security after the purchase date other than qualified stated interest will be considered to have purchased the debt security at a “premium” and will not be required to include OID, if any, in income. A U.S. Holder generally may elect to amortize the premium over the remaining term of the debt security on a constant yield method as an offset to interest when includible in income under the U.S. Holder’s regular tax accounting method. Bond premium on a debt security held by a U.S. Holder that does not make such an election will decrease the gain or increase the loss otherwise recognized on disposition of the debt security. An election to amortize premium on a constant yield method will also apply to all other taxable debt instruments held or subsequently acquired by a U.S. Holder on or after the first day of the first taxable year for which the election is made. Such an election may not be revoked without the consent of the Internal Revenue Service (the “IRS”). In the case of debt securities that may be redeemed prior to their maturity date, special rules may apply to determine the amount of bond premium that may be amortized as discussed in this paragraph.

Sale, Exchange, Retirement or Other Taxable Disposition of Debt Securities

Upon the sale, exchange, retirement or other taxable disposition of a debt security, a U.S. Holder will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange, retirement or other taxable disposition (less an amount equal to any accrued and unpaid qualified stated interest, which will be treated as a payment of interest for U.S. federal income tax purposes) and the adjusted tax basis of the debt security. A U.S. Holder’s adjusted tax basis in a debt security will, in general, be the U.S. Holder’s cost for the debt security, increased by any OID, market discount or, in the case of short-term debt securities, discount previously included in income by the U.S. Holder, and reduced by any amortized premium and any cash payments on the debt security other than qualified stated interest. Except (i) as described above with respect to certain short-term debt securities and market discount, (ii) with respect to gain or loss attributable to changes in exchange rates, as discussed below with respect to certain foreign currency debt securities (as defined below), and (iii) with respect to debt securities treated as contingent payment debt instruments for U.S. federal income tax purposes (which this summary does not discuss), such gain or loss will generally be capital gain or loss and will be long-term capital gain or loss if at the time of sale, exchange, retirement or other taxable disposition, the debt security has been held for more than one year. Long-term capital gains of non-corporate U.S. Holders (including individuals) are eligible for preferential rates of taxation. The deductibility of capital losses is subject to limitations. Gain or loss realized by a U.S. Holder on the sale, exchange, retirement or other taxable disposition of a debt security generally will be considered U.S.-source gain or loss.

Foreign Currency Debt Securities

The following is a summary of certain U.S. federal income tax consequences to a U.S. Holder of the ownership and disposition of a debt security denominated in, or for which payments are determined by reference to, a currency other than the U.S. dollar (a “foreign currency debt security”).

Interest Payments

U.S. Holders that use the cash basis method of accounting for U.S. federal income tax purposes are required to include in income the U.S. dollar value of the amount of interest received, based on the exchange rate in effect on the date of receipt, regardless of whether the payment is in fact converted into U.S. dollars. No exchange gain or loss (as discussed below) is recognized with respect to the receipt of such payment.

U.S. Holders that use the accrual basis method of accounting for U.S. federal income tax purposes may determine the amount of income recognized with respect to an interest payment in accordance with either of two methods. Under the first method, the U.S. Holder will be required to include in income for each taxable year the

U.S. dollar value of the interest that has accrued during such year, determined by translating such interest at the average rate of exchange for the period or periods during which such interest accrued (or at the average rate for the partial period within the taxable year in the case of an accrual period that straddles the U.S. Holder’s taxable year). Under the second method, the U.S. Holder may elect to translate interest income at the spot rate on the last day of the accrual period (or last day of the taxable year in the case of an accrual period that straddles the U.S. Holder’s taxable year) or on the date the interest payment is received if such date is within five business days of the end of the accrual period.

Upon receipt of an interest payment on a foreign currency debt security (including, upon the sale of such debt security, the receipt of proceeds attributable to accrued interest previously included in income), an accrual basis U.S. Holder will recognize exchange gain or loss in an amount equal to the difference between the U.S. dollar value of such payment (determined by translating any foreign currency received at the spot rate for such foreign currency on the date received) and the U.S. dollar value of the interest income that such U.S. Holder has previously included in income with respect to such payment. Such gain or loss will be treated as ordinary income or loss and generally will be U.S.-source gain or loss.

Original Issue Discount

OID on an original issue discount debt security that is also a foreign currency debt security will be determined for any accrual period in the applicable foreign currency and then translated into U.S. dollars in the same manner as interest income accrued by a holder on the accrual basis, as described above. Upon receipt of OID on such debt security (including, upon the sale of such debt security, the receipt of proceeds attributable to OID previously included in income), a U.S. Holder will recognize exchange gain or loss (which is generally U.S.-source ordinary income or loss) in an amount determined in the same manner as interest income received by a holder on the accrual basis, as described above.

Market Discount

The amount of market discount on foreign currency debt securities includible in income will generally be determined by translating the market discount determined in the foreign currency into U.S. dollars at the spot rate on the date the foreign currency debt security is retired or otherwise disposed of. If the U.S. Holder has elected to accrue market discount currently, then the amount which accrues is determined in the foreign currency and then translated into U.S. dollars on the basis of the average exchange rate in effect during such accrual period. A U.S. Holder will recognize exchange gain or loss (which is generally U.S.-source ordinary income or loss) with respect to market discount which is accrued currently using the approach applicable to the accrual of interest income as described above.

Amortizable Bond Premium

Bond premium on a foreign currency debt security will be computed in the applicable foreign currency. With respect to a U.S. Holder that elects to amortize the premium, the amortizable bond premium will reduce interest income in the applicable foreign currency. At the time bond premium is amortized, exchange gain or loss (which is generally U.S.-source ordinary income or loss) will be realized based on the difference between spot rates at such time and at the time of acquisition of the foreign currency debt security. A U.S. Holder that does not elect to amortize bond premium will translate the bond premium, computed in the applicable foreign currency, into U.S. dollars at the spot rate on the maturity date and such bond premium will constitute a capital loss which may be offset or eliminated by exchange gain.

Sale, Exchange, Retirement or Other Taxable Disposition of Foreign Currency Debt Securities

Upon the sale, exchange, retirement or other taxable disposition of a foreign currency debt security, a U.S. Holder will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange, retirement or other taxable disposition (less an amount equal to any accrued and unpaid qualified stated interest, which will be treated as a payment of interest for U.S. federal income tax purposes) and the U.S. Holder’s adjusted tax basis in the foreign currency debt security. Except (i) as described above with respect to certain short-term debt securities or with respect to market discount, (ii) with respect to the foreign currency rules discussed below and (iii) with respect to debt securities treated as contingent payment debt instruments for U.S. federal income tax purposes (which this summary does not discuss), such gain or loss will generally be capital gain or loss and will be long-term capital gain or loss if at the time of sale, exchange, retirement or other taxable disposition, the foreign currency debt security has been held for more than one year. Long-term capital gains of non-corporate U.S. Holders (including individuals) are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations. Gain or loss realized by a U.S. Holder on the sale, exchange, retirement or other taxable disposition of a foreign currency debt security generally will be considered U.S.-source gain or loss.

A U.S. Holder’s initial tax basis in a foreign currency debt security generally will be the U.S. Holder’s cost therefor. If a U.S. Holder purchased a foreign currency debt security with foreign currency, the U.S. Holder’s cost will be the U.S. dollar value of the foreign currency amount paid for such foreign currency debt security determined at the time of such purchase. If a U.S. Holder’s foreign currency debt security is sold, exchanged, retired or otherwise disposed of for an amount denominated in foreign currency, then the U.S. Holder’s amount realized generally will be based on the spot rate of the foreign currency on the date of the sale, exchange, retirement or other taxable disposition. If the foreign currency debt securities are traded on an established securities market and the U.S. Holder is a cash method taxpayer, however, foreign currency paid or received is translated into U.S. dollars at the spot rate on the settlement date of the purchase or sale. An accrual method taxpayer may elect the same treatment with respect to the purchase and sale of foreign currency debt securities traded on an established securities market, provided that the election is applied consistently.

Upon the sale, exchange, retirement or other taxable disposition of a foreign currency debt security, a U.S. Holder may recognize exchange gain or loss with respect to the principal amount of such foreign currency debt security. For these purposes, the principal amount of the foreign currency debt security is the U.S. Holder’s purchase price for the foreign currency debt security calculated in the foreign currency on the date of purchase (as adjusted for any amortized bond premium), and the amount of exchange gain or loss recognized is equal to the difference between (i) the U.S. dollar value of the principal amount determined on the date of the sale, exchange, retirement or other taxable disposition of the foreign currency debt security and (ii) the U.S. dollar value of the principal amount (as adjusted for any amortized bond premium) determined on the date such U.S. Holder purchased the foreign currency debt security (or possibly, in the case of a cash basis or electing accrual basis taxpayer, the settlement dates of such purchase and disposition, if the foreign currency debt security is traded on an established securities market). Such gain or loss will be treated as ordinary income or loss and generally will be U.S.-source gain or loss. Upon a disposition of a foreign currency debt security, the recognition of exchange gain or loss (with respect to both principal and accrued interest, including OID) will be limited to the amount of overall gain or loss realized on the disposition of the foreign currency debt security.

Exchange Gain or Loss with Respect to Foreign Currency

A U.S. Holder’s tax basis in the foreign currency received as interest on a foreign currency debt security or on the sale, exchange, retirement or other taxable disposition of a foreign currency debt security will be the U.S. dollar value thereof at the spot rate in effect on the date the foreign currency is received. Any gain or loss recognized by a U.S. Holder on a sale, exchange or other taxable disposition of the foreign currency will be ordinary income or loss and generally will be U.S.-source gain or loss.

Disclosure Requirements

Treasury Regulations meant to require the reporting of certain tax shelter transactions (“Reportable Transactions”) could be interpreted to cover transactions generally not regarded as tax shelters, including certain foreign currency transactions. Under the Treasury Regulations, certain transactions may be characterized as Reportable Transactions including, in certain circumstances, a sale, exchange, retirement or other taxable disposition of a foreign currency debt security or foreign currency received in respect of a foreign currency debt security to the extent that such sale, exchange, retirement or other taxable disposition results in a tax loss in excess of a threshold amount. Persons considering the purchase of foreign currency debt securities should consult with their own tax advisors to determine the tax return disclosure obligations, if any, with respect to an investment in a foreign currency debt security, including any requirement to file IRS Form 8886 (Reportable Transaction Disclosure Statement).

Common Shares

Dividends

Subject to the discussion under “—Passive Foreign Investment Company” below, the gross amount of distributions on the common shares (including amounts withheld to reflect Canadian withholding taxes) will be taxable as dividends to the extent paid out of the Bank’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Such income (including any withheld taxes) will be includable in a U.S. Holder’s gross income as ordinary income on the day actually or constructively received by such holder. Such dividends will not be eligible for the dividends-received deduction generally allowed to corporations under the Code.

Subject to applicable limitations (including a minimum holding period requirement), dividends received by non-corporate U.S. Holders from a qualified foreign corporation may be treated as “qualified dividend income” that is subject to reduced rates of taxation. A qualified foreign corporation generally includes a foreign corporation that is eligible for the benefits of a comprehensive income tax treaty with the United States which the U.S. Treasury Department determines to be satisfactory for these purposes and which includes an exchange of information provision. The U.S. Treasury Department has determined that the current income tax treaty between the United States and Canada (the “Treaty”) meets these requirements. A foreign corporation is also generally treated as a qualified foreign corporation with respect to dividends paid by that corporation on shares that are readily tradable on an established securities market in the United States. U.S. Treasury Department guidance indicates that the common shares, which are listed on the NYSE, are readily tradable on an established securities market in the United States. There can be no assurance, however, that the common shares will be considered readily tradable on an established securities market in the United States in later years. Furthermore, non-corporate U.S. Holders will not be eligible for the reduced rates of taxation on any dividends received from the Bank if the Bank is characterized as a passive foreign investment company in the taxable year in which such dividend is paid or in the preceding taxable year (see “—Passive Foreign Investment Company” below).

The amount of any dividend paid in Canadian dollars will equal the U.S. dollar value of the Canadian dollars received, calculated by reference to the exchange rate in effect on the date the dividend is actually or constructively received by a U.S. Holder, regardless of whether the Canadian dollars are converted into U.S. dollars at that time. If the Canadian dollars received as a dividend are converted into U.S. dollars on the date they are received, a U.S. Holder generally will not be required to recognize foreign currency gain or loss in respect of the dividend income. If the Canadian dollars received as a dividend are not converted into U.S. dollars on the date of receipt, a U.S. Holder will have a tax basis in the Canadian dollars equal to their U.S. dollar value on the date of receipt. Any gain or loss realized on a subsequent conversion or other disposition of the Canadian dollars will be treated as U.S.-source ordinary income or loss.

Subject to certain conditions and limitations (including a minimum holding period requirement), Canadian withholding taxes on dividends may be treated as foreign taxes eligible for credit against a U.S. Holder’s U.S. federal income tax liability. For purposes of calculating the foreign tax credit, dividends paid on the common shares will be treated as foreign-source income and will generally constitute passive category income. If a U.S. Holder is eligible for benefits under the Treaty, any Canadian withholding taxes on dividends will not be creditable to the extent withheld at a rate exceeding the applicable Treaty rate. Furthermore, Treasury Regulations addressing foreign tax credits (the “Foreign Tax Credit Regulations”) impose additional requirements for foreign taxes to be eligible for a foreign tax credit, and unless a U.S. Holder is eligible for and elects the benefits of the Treaty, there can be no assurance that those requirements will be satisfied. The Department of the Treasury and the IRS are considering proposing amendments to the Foreign Tax Credit Regulations. In addition, recent notices from the IRS provide temporary relief by allowing taxpayers that comply with applicable requirements to apply many aspects of the foreign tax credit regulations as they previously existed (before the release of the current Foreign Tax Credit Regulations) for taxable years ending before the date that a notice or other guidance withdrawing or modifying the temporary relief is issued (or any later date specified in such notice or other guidance). Instead of claiming a foreign tax credit, a U.S. Holder may be able to deduct Canadian withholding taxes on dividends in computing such holder’s taxable income, subject to generally applicable limitations under U.S. law (including that a U.S. Holder is not eligible for a deduction for otherwise creditable foreign income taxes paid or accrued in a taxable year if such U.S. Holder claims a foreign tax credit for any foreign income taxes paid or accrued in the same taxable year). The rules governing the foreign tax credit and deductions for foreign taxes are complex. U.S. Holders are urged to consult their own tax advisors regarding the availability of the foreign tax credit or a deduction under their particular circumstances.

To the extent that the amount of any distribution exceeds the Bank’s current and accumulated earnings and profits for a taxable year, as determined under U.S. federal income tax principles, the distribution will first be treated as a tax-free return of capital, causing a reduction in the adjusted basis of the common shares, and the balance in excess of adjusted basis will be taxed as capital gain recognized on a sale or exchange.

Passive Foreign Investment Company

In general, the Bank will be a passive foreign investment company (a “PFIC”) for any taxable year in which:

•	at least 75% of the Bank’s gross income is passive income; or

•	at least 50% of the value (generally determined based on a quarterly average) of the Bank’s assets is attributable to assets that produce or are held for the production of passive income.

For this purpose, passive income generally includes dividends, interest, royalties and rents (other than certain income derived in the active conduct of a banking business as discussed below, and royalties and rents derived in the active conduct of a trade or business and not derived from a related person). In addition, cash and other assets readily convertible into cash are generally considered passive assets. If the Bank owns at least 25% (by value) of the stock of another corporation, for purposes of determining whether the Bank is a PFIC, the Bank will be treated as owning its proportionate share of the other corporation’s assets and receiving its proportionate share of the other corporation’s income.

Based on the current and projected composition of the Bank’s income and assets and the valuation of its assets, including goodwill, the Bank does not expect to be a PFIC for its current taxable year or in the foreseeable future, although there can be no assurance in this regard. The determination of whether the Bank is a PFIC is made annually, and the Bank’s PFIC status may change due to changes in the composition of its income or assets or in the valuation of its assets. In addition, the determination is based in part upon certain proposed Treasury Regulations that are not yet in effect (although the U.S. Treasury Department has released guidance indicating that taxpayers may currently rely on them) and which are subject to change in the future. Those Treasury Regulations and other administrative pronouncements from the IRS provide special rules for determining the character of income derived in the active conduct of a banking business for purposes of the PFIC rules. Although the Bank believes it has adopted a reasonable interpretation of the Treasury Regulations and administrative pronouncements, there can be no assurance that the IRS will follow the same interpretation and the risk that the Bank may be a PFIC in any given year may be heightened by reason of the Bank’s assets that are held as investments as opposed to loans. In addition, the composition of the Bank’s income and assets will be affected by how, and how quickly, it spends the cash it may raise in any offering. If the Bank is PFIC for any taxable year during which a U.S. Holder holds common shares, such holder will be subject to special tax rules discussed below.

If the Bank is a PFIC for any taxable year during which a U.S. Holder holds the common shares and such holder does not make a timely mark-to-market election, as described below, such holder will be subject to special tax rules with respect to any “excess distribution” received and any gain realized from a sale or other disposition, including a pledge, of the common shares. Distributions received in a taxable year that are greater than 125% of the average annual distributions received during the shorter of the three preceding taxable years or the U.S. Holder’s holding period for the common shares will be treated as excess distributions. Under these special tax rules:

•	the excess distribution or gain will be allocated ratably over the U.S. Holder’s holding period for the common shares;

•	the amount allocated to the current taxable year, and any taxable year prior to the first taxable year in which the Bank was a PFIC, will be treated as ordinary income; and

•

the amount allocated to each other year will be subject to tax at the highest tax rate in effect for that year for individuals or corporations, as applicable, and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

Although the determination of whether the Bank is a PFIC is made annually, if the Bank is a PFIC for any taxable year during which a U.S. Holder holds the common shares, such holder will generally be subject to the special tax rules described above for that year and for each subsequent year in which such holder holds the common shares (even if the Bank does not qualify as a PFIC in such subsequent years). However, if the Bank ceases to be a PFIC, a U.S. Holder can avoid the continuing impact of the PFIC rules by making a special election to recognize gain as if such holder’s common shares had been sold on the last day of the last taxable year during which the Bank was a PFIC. U.S. Holders are urged to consult their own tax advisors about this election.

If the Bank is a PFIC, U.S. Holders may be subject to additional reporting requirements. For instance, a U.S. Holder will generally be required to file IRS Form 8621 if such holder holds the common shares in any year in which the Bank is classified as a PFIC.

If the Bank is a PFIC for any taxable year during which a U.S. Holder holds the common shares and any of the Bank’s non-U.S. subsidiaries is also a PFIC, such holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC for purposes of the application of the PFIC rules. U.S. Holders are urged to consult their own tax advisors about the application of the PFIC rules to any of the Bank’s subsidiaries.

In certain circumstances, in lieu of being subject to the rules discussed above regarding excess distributions and recognized gains, a U.S. Holder may make an election to include gain on the stock of a PFIC as ordinary income under a mark-to-market method, provided that such stock is regularly traded on a “qualified exchange or other market” (within the meaning of the applicable Treasury Regulations). The NYSE is a qualified exchange for these purposes, but no assurance can be given that the common shares will be “regularly traded” for purposes of the mark-to-market election.

If a U.S. Holder makes an effective mark-to-market election, for each year that the Bank is a PFIC such holder will include as ordinary income the excess of the fair market value of such holder’s common shares at the end of the year over such holder’s adjusted tax basis in the common shares. A U.S. Holder will be entitled to deduct as an ordinary loss in each such year the excess of such holder’s adjusted tax basis in the common shares over their fair market value at the end of the year, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. In addition, upon the sale or other taxable disposition of the common shares in a year that the Bank is a PFIC, any gain will be treated as ordinary income and any loss will be treated as ordinary loss, but such loss will only be treated as ordinary loss to the extent of the net amount previously included in income as a result of the mark-to-market election.

A U.S. Holder’s adjusted tax basis in the common shares will be increased by the amount of any income inclusion and decreased by the amount of any deductions under the mark-to-market rules. If a U.S. Holder makes a mark-to-market election it will be effective for the taxable year for which the election is made and all subsequent taxable years unless the common shares are no longer regularly traded on a qualified exchange or other market, or the IRS consents to the revocation of the election. However, because a mark-to-market election cannot be made for any lower-tier PFICs that the Bank may own (as discussed above), a U.S. Holder will generally continue to be subject to the rules discussed above regarding excess distributions and recognized gains with respect its indirect interest in any such lower-tier PFIC. U.S. Holders are urged to consult their own tax advisors about the availability of the mark-to-market election, and whether making the election would be advisable in their particular circumstances.

Alternatively, holders of shares in a PFIC can sometimes avoid the PFIC rules described above regarding excess distributions and recognized gains with respect to the stock they own in a PFIC by electing to treat such PFIC as a “qualified electing fund” under Section 1295 of the Code. However, this option will not be available to holders of common shares because the Bank does not intend to comply with the requirements necessary to permit U.S. Holders to make this election.

U.S. Holders are urged to consult their own tax advisors concerning the U.S. federal income tax consequences of owning or disposing of common shares if the Bank is considered a PFIC in any taxable year.

Sale, Exchange or Other Taxable Disposition of Common Shares

For U.S. federal income tax purposes, a U.S. Holder will recognize taxable gain or loss on any sale, exchange or other taxable disposition of the common shares in an amount equal to the difference between the amount realized for the common shares and such holder’s adjusted tax basis in the common shares, both determined in U.S. dollars. Subject to the discussion under “—Passive Foreign Investment Company” above, such gain or loss will generally be capital gain or loss and will be long-term capital gain or loss if at the time of sale, exchange or other taxable disposition, the common shares have been held for more than one year. Long-term capital gains of non-corporate U.S. Holders (including individuals) are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations. Any gain or loss recognized by a U.S. Holder will generally be treated as U.S.-source gain or loss for purposes of the foreign tax credit.

Other Securities

If a U.S. Holder is considering the purchase of preferred shares, warrants, subscription receipts or units, such holder should carefully examine the applicable supplement regarding the special U.S. federal income tax consequences, if any, of the holding and disposition of such securities, including any tax considerations relating to the specific terms of such securities.

Additional Medicare Tax on Unearned Income

Certain U.S. Holders, including individuals and estates and trusts, will be subject to an additional 3.8% Medicare tax on unearned income. For individual U.S. Holders, the additional Medicare tax applies to the lesser of (i) “net investment income,” or (ii) the excess of “modified adjusted gross income” over U.S.$200,000 (U.S.$250,000 if married and filing jointly or U.S.$125,000 if married and filing separately). “Net investment income” generally equals the taxpayer’s gross investment income reduced by the deductions that are allocable to such income. Investment income generally includes passive income such as interest, dividends, annuities, royalties, rents, and capital gains. U.S. Holders are urged to consult their own tax advisors regarding the implications of the additional Medicare tax resulting from an investment in the debt securities or common shares.

Information Reporting and Backup Withholding

In general, information reporting requirements will apply to payments to U.S. Holders (other than certain exempt recipients) of (i) principal, interest (including any OID) and premium on debt securities, (ii) dividends on common shares and (iii) the proceeds of the sale or other taxable disposition of a debt security or a common share. A backup withholding tax may apply to such payments if the U.S. Holder (other than certain exempt recipients) fails to provide a taxpayer identification number, fails to certify that it is not subject to backup withholding or fails to report in full dividend and interest income.

Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against a U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Individual U.S. Holders (and certain entities) that own “specified foreign financial assets” may be required to include certain information with respect to such assets with their U.S. federal income tax return. U.S. Holders are urged to consult their own tax advisors regarding such requirements with respect to the debt securities and common shares.

Additional Withholding Requirements

FATCA encourages foreign financial institutions to report information about their U.S. account holders (including holders of certain equity or debt interests) to the IRS. Foreign financial institutions that fail to comply with the withholding and reporting requirements of FATCA and certain holders that do not provide sufficient information about their U.S. account holders or owners may be subject to a 30% withholding tax on certain payments they receive, including “foreign passthru payments” made by foreign financial institutions such as the Bank. The term “foreign passthru payment” is not currently defined in Treasury Regulations. Debt obligations that give rise to foreign passthru payments are grandfathered from FATCA withholding if the obligation is executed on or before the date that is six months after the date on which final regulations defining the term “foreign passthru payment” are adopted. Even if the debt securities are not grandfathered from FATCA withholding as described above, pursuant to proposed Treasury Regulations (the preamble to which indicates that taxpayers may rely on them prior to their finalization), any such withholding with respect to the debt securities or common shares on foreign passthru payments would not begin before the date that is two years after the date on which final regulations defining the term “foreign passthru payment” are adopted.

As discussed above, since the term “foreign passthru payment” is not defined in Treasury Regulations, the future application of FATCA withholding tax on foreign passthru payments to holders of debt securities or common shares is uncertain. If a holder of debt securities or common shares is subject to withholding there will be no additional amounts payable by way of compensation to the holder of debt securities or common shares for the deducted amount. Holders of debt securities or common shares should consult their own tax advisors regarding this legislation in light of such holder’s particular situation.

Canadian Taxation

The following is, as of the date hereof, a summary of the principal Canadian federal income tax considerations under the Income Tax Act (Canada) and the regulations promulgated thereunder (collectively, the “Canadian Tax Act”) generally applicable to a holder who acquires beneficial ownership of a debt security or a common share upon the initial issuance of the security by the Bank pursuant to this prospectus and any applicable supplement, or a common share of the Bank or any affiliate of the Bank that is a corporation resident or deemed resident in Canada upon a bail-in conversion of the debt security, and who, for the purposes of the Canadian Tax Act and at all relevant times, (i) is not (and is not deemed to be) resident in Canada, (ii) deals at arm’s length with and is not affiliated with the Bank, any affiliate of the Bank, or any underwriter and any Canadian resident (or deemed Canadian resident) to whom the holder assigns or otherwise transfers the security, (iii) is entitled to receive all payments (including any interest, principal and dividends, as applicable) made on the security as beneficial owner, (iv) is not, and deals at arm’s length with each person who is, a “specified shareholder” (within the meaning of subsection 18(5) of the Canadian Tax Act) of the Bank or any affiliate of the Bank, (v) does not use or hold and is not deemed to use or hold the security in or in the course of carrying on a business in Canada, (vi) is not an insurer carrying on an insurance business in Canada and elsewhere, and (vii) is not an entity in respect of which the Bank or any affiliate of the Bank is a “specified entity” (within the meaning of subsection 18.4(1) of the Canadian Tax Act) (a “Non-resident Holder”). A “specified shareholder” for these purposes generally includes a person who (either alone or together with persons with whom that person is not dealing at arm’s length) owns or has the right to acquire or control 25% or more of the Bank’s shares determined on a votes or fair market value basis. This summary assumes that no amount paid or payable in respect of the securities (including in respect of any disposition of the securities) will be the deduction component of a “hybrid mismatch arrangement” under which the payment arises within the meaning of paragraph 18.4(3)(b) of the Canadian Tax Act.

This summary does not apply to securities described in this prospectus that are (i) debt securities that are subject to the NVCC Provisions discussed above under “Description of the Debt Securities”; (ii) except for bail-inable debt securities, securities that are convertible or exchangeable for other securities; (iii) preferred shares; (iv) warrants; (v) subscription receipts; or (vi) units. Non-resident Holders should review the applicable supplement related thereto and consult their own tax advisors.

This summary is based upon the current provisions of the Canadian Tax Act in force as of the date hereof, all specific proposals to amend the Canadian Tax Act publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Tax Proposals”) and the current administrative policies of the Canada Revenue Agency (the “CRA”) published in writing by the CRA prior to the date hereof. This summary is not exhaustive of all possible Canadian federal income tax considerations relevant to an investment in securities and, except for the Tax Proposals, does not take into account or anticipate any changes in law or administrative policies or assessing practices of the CRA, whether by way of legislative, governmental or judicial decision or action, nor does it take into account or consider any other federal tax considerations or any provincial, territorial or foreign tax considerations, which may differ materially from those discussed herein. While this summary assumes that the Tax Proposals will be enacted in the form proposed, no assurance can be given that this will be the case, and no assurance can be given that judicial, legislative or administrative changes will not modify or change the statements below.

The following is only a general summary of certain Canadian federal non-resident withholding and other tax provisions which may affect a Non-resident Holder of the securities. This summary is not, and is not intended to be, and should not be construed to be, legal or tax advice to any particular Non-resident Holder and no representation with respect to the income tax consequences to any particular Non-resident Holder is made. Persons considering investing in securities described in this prospectus should consult their own tax advisors with respect to the tax consequences of acquiring, holding and disposing of the securities having regard to their own particular circumstances.

Material Canadian federal income tax considerations applicable to securities may be described particularly in the supplement related thereto, when such securities are offered. In the event the material Canadian federal income tax considerations are described in the applicable supplement, the following description will be superseded by the description in such supplement to the extent indicated therein.

For the purposes of the Canadian Tax Act, all amounts not otherwise expressed in Canadian dollars must be converted into Canadian dollars based on the single day exchange rate as quoted by the Bank of Canada for the applicable day or such other rate of exchange that is acceptable to the Minister of National Revenue (Canada).

Debt Securities

Interest (including amounts on account or in lieu of payment of, or in satisfaction of, interest) paid or credited, or deemed to be paid or credited, on a debt security to a Non-resident Holder will not be subject to Canadian non-resident withholding tax unless all or any part of such interest is participating debt interest. “Participating debt interest” is defined in the Canadian Tax Act generally as interest (other than on a “prescribed obligation” described below) all or any portion of which is contingent or dependent on the use of or production from property in Canada or is computed by reference to revenue, profit, cash flow, commodity price or any other similar criterion or by reference to dividends paid or payable to shareholders of any class or series of shares of the capital stock of a corporation. A “prescribed obligation” for this purpose is an “indexed debt obligation,” as defined in the Canadian Tax Act, in respect of which no amount payable is contingent or dependent upon the use of or production from property in Canada or is computed by reference to revenue, profit, cash flow, commodity price or any other similar criterion, other than a change in the purchasing power of money, or by reference to dividends paid or payable to shareholders of any class or series of shares of the capital stock of a corporation. An “indexed debt obligation” is a debt obligation the terms or conditions of which provide for an adjustment to an amount payable in respect of the obligation for a period during which the obligation was outstanding that is determined by reference to a change in the purchasing power of money.

In the event that a debt security is redeemed, cancelled, purchased or repurchased by the Bank or any other person resident or deemed to be resident in Canada from a Non-resident Holder or is otherwise assigned or transferred by a Non-resident Holder to a person resident or deemed to be resident in Canada for an amount which exceeds, generally, the issue price thereof, all or part of any such excess may, in certain circumstances, be deemed to be interest and may, together with any interest that has accrued or is deemed to have accrued on the debt security to that time, be subject to Canadian non-resident withholding tax. Such withholding tax will apply if all or any part of such deemed interest is participating debt interest unless, in certain circumstances, the debt security is considered to be an “excluded obligation” for the purposes of the Canadian Tax Act. A debt security which is not an indexed debt obligation (described above) and which was issued for an amount not less than 97% of its principal amount (as defined in the Canadian Tax Act), and the yield from the debt security, expressed in terms of an annual rate (determined in accordance with the Canadian Tax Act) on the amount for which the debt security was issued, does not exceed 4/3 of the interest stipulated to be payable on the debt security, expressed in terms of an annual rate on the outstanding principal amount from time to time, will be an excluded obligation for this purpose.

If applicable, the normal rate of Canadian non-resident withholding tax is 25% but such rate may be reduced under the terms of an applicable income tax treaty or convention.

Generally, there are no other Canadian taxes on income (including taxable capital gains) payable by a Non-resident Holder under the Canadian Tax Act solely as a consequence of the acquisition, ownership or disposition of debt securities by the Non-resident Holder.

Common Shares

Dividends

Dividends paid or credited or deemed to be paid or credited to a Non-resident Holder on common shares of the Bank or of any affiliate of the Bank that is a corporation resident or deemed to be resident in Canada will be subject to Canadian non-resident withholding tax at a rate of 25% but such rate may be reduced under an applicable income tax treaty or convention.

Dispositions

A Non-resident Holder will not be subject to tax under the Canadian Tax Act on any capital gain realized on a disposition or deemed disposition of any common shares of the Bank or of any affiliate of the Bank that is a corporation resident or deemed to be resident in Canada unless the common shares constitute “taxable Canadian property” to the Non-resident Holder for purposes of the Canadian Tax Act at the time of their disposition, and such Non-resident Holder is not entitled to relief pursuant to the provisions of an applicable income tax treaty or convention.

Generally, the common shares of the Bank or of any such affiliate will not constitute taxable Canadian property to a Non-resident Holder provided that they are listed on a designated stock exchange (which includes the TSX and NYSE) at the time of the disposition, unless, at any particular time during the 60-month period that ends at that time the following conditions are met concurrently: (i) one or any combination of (a) the Non-resident Holder, (b) persons with whom the Non-resident Holder did not deal at arm’s length, or (c) partnerships in which the Non-resident Holder or a person described in (b) holds a membership interest directly or indirectly through one or more partnerships, owned 25% or more of the issued shares of any class or series of the issuer’s share capital and (ii) more than 50% of the fair market value of the common shares of the issuer was derived directly or indirectly from one or any combination of (a) real or immovable property situated in Canada, (b) Canadian resource properties (as defined in the Canadian Tax Act), (c) timber resource properties (as defined in the Canadian Tax Act), and (d) an option, an interest or right in any of the foregoing property, whether or not such property exists. Notwithstanding the foregoing, a common share of the Bank or of any such affiliate may be deemed to be “taxable Canadian property” in certain other circumstances. Non-resident Holders whose common shares of the Bank or of any such affiliate may constitute taxable Canadian property should consult their own tax advisers with respect their particular circumstances.

Common Reporting Standard

Similar to FATCA, under the Organisation for Economic Co-operation and Development (“OECD”) initiative for the automatic exchange of information, many countries have committed to automatic exchange of information relating to accounts held by tax residents of signatory countries, including Canada, using a common reporting standard (“CRS”).

The CRS requires Canadian financial institutions to report certain information concerning certain investors resident in participating countries to the CRA and to follow certain due diligence procedures. The CRA will then provide such information on a bilateral, reciprocal basis to the tax authorities in the applicable investors’ countries of residence, where required under the CRS. The Bank will meet all obligations imposed under the CRS.

BENEFIT PLAN INVESTOR CONSIDERATIONS

A fiduciary of a pension, profit-sharing or other employee benefit plan (each, an “employee benefit plan”) subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), should consider the fiduciary standards of ERISA in the context of the employee benefit plan’s particular circumstances before authorizing an investment in any securities. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the employee benefit plan, and whether the investment would involve a prohibited transaction under Section 406 of ERISA or Section 4975 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”).

Section 406 of ERISA and Section 4975 of the Code prohibit (i) employee benefit plans which are subject to Title I of ERISA, (ii) “plans” defined in Section 4975 of the Code (including individual retirement accounts and “Keogh” plans) which are subject to Section 4975 of the Code and (iii) entities whose underlying assets are considered to include “plan assets” of any employee benefit plan subject to Title I of ERISA or plan subject to Section 4975 of the Code (each of the foregoing described in clauses (i), (ii) and (iii) referred to herein as a “covered plan”), from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code (“parties in interest” and “disqualified persons” are collectively referred to herein as “parties in interest”) with respect to the covered plan. A violation of these prohibited transaction rules may result in civil penalties or other liabilities under ERISA and/or an excise tax under Section 4975 of the Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. In addition, the fiduciary of the covered plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and Section 4975 of the Code.

Because of our business, we and our current and future affiliates may be parties in interest with respect to many covered plans. The acquisition, holding or, if applicable, exchange, of securities by a covered plan with respect to which we or any of our affiliates is or becomes a party in interest may constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code, unless the security is acquired and held pursuant to and in accordance with an applicable exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions, or “PTCEs,” that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase or holding of a security. These exemptions include, without limitation:

•	PTCE 84-14, an exemption for certain transactions determined or effected by independent qualified professional asset managers;

•	PTCE 90-1, an exemption for certain transactions involving insurance company pooled separate accounts;

•	PTCE 91-38, an exemption for certain transactions involving bank collective investment funds;

•	PTCE 95-60, an exemption for transactions involving certain insurance company general accounts; and

•	PTCE 96-23, an exemption for plan asset transactions managed by in-house asset managers.

In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide statutory exemptive relief for certain arm’s length transactions with a person that is a party in interest solely by reason of providing services to covered plans or being related to such a service provider. Under these provisions, the purchase and sale of a security should not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, provided that neither the issuer of the security nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any covered plan involved in the transaction, and provided further that the covered plan pays no more and receives no less than “adequate consideration” in connection with the transaction.

Each of the above-noted exemptions contains conditions and limitations on its application. Fiduciaries of covered plans considering acquiring and/or holding a security in reliance on these or any other exemption should carefully review the exemption in consultation with counsel to assure it is applicable. There can be no assurance that any such exemptions will be available, or that all of the conditions of any such exemptions will be satisfied, with respect to transactions involving any securities. Therefore, securities should not be purchased or held by any person investing “plan assets” of any covered plan unless such purchase and holding will not constitute or result in a non-exempt prohibited transaction under ERISA and the Code.

In addition to the prohibited transaction considerations noted above, ERISA and the regulations promulgated thereunder by the U.S. Department of Labor, as modified by Section 3(42) of ERISA (the “plan asset regulations”), provide that if a covered plan invests in an “equity interest” of an entity that is neither a “publicly-offered security” (as defined in the plan asset regulations) nor a security issued by an investment company registered under the U.S. Investment Company Act of 1940, as amended (the “investment company act”), the covered plan’s assets will include both the equity interest and an undivided interest in each of the entity’s underlying assets, unless it is established that the entity is an “operating company” or that “benefit plan investors” (within the meaning of the plan asset regulations) own less than 25% of the total value of each class of equity interests in the entity. An “operating company” is defined under the plan asset regulations as an entity that is primarily engaged, directly or through a majority owned subsidiary or subsidiaries, in the production or sale of a product or service other than the investment of capital. It is not anticipated that the Class A First Preferred Shares will constitute “publicly-offered securities” or that the Bank will register under the Investment Company Act, and the Bank will not monitor whether “benefit plan investors” will own 25% or more of the total value of any class of equity interests in the Bank. That said, while no assurance can be given, we believe that the Bank should qualify as an “operating company” within the meaning of the plan asset regulations. If the underlying assets of the Bank were deemed to be “plan assets” of a covered plan, this would result, among other things, in the application of the prudence and other fiduciary responsibility standards of ERISA to activities engaged in by the Bank and the possibility that certain transactions in which the Bank might seek to engage could constitute “prohibited transactions” under ERISA and the Code.

Certain employee benefit plans and arrangements including those that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (collectively referred to herein as “non-covered plan arrangements” and together with covered plans, collectively referred to herein as “plans”) are not subject to the fiduciary responsibility or prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code but may be subject to similar provisions under other applicable U.S. or non-U.S. federal, state, local or other regulations, rules or laws (collectively, “similar laws”).

Accordingly, by acceptance of a security or any interest therein, each purchaser and holder of securities or any interest therein will be deemed to have represented by its purchase and holding of the securities that either (1) it is not a covered plan and is not purchasing any securities or interest therein on behalf of or with “plan assets” of any covered plan or (2) the purchase, holding and subsequent disposition of the securities or any interest therein will not constitute or result in a non-exempt prohibited transaction under Title I of ERISA or Section 4975 of the Code. In addition, any purchaser or holder of securities or any interest therein which is a non-covered plan arrangement or is purchasing or holding any securities or any interest therein with “plan assets” of any non-covered plan arrangement will be deemed to have represented by its purchase or holding of the securities that its purchase, holding and subsequent disposition of the securities or any interest therein will not violate any applicable similar law.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing securities on behalf of or with “plan assets” of any covered plan or non-covered plan arrangement consult with their counsel regarding the availability of exemptive relief under any of the PTCEs listed above or some other basis on which such purchase and holding is not prohibited, or the potential consequences of any purchase, holding or exchange under similar laws, as applicable.

Each purchaser and holder of securities has exclusive responsibility for ensuring that its purchase and holding of the securities does not violate the fiduciary or prohibited transaction rules of Title I of ERISA, Section 4975 of the Code or any applicable similar laws. Neither this discussion nor anything provided in this prospectus is, or is intended to be, investment advice directed at any particular plan, or at plans generally, and such purchasers of any of our securities should consult and rely on their own counsel and advisers as to whether an investment in our securities is suitable for the plan. The sale of any securities to any plan is in no respect a representation by us, the underwriters, dealers or agents, or any of our or their respective affiliates or representatives, that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

We may sell any series of securities described herein at any time after effectiveness of the Registration Statement of which this prospectus forms a part in one or more of the following ways from time to time:

•	through underwriters or dealers;

•	through agents; or

•	directly to one or more purchasers.

The offered securities may be distributed periodically in one or more transactions at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to the prevailing market prices; or

•	negotiated prices.

An applicable prospectus supplement may include:

•	the initial public offering price;

•	the names of any underwriters, dealers or agents;

•	the purchase price of the securities;

•	our proceeds from the sale of the securities;

•	any underwriting discounts or agency fees and other underwriters’ or agents’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers;

•	the place and time of delivery of the securities; and

•	any securities exchange on which the securities may be listed.

If underwriters are used in the sale, they will buy the securities for their own account. The underwriters may then resell the securities in one or more transactions, at any time or times at a fixed public offering price or at varying prices. The underwriters may change from time to time any fixed public offering price and any discounts or commissions allowed or re-allowed or paid to dealers. If dealers are utilized in the sale of the securities, we will sell the securities to the dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers.

In connection with the offering of securities, we may grant to the underwriters an option to purchase additional securities to cover over-allotments, if any, at the initial public offering price (with an additional underwriting commission), as may be set forth in the prospectus supplement for such securities. If we grant any over-allotment option, the terms of the option will be set forth in the prospectus supplement for the securities.

This prospectus may be delivered by underwriters and dealers in connection with short sales undertaken to hedge exposures under commitments to acquire our securities to be issued on a delayed or contingent basis.

Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act. Any discounts or commissions that we pay them and any profit they receive when they resell the securities may be treated as underwriting discounts and commissions under that Act. We may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, to contribute with respect to payments which they may be required to make in respect of such liabilities and to reimburse them for certain expenses.

Each series of offered securities will be a new issue of securities and will have no established trading market. Securities may or may not be listed on a national or foreign securities exchange or automated quotation system. Any underwriters or agents to whom securities are sold for public offering or sale may make, but are not required to make, a market in the securities, and the underwriters or agents may discontinue making a market in the securities at any time without notice. No assurance can be given as to the liquidity or the existence of trading markets for any securities.

Any underwriters utilized may engage in stabilizing transactions and syndicate covering transactions in accordance with Rule 104 of Regulation M under the Exchange Act. Stabilizing transactions permit bids to purchase the offered securities or any underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. Such stabilizing transactions and syndicate covering transactions may cause the price of the offered securities to be higher than would be the case in the absence of such transactions.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. The prospectus supplement or pricing supplement may provide that the original issue date for a series of securities may be more than one scheduled business day after the trade date for the securities. Accordingly, in such a case, if you wish to trade the securities on any date prior to the business day immediately before the original issue date for the securities, you will be required, by virtue of the fact that the securities initially are expected to settle in more than one scheduled business day after the trade date for the securities, to make alternative settlement arrangements to prevent a failed settlement.

Market-Making Resales By the Bank and its Affiliates

This prospectus may be used by the Bank, TD Securities (USA) LLC or certain other of the Bank’s affiliates (the “Market Makers”) in connection with offers and sales of the securities in market-making transactions. A Market Maker may engage in market-making transactions only in those jurisdictions in which it has all necessary governmental and regulatory authorizations for such activity. In a market-making transaction, a Market Maker may resell a debt security it acquires from other holders, after the original offering and sale of the debt security. Resales of this kind may occur in the open market or may be privately negotiated, at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, a Market Maker may act as principal or agent, including as agent for the counterparty in a transaction in which the Market Maker acts as principal, or as agent for both counterparties in a transaction in which the Market Maker does not act as principal. The Market Makers may receive compensation in the form of mark-ups or mark-downs, including from both counterparties in some cases.

The securities to be sold in market-making transactions include securities to be issued after the date of this prospectus, as well as securities previously issued.

The Bank does not expect to receive any proceeds from market-making transactions except to the extent the Bank is entitled to the proceeds of sales of securities made by it in such transactions. The Bank does not expect that the Market Makers will pay any proceeds from their market-making resales to it.

Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.

Unless we or an agent informs you in your confirmation of sale that your securities are being purchased in their original offering and sale, you may assume that you are purchasing your securities in a market-making transaction.

Conflicts of Interest

Some of the underwriters, dealers and agents and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the underwriters, dealers and agents and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters, dealers and agents or their affiliates have a lending relationship with us, certain of those underwriters, dealers and agents or their affiliates routinely hedge, and certain other of those underwriters, dealers and agents or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters, dealers and agents and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the securities offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the securities offered hereby. The underwriters, dealers and agents and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

The Bank and certain of its affiliates will continue to engage, including during the offering of the securities, in various dealing and brokerage activities involving common shares when and to the extent permitted by applicable law. Among other things, the Bank and certain of its affiliates, as the case may be, intend (i) to provide liquidity to the market by purchasing and selling common shares for their own account or to facilitate customer transactions; (ii) to make a market, from time to time, in derivatives (such as options, warrants, convertible securities and other instruments) relating to common shares for their own account and the accounts of their customers; (iii) to engage in trades in common shares for their own account and the accounts of their customers for the purpose of hedging their positions established in connection with the derivatives market making described above; (iv) to market and sell to customers funds which include common shares; (v) to provide to customers investment advice and financial planning guidance which may include information about common shares, (vi) to engage in unsolicited brokerage transactions in common shares and derivatives thereon with their customers; (vii) to trade in common shares and derivatives thereon as part of their asset management activities for the accounts of their customers, (viii) to borrow stock and to lend and take collateral and (ix) to trade pursuant to employee incentive plans. These market activities have occurred and are expected to continue to occur both outside and, to a lesser extent, inside the United States, solely in the ordinary course of business and not in contemplation of the offering of the securities.

Our affiliate, TD Securities (USA) LLC, may participate in the distribution of the securities as an underwriter, dealer or agent. Any offering of securities in which TD Securities (USA) LLC, our affiliate, participates as an underwriter, dealer or agent, will be conducted in compliance with the applicable requirements of Rule 5121 of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

LIMITATIONS ON ENFORCEMENT OF U.S. LAWS AGAINST THE BANK, OUR MANAGEMENT AND OTHERS

We are a Canadian chartered bank. Many of our directors and executive officers, including many of the persons who signed the Registration Statement on Form F-3, of which this prospectus is a part, and some of the experts named in this prospectus, reside outside the United States, and a substantial portion of our assets and all or a substantial portion of the assets of such persons are located outside the United States. As a result, it may be difficult for you to effect service of process within the United States upon such persons to enforce against them judgments of the courts of the United States predicated upon, among other things, the civil liability provisions of the federal securities laws of the United States. In addition, it may be difficult for you to enforce, in original actions brought in courts in jurisdictions located outside the United States, among other things, civil liabilities predicated upon such securities laws.

We have been advised by our Canadian counsel, McCarthy Tétrault LLP, that a judgment of a United States court may be enforceable in Canada if: (a) there is a real and substantial connection between the events, persons and circumstances and the United States proceedings such that the United States court properly assumed jurisdiction; (b) the United States judgment is final and conclusive; (c) the defendant was properly served with originating process from the United States court; and (d) the United States law that led to the judgment is not contrary to Canadian public policy, as that term would be applied by a Canadian court. We are advised that in normal circumstances, only civil judgments and not other rights arising from United States securities legislation (for example, penal or similar awards made by a court in a regulatory prosecution or proceeding) are enforceable in Canada. The enforceability of a United States judgment in Canada will be subject to the requirements that: (i) an action to enforce the United States judgment must be commenced in the Ontario court within any applicable limitation period; (ii) the Ontario Court has discretion to stay or decline to hear an action on the United States judgment if the United States judgment is under appeal or there is another subsisting judgment in any jurisdiction relating to the same cause of action; (iii) the Ontario Court will render judgment only in Canadian dollars; and (iv) an action in the Ontario Court on the United States judgment may be affected by bankruptcy, insolvency or other laws of general application limiting the enforcement of creditors’ rights generally. The enforceability of a United States judgment in Canada will be subject to the following defenses: (i) the United States judgment was obtained by fraud or in a manner contrary to the principles of natural justice; (ii) the United States judgment is for a claim which under Ontario law would be characterized as based on a foreign revenue, expropriatory, penal or other public law; (iii) the United States judgment is contrary to Ontario public policy or to an order made by the Attorney General of Canada under the Foreign Extraterritorial Measures Act (Canada) or by the Competition Tribunal under the Competition Act (Canada) in respect of certain judgments referred to in these statutes; and (iv) the United States judgment has been satisfied or is void or voidable under United States law.

LEGAL MATTERS

The validity of the debt securities and the units will be passed upon by Simpson Thacher & Bartlett LLP, New York, New York, as to matters of New York law, and by McCarthy Tétrault LLP, Toronto, Ontario, as to matters of Canadian law and applicable matters of Ontario law. The validity of certain of the debt securities and the structured warrants will be passed upon by Fried, Frank, Harris, Shriver & Jacobson LLP, New York, New York, special products counsel to the Bank, as to matters of New York law. The validity of the preferred shares, common shares, warrants and subscription receipts will be passed upon by McCarthy Tétrault LLP, Toronto, Ontario. Davis Polk & Wardwell LLP, New York, New York will issue an opinion as to certain legal matters for the agents or underwriters.

EXPERTS

The consolidated financial statements of the Bank appearing in the 2024 Annual Report for the year ended October 31, 2024 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated expenses in connection with the offerings hereunder, other than underwriting discounts and commissions, are as follows (in U.S. dollars):

Registration Statement filing fee	$11,482,500
Trustees’ and Transfer Agents’ fees and expenses	$50,000
Legal fees and expenses	$500,000
Accounting fees and expenses	$75,000
Printing costs	$130,000
Miscellaneous	$262,500

Total	$12,500,000